UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

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AMC Networks Inc.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Dear Stockholder:

You are cordially invited to attend our annual meeting of stockholders, which is being held on Wednesday, June 8, 2016 at 10:00 a.m. Eastern Time at The Paley Center for Media, 25 West 52nd Street, New York, New York 10019.

2015 was a year of notable success for AMC Networks Inc. We delivered strong financial performance and successfully integrated the business of BBC AMERICA. The Company continued to successfully develop outstanding original programming and significantly increased ratings at each of our networks, which included the following achievements:

•

The Walking Dead continued to be the number one show on all of television. AMC was designated as a top 5 cable network in primetime and debuted three new series: Fear the Walking Dead, Better Call Saul and Into the Badlands with each of the series breaking rating records.

•	BBC AMERICA had its best year ever in total viewers. Doctor Who ranked among cable’s top ten returning drama premieres in 2015.

•	SundanceTV was selected as the fastest growing entertainment network in 2015 growing its viewership by 68%.

•	In 2015, AMC Networks International launched the AMC channel worldwide and premiered Fear the Walking Dead making AMC a top 10 network in key markets across Europe, Latin America and the Middle East.

We continued to engage with our stockholders throughout the year on a range of topics including the Company’s Board, governance and executive compensation practices. We remain focused on executing our strategy and are well positioned to capitalize on future opportunities to maintain strong growth.

I look forward to seeing you at the meeting, where you will have an opportunity to ask questions and to meet your directors and executives.

Sincerely yours,

Charles F. Dolan Executive Chairman

April 28, 2016

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of

AMC Networks Inc.

The Annual Meeting of Stockholders of AMC Networks Inc. (the “Company”) will be held at The Paley Center for Media, 25 West 52nd Street, New York, New York 10019 on Wednesday, June 8, 2016, at 10:00 a.m. Eastern Time to consider and vote upon the following proposals:

1.	Election of Directors.

2.	Ratification of appointment of independent registered public accounting firm.

3.	Approval of the Company’s 2016 Employee Stock Plan.

4.	Approval of the Company’s 2016 Executive Cash Incentive Plan.

5.	Conduct such other business properly brought before the meeting.

Only stockholders of record on April 12, 2016 may vote at the meeting.

The Company is pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the impact of the Company’s annual meeting on the environment.

Your vote is important. We urge you to vote as soon as possible by telephone, over the Internet or by mailing a proxy card. If you choose to vote by mail, please sign and return the proxy card in the envelope provided.

ADMISSION TICKET REQUIRED FOR ADMISSION TO THE ANNUAL MEETING

An admission ticket is required if you wish to attend the annual meeting in person. You can obtain and print your admission ticket at www.proxyvote.com or call 844-318-0137. You will need the 16-digit control number which can be found on your Notice of Internet Availability of Proxy Materials, voter instruction form and proxy card. For more details, see General Information, “How do I attend the 2016 Annual Meeting in person? What do I need to bring?” of the Proxy Statement.

By order of the Board of Directors,

Anne G. Kelly Senior Vice President and Secretary

New York, New York

April 28, 2016

PROXY STATEMENT SUMMARY

We present here a summary of important information in this proxy statement. Please review the complete proxy statement before you vote.

2015 Business Highlights

2015 was a very successful year for AMC Networks Inc. Our strategy of creating compelling original, high-quality programming delivered strong financial results.

•	Net revenues increased 18.6% to $2.581 billion

•	Adjusted operating cash flow (AOCF) increased 27.1% to $838 million

•	Operating income increased 29.8% to $709 million

•	Net income attributable to AMC Networks’ stockholders increased 40.6% to $367 million

We premiered three new AMC original series, Fear the Walking Dead, Better Call Saul and Into the Badlands, all of which broke ratings records. Our television and film content continued to receive widespread critical praise and industry honors. We successfully integrated the business of BBC AMERICA and continued to build and expand our international business into key markets across Europe and Latin America.

2015 Financial Results	New Programming in 2015

(1) Comparative results were affected by the Chellomedia and BBC AMERICA acquisitions in 2014.

Corporate Governance Highlights

Our status as a controlled company notwithstanding, we are committed to ensuring that our Board is accountable to and acts in the best interests of all our stockholders. We have implemented a number of strong governance practices and policies to promote independent leadership in the boardroom and the protection of stockholder rights.

Commitment to Sound Governance Practices as a Controlled Company
✓	Annual election of directors, with directors serving one-year terms
✓	Robust director nomination criteria, including consideration for diversity of perspectives, backgrounds and experiences relevant to the Company’s strategic priorities, and ability to serve the interests of both Class A and Class B stockholders
✓	Independent Board committees, with Audit and Compensation comprised 100% of independent directors
✓	Executive sessions with only independent Class A Directors at least twice a year
✓	Effective Board self-evaluations conducted at least annually
✓	Continuing director education opportunities on topics relevant to the Company’s strategy
✓	Regular engagement with stockholders regarding Company performance and strategy, our Board and corporate governance practices, and our executive compensation program

i

Director Nominees

The Board has nominated fourteen director candidates; five Class A nominees and nine Class B nominees. Each director is nominated for a term to expire at the 2017 annual meeting of the Company’s stockholders. Our Class A nominees are elected by our Class A stockholders and have significant business leadership experience, management experience, and extensive knowledge of the media industry. Our Class B nominees are elected by Class B stockholders and have significant industry and leadership experience, and a long history of institutional knowledge of the Company. See Proposal 1 — Election of Directors, “Directors Elected By Class A Common Stockholders” and “Directors Elected By Class B Common Stockholders” of the Proxy Statement for detailed information about each director’s background, skills and qualifications.

Name	Director Since	Principal Occupation	Committees
Directors Elected By Class A Common Stockholders
Jonathan F. Miller	2013	• Partner, Advancit Capital	Compensation
Leonard Tow	2011	• Chief Executive Officer, New Century Holdings LLC	Compensation (Chair); Audit
David E. Van Zandt	2015	• President, The New School • Special General Counsel and Adviser, Artal Group S.A. and The Invus Group, LLC	Audit
Carl E. Vogel	2013	• Industry Advisor, Kohlberg Kravis Roberts & Co. L.P. • Senior Advisor, DISH Network Corporation • President, Bulldog Capital, Inc.	Audit (Chair); Compensation
Robert C. Wright	2011	• Senior Advisor, Thomas H. Lee Capital	—
Directors Elected By Class B Common Stockholders
William J. Bell	2011	• Former Vice Chairman and Chief Financial Officer, Cablevision Systems Corporation	—
Charles F. Dolan Executive Chairman	2011	• Executive Chairman, AMC Networks Inc. • Chairman, Cablevision Systems Corporation	—
James L. Dolan	2011	• Chief Executive Officer, Cablevision Systems Corporation • Executive Chairman, MSG Networks Inc. • Executive Chairman, The Madison Square Garden Company	—
Kristin A. Dolan	2011	• Chief Operating Officer, Cablevision Systems Corporation	—
Patrick F. Dolan	2011	• President, News 12 Networks	—
Thomas C. Dolan	2011	• Executive Vice President-Strategy and Development, Office of the Chairman, Cablevision Systems Corporation	—
Brian G. Sweeney	2011	• President and Chief Financial Officer, Cablevision Systems Corporation	—
Vincent Tese	Director nominee	• Former Chief Executive Officer of the New York State Urban Development Corporation • Executive Chairman of Florida Community Bank • Chairman of Bond Street Holdings, LLC and ICE Clear Credit LLC	—
Marianne Dolan Weber	2011	• Former Chairman, The Dolan Family Foundation and The Dolan Children’s Foundation	—

ii

Executive Compensation Highlights

AMC Networks Inc. places great importance on its ability to attract, retain, motivate and reward experienced executive officers. The Company strives to do so by developing executive compensation policies and programs that are consistent with, explicitly linked to, and supportive of, the strategic objectives of growing the Company’s businesses and maximizing stockholder value. In particular, we believe that the majority of compensation should be at risk and contingent on Company performance, with particular emphasis on long-term, equity-based incentive compensation.

As part of the annual evaluation of the Company’s compensation program, and in consideration of stockholder interests and feedback, the Compensation Committee made changes to the compensation program for 2015 and 2016, as detailed in the graphic below.

2015 CEO Annual Pay Mix*	Key Changes to the Executive Compensation Program
	2015	• Updated the Company’s peer group to better align with the Company’s growth of its core business and significant expansion of its international operations
	2016	• Replaced long-term cash performance awards with long-term performance restricted stock units in the long-term incentive program

*	Excludes one time awards.

iii

GENERAL INFORMATION	83
Directors Elected By Class A Common Stockholders	ii

Directors Elected By Class B Common Stockholders	ii

OTHER MATTERS	87

APPENDIX A — 2016 EMPLOYEE STOCK PLAN	A-1

APPENDIX B — 2016 EXECUTIVE CASH INCENTIVE PLAN	B-1

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 8, 2016

BOARD AND CORPORATE GOVERNANCE PRACTICES

In this proxy statement, the words “Company,” “we,” “us,” “our” and “AMC Networks” refer to AMC Networks Inc., a Delaware corporation. We refer to the U.S. Securities and Exchange Commission as the “SEC” and The NASDAQ Stock Market LLC as “NASDAQ.” This proxy statement is first being sent to stockholders on April 28, 2016.

AMC Networks Inc. is a holding company and conducts substantially all of its operations through its subsidiaries. Our Class A Common Stock is listed on NASDAQ under the symbol “AMCX.” As a result, we are generally subject to NASDAQ corporate governance listing standards. Our Board of Directors oversees the business of AMC Networks and monitors the performance of management.

Corporate Governance Guidelines

The board of directors of AMC Networks Inc. (the “Board of Directors” or “Board”) has adopted our Corporate Governance Guidelines. These guidelines set forth our practices and policies with respect to Board composition and selection, Board meetings, executive sessions of the Board, Board committees, the expectations we have of our directors, selection of the Executive Chairman and the President and Chief Executive Officer, management succession, Board and executive compensation, and Board self-evaluation requirements. The full text of our Corporate Governance Guidelines may be viewed at our corporate website at http://investors.amcnetworks.com. A copy may be obtained by writing to AMC Networks Inc., 11 Penn Plaza, New York, NY 10001, Attention: Corporate Secretary.

Engagement with our Stockholders

The Company values feedback from its stockholders and regularly engages with stockholders to keep informed on the evolving perspectives of the investor community. We engage with our stockholders on various matters, including corporate governance, executive compensation and Company performance. These stockholder dialogues, focused on governance and compensation matters, inform discussions in the boardroom and are a component of the Compensation Committee’s review and refinement of our executive compensation program.

Board Leadership Structure

Our Board has chosen to separate the roles of Executive Chairman of the Board and Chief Executive Officer. The Board believes that this is the optimal leadership structure as it recognizes both Mr. Charles F. Dolan’s senior executive role with the Company as well as his leadership position on the Company’s Board while the Company is also able to benefit from the experience of its President and Chief Executive Officer (the “CEO”), Mr. Joshua W. Sapan, with responsibility for day-to-day management of the Company.

Board Self-Assessment

The Board conducts an annual self-assessment to determine whether the Board and its committees are functioning effectively. Among other things, the Board’s assessment process seeks input from the directors on whether they have the tools and access necessary to perform their oversight function as well as suggestions for improvement of the Board’s functioning. In addition, our Audit Committee and Compensation Committee each conduct their own annual self-assessment, which includes an assessment of the adequacy of their performance as compared to their respective charters.

Executive Sessions of Non-Management and Independent Board Members

Under our Corporate Governance Guidelines, our non-management directors may meet in executive sessions with no members of management present. The non-management directors may specify the procedure to designate the director who may preside at any such executive session. Non-management directors who are not independent under the rules of NASDAQ may participate in these executive sessions, but directors who are independent under the rules of NASDAQ must meet separately in regularly scheduled executive sessions at least twice each year.

Risk Management Oversight

The oversight of risk management is an important Board responsibility. The Audit Committee takes the lead on behalf of the Board in monitoring risk management. The Audit Committee discusses the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company’s exposure to risk and discusses the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. AMC Networks believes that its executive compensation program, with its emphasis on long-term performance, its close connection to Company-wide and divisional performance and its significant equity components, is designed to align the executives’ compensation with the Company’s long-term strategy and growth and, as a result, does not encourage excessive risk taking. Our Compensation Committee has considered the issue of the Company’s exposure to risk in establishing and implementing our executive compensation programs.

Communicating with Our Directors

Our Board has adopted policies designed to allow stockholders and other interested parties to communicate with our directors. Any interested party that wishes to communicate directly with the Board or any director or the non-management directors as a group should send communications in writing to the Chairman of the Audit Committee, AMC Networks Inc., 11 Penn Plaza, New York, NY 10001. Any person, whether or not an employee, who has a concern with respect to our accounting, internal accounting controls, auditing issues or other matters, may, in a confidential or anonymous manner, communicate those concerns to our Audit Committee by contacting The Network, Inc., which has been designated to act as a confidential contact organization for these purposes, at 888-217-8076.

Code of Conduct and Ethics

Our Board has adopted a Code of Conduct and Ethics for our directors, officers and employees. A portion of this Code of Conduct and Ethics also serves as a code of conduct and ethics for our senior financial officers, including our principal accounting officer and controller. Among other things, our Code of Conduct and Ethics covers conflicts of interest, disclosure responsibilities, legal compliance, reporting and compliance under the Code of Conduct and Ethics, confidentiality, corporate opportunities, fair dealing, protection and proper use of Company assets, and equal employment opportunity and harassment. The full text of the code is available on our website at http://investor.amcnetworks.com. In addition, a copy may be obtained by writing to AMC Networks Inc., 11 Penn Plaza, New York, NY 10001, Attention: Corporate Secretary.

Director Independence

Our Board has elected for the Company to be treated as a “controlled company” under NASDAQ’s corporate governance rules, and, as a result, the Company is not required to comply with the corporate governance rules of NASDAQ requiring: (i) a majority of independent directors on our Board of Directors, (ii) an independent compensation committee and (iii) an independent corporate governance and nominating committee. Our Board of Directors has elected not to comply with the NASDAQ requirement for a majority of independent directors on our board and an independent corporate governance and nominating committee because of our status as a controlled company. We do comply with the requirement for an independent compensation committee. Our Board elected not to comply with the requirement for a majority of independent directors on our Board because of our stockholder voting structure. Under the terms of our Amended and Restated Certificate of Incorporation, the holders of the Company’s Class B Common Stock have the right to elect up to 75% of the members of our Board and there is no requirement that any of those directors be independent or be chosen independently.

Our Board has determined that each of the following non-employee directors is “independent” within the meaning of the rules of NASDAQ and the SEC: Messrs. Jonathan F. Miller, David E. Van Zandt, Carl E. Vogel and Robert C. Wright and Dr. Leonard Tow. In addition, the Board has determined that Mr. Vincent Tese, a director nominee, upon his election, would be “independent” within the meaning of the rules of NASDAQ and the SEC. In making the determination as to the independence of each director, the Board considered all relationships between that director and the Company and its affiliates. The Board noted that with respect to Dr. Leonard Tow, the Board considered Dr. Tow’s service as an outside director of Cablevision Systems Corporation (“Cablevision”), but determined it was not material and that Dr. Tow was independent within the meaning of the rules of NASDAQ and the SEC. In reaching its determination with respect to Mr. Tese, the Board considered the fact that Mr. Tese serves as an outside director of Cablevision and MSG and determined that these relationships are not material and that Mr. Tese is independent. With the addition of Mr. Tese as an independent Class B Director, the Board will be comprised of 43% independent directors, well above the required 25% pursuant to our Amended and Restated Certificate of Incorporation.

Director Nomination

As permitted under NASDAQ rules, we do not have a nominating committee and believe it is appropriate not to have one because of our stockholder voting structure. Under the terms of our Amended and Restated Certificate of Incorporation, the holders of our Class B Common Stock currently have the right to elect up to 75% of the members of our Board. We believe that creating a committee consisting solely of independent directors charged with responsibility for recommending nominees for election as directors would be inconsistent with the vested rights of the holders of Class B Common Stock under our Amended and Restated Certificate of Incorporation.

Our Corporate Governance Guidelines provide a mechanism for the selection of nominees for election as directors by the holders of our Class A Common Stock (“Class A Directors”) and by the holders of our Class B Common Stock (“Class B Directors”). The holders of our Class A Common Stock are currently entitled to elect 25% of the members of our Board. Under our Corporate Governance Guidelines, nominees for election as Class A Directors shall be recommended to the Board by the Class A Directors then in office who were elected by the holders of our Class A Common Stock. Nominees for election as Class B Directors shall be recommended to our Board by the Class B Directors then in office who were elected by the holders of the Class B Common Stock.

Director Selection

Our directors have not set specific, minimum qualifications that nominees must meet in order for them to be nominated for election to the Board, but rather believe that each nominee should be evaluated based on his or her individual merits, taking into account, among other matters, the factors set forth in our Corporate Governance Guidelines under “Board Composition” and “Selection of Directors.” Those factors include:

•	The desire to have a board that encompasses a broad range of skills, expertise, industry knowledge, diversity of viewpoints, opinions, background and experience and contacts relevant to our business;

•	Personal qualities and characteristics, accomplishments and reputation in the business community;

•	Ability and willingness to commit adequate time to board and committee matters; and

•	The fit of the individual’s skill and personality with those of other directors and potential directors in building a board that is effective, collegial and responsive to the needs of our Company.

The Class A Directors will evaluate possible candidates to recommend to the Board for nomination as Class A Directors and suggest individuals for the Board to explore in more depth. The Board also considers nominees for Class A Directors recommended by holders of our Class A Common Stock. Nominees recommended by stockholders are given appropriate consideration in the same manner as other nominees.

Stockholders who wish to submit nominees for consideration by the Board for election at our 2017 annual meeting of stockholders may do so by submitting in writing such nominees’ names, in compliance with the procedures and along with other information required by the Company’s By-laws. See Other Matters, “Stockholder Proposals for 2017 Annual Meeting.”

The Class B Directors will consult from time to time with one or more of the holders of Class B Common Stock to assure that all Class B Director nominees recommended to the Board are individuals who will make a meaningful contribution as Board members and will be individuals likely to receive the approving vote of the holders of a majority of the outstanding Class B Common Stock. The Class B Directors do not intend to consider unsolicited suggestions of nominees by holders of our Class A Common Stock. We believe that this is appropriate in light of the voting provisions of our Amended and Restated Certificate of Incorporation, which vest exclusively in the holders of our Class B Common Stock the right to elect our Class B Directors.

Board Meetings

The Board met five times between January 1, 2015 and December 31, 2015. During that time, each of our directors attended at least 75% of the meetings of the Board and, as applicable, the committees of the Board on which he or she served during such time. We also encourage our directors to attend annual meetings of stockholders and believe that attendance at annual meetings is just as important as attendance at meetings of the Board. All of the directors attended the 2015 annual meeting.

Board Committees

Our Board has two standing committees: the Audit Committee and the Compensation Committee.

Audit Committee

Committee Members: Mr. Vogel (Chair), Dr. Tow and Mr. Van Zandt

Meetings in 2015: 5

The primary purposes and responsibilities of our Audit Committee are to:

•	Assist the Board (i) in its oversight of the integrity of our financial statements, (ii) in its oversight of our compliance with legal and regulatory requirements, (iii) in assessing our independent registered public accounting firm’s qualifications and independence, and (iv) in assessing the performance of our internal audit function and independent registered public accounting firm;

•

Appoint, retain or terminate the Company’s independent registered public accounting firm and to pre-approve, or to adopt appropriate procedures to pre-approve, all audit and non-audit services, if any, to be provided by the independent registered public accounting firm;

•	Review the appointment and replacement of the head of our internal audit department;

•

Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by Company employees or any provider of accounting- related services of concerns regarding questionable accounting and auditing matters and review of submissions and treatment of any such complaints;

•

Review and approve related party transactions that are required to be disclosed under SEC rules, other than those submitted for approval by a committee of independent directors under the Company’s Related Party Transaction Approval Policy;

•	Conduct and review with the Board an annual performance evaluation of the Audit Committee;

•	Prepare any report of the Audit Committee required by the rules and regulations of the SEC for inclusion in our annual proxy statement;

•	Review and reassess the Audit Committee charter at least annually; and

•	Report to the Board on a regular basis.

The text of our Audit Committee charter is available on our website at http://investors.amcnetworks.com/governance.cfm. A copy may be obtained by writing to AMC Networks Inc., 11 Penn Plaza, New York, NY 10001, Attention: Corporate Secretary.

As discussed above, our Board has determined that each member of our Audit Committee is “independent” within the meaning of the rules of both NASDAQ and the SEC, and that each has not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years and is able to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements. Our Board has also determined that each of Dr. Tow, Mr. Van Zandt and Mr. Vogel is an “audit committee financial expert” within the meaning of the rules of the SEC.

Our Board has established a procedure whereby complaints or concerns with respect to accounting, internal controls, auditing and other matters may be submitted to the Audit Committee. This procedure is described under Corporate Governance, “Communicating with Our Directors.”

Compensation Committee

Committee Members: Dr. Tow (Chair), Mr. Miller and Mr. Vogel

Meetings in 2015: 7

The primary purposes of our Compensation Committee are to:

•	Establish our general compensation philosophy and, in consultation with management, oversee the development and implementation of compensation programs;

•

Review and approve corporate goals and objectives relevant to the compensation of our Executive Chairman and President and CEO, evaluate their performance in light of these goals and objectives and determine and approve their compensation based upon that evaluation;

•	Make recommendations to the Board with respect to the compensation of our executive officers (other than the Executive Chairman and the CEO) who are required to file reports with the SEC under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (together with the Executive Chairman and the CEO, the “Senior Employees”);

•	Approve any new equity compensation plan or material changes to an existing plan;

•	Oversee the activities of the committee or committees administering our retirement and benefit plans;

•	In consultation with management, oversee regulatory compliance with respect to compensation matters;

•	Determine and approve any severance or similar termination payments to be made to senior employees (current or former);

•	Determine the components and amount of Board compensation and review such determinations from time to time in relation to other similarly situated companies;

•	Prepare any reports of the Compensation Committee to be included in the Company’s annual proxy statement;

•	Conduct and review with the Board an annual performance evaluation of the Compensation Committee; and

•	Report to the Board on a regular basis, but not less than annually.

The Compensation Committee may, in its discretion, delegate a portion of its duties and responsibilities to one or more subcommittees of the Compensation Committee. For example, the Compensation Committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the Compensation Committee who are (i) “non-employee directors” for the purposes of Rule 16b-3 of the Exchange Act, and (ii) “outside directors” for the purposes of Section 162(m) of the Internal Revenue Code, as in effect from time to time. The text of our Compensation Committee charter is available on our website at http://investors.amcnetworks.com/governance.cfm. A copy may be obtained by writing to AMC Networks Inc., 11 Penn Plaza, New York, NY 10001; Attention: Corporate Secretary.

The Compensation Committee reviews the performance of the Executive Chairman and CEO, evaluates their performance in light of those goals and objectives and determines and approves the compensation levels for the Executive Chairman and CEO based on this evaluation. In determining the long-term incentive component compensation for the Executive Chairman and CEO, the Compensation Committee considers, among other factors, the Company’s performance, the value of similar incentive awards to executives in similar positions at comparable companies and the awards given to the Executive Chairman and to the CEO in past years.

As discussed above, our Board has determined that each member of our Compensation Committee is “independent” under the rules of NASDAQ.

Compensation Committee Interlocks and Insider Participation

Mr. Miller, Dr. Tow and Mr. Vogel served as members of the Compensation Committee during 2015. None of them is a current or former officer or employee of the Company.

Other Committees

In addition to standing committees, the Company has adopted a policy whereby a committee of our Board consisting entirely of independent directors (an “Independent Committee”) will review and approve or take such other action as it may deem appropriate with respect to transactions involving the Company and its subsidiaries in which any director, executive officer, greater than 5% stockholder of the Company or any other “related person” (as defined in Item 404 of Regulation S-K adopted by the SEC) has or will have a direct or indirect material interest. This approval requirement covers any transaction that meets the related party disclosure requirements of the SEC as set forth in Item 404, which currently applies to transactions (or any series of similar transactions) in which the amount involved exceeds $120,000.

In addition, our Board has adopted a special approval policy for transactions with Cablevision, The Madison Square Garden Company (“MSG”) and MSG Networks Inc. (“MSG Networks”) and their respective subsidiaries whether or not such transactions qualify as “related party” transactions described above. Under this policy, the Independent Committee oversees approval of all transactions and arrangements between the Company and its subsidiaries, on the one hand, and each of Cablevision and its subsidiaries, MSG and its subsidiaries and MSG Networks and its subsidiaries, on the other hand, in which the amount exceeds $120,000. To simplify the administration of the approval process under this policy, the Independent Committee may, where appropriate, establish guidelines for certain of these transactions.

Currently, and throughout our fiscal year ended December 31, 2015, our Audit Committee or Compensation Committee (each of which consisted solely of directors elected by the Class A stockholders) served as the Independent Committee under the above policy. For a further discussion of the scope of this policy, see “Related Party Transaction Policy.”

Our Amended By-Laws permit us to form an Executive Committee of the Board which would have the power to exercise all of the powers and authority of the Board in the management of the business and affairs of the Company, except as limited by the Delaware General Corporation Law. Our Board has not formed an Executive Committee, although it could do so in the future.

Director Compensation

The following table describes the components of the non-employee Director compensation program in effect during 2015:

*Compensation Element	Compensation Program
Annual Retainer	$70,000
Annual Equity Retainer**	$135,000 in restricted stock units that vest on the date of grant and settle 90 days after service on the Board ceases
Annual Committee Retainer Fees	$7,500
Chair Fee	$20,000 for the Audit Committee $20,000 for the Compensation Committee
Meeting Fees	$2,000 per meeting

* Includes any non-standing committee of the Board that may be established from time to time. A director who is a Company employee receives no additional compensation for serving as a director.

** Each director annual grant of restricted stock units is determined by dividing the value of the annual equity retainer by the twenty trading day average closing price on the day prior to the annual stockholders’ meeting.

Director Compensation Table

The table below summarizes the total compensation paid to or earned by each of our non-employee directors from January 1, 2015 through December 31, 2015. Directors who are employees of the Company receive no additional compensation for service as directors.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation (5)	Total ($)
Neil M. Ashe(6)	34,961	—	—	—	—	34,961
Jonathan F. Miller	95,520	135,954	—	—	—	231,474
Leonard Tow	136,000	135,954	—	—	—	271,954
David E. Van Zandt	53,433	135,954	—	—	—	189,387
Carl E. Vogel	138,000	135,954	—	—	—	273,954
Robert C. Wright	80,000	135,954	—	—	—	215,954
William J. Bell	80,000	135,954	—	—	—	215,954
James L. Dolan	80,000	135,954	—	—	—	215,954
Kristin A. Dolan	80,000	135,954	—	—	—	215,954
Patrick F. Dolan	80,000	135,954	—	—	—	215,954
Thomas C. Dolan	80,000	135,954	—	—	—	215,954
Alan D. Schwartz	80,000	135,954	—	—	—	215,954
Brian G. Sweeney	80,000	135,954	—	—	—	215,954
Marianne Dolan Weber	78,000	135,954	—	—	—	213,954

(1)

These amounts represent base fees, meeting fees and committee fees earned. The amounts reported do not include the Company’s reimbursements of reasonable out-of-pocket expenses incurred by each non-employee director in attending Board and Committee meetings.

(2)

This column reflects the fair market value of 1,743 restricted stock units granted to each non-employee director on June 9, 2015 based on the closing stock price of $78.00 on that date as calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.

(3)

For each non-employee director, the aggregate number of restricted stock units held as of December 31, 2015 is as follows: Mr. Neil M. Ashe, no units; Mr. Jonathan F. Miller, 5,209 units; Dr. Leonard Tow, 11,537 units; Mr. David E. Van Zandt, 1,743 units; Mr. Carl E. Vogel, 5,233 units; Mr. Robert C. Wright, 11,537 units; Mr. William J. Bell, 11,537 units; Mr. James L. Dolan, 11,537 units; Ms. Kristin A. Dolan, 11,537 units; Mr. Patrick F. Dolan, 11,537 units; Mr. Thomas C. Dolan, 11,537 units; Mr. Alan D. Schwartz, 11,537 units; Mr. Brian G. Sweeney, 11,537 units and Ms. Marianne Dolan Weber, 11,537 units.

(4)	No stock options were awarded between January 1, 2015 and December 31, 2015 in connection with the directors’ service to the Company.

(5)

The Company encouraged its directors to attend certain events relating to its business at the Company’s expense to gain a better understanding of the Company’s business and products. The value of these benefits is not included in the table as permitted by SEC rules because the aggregate amount of perquisites did not exceed $10,000 for any director.

(6)	Mr. Ashe did not stand for re-election at the June 9, 2015 annual meeting.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board has nominated fourteen director candidates named below. Of the fourteen nominees for director, five are to be elected by the Class A stockholders and nine are to be elected by the Class B stockholders. All fourteen director candidates, except for Vincent Tese, were elected by the respective Class A and Class B stockholders at the 2015 annual meeting of the Company’s stockholders. Mr. Tese is being recommended for election to the Board by the Class B Directors as a new independent Class B Director nominee.

All candidates are hereby nominated for a term to expire at the 2017 annual meeting of the Company’s stockholders.

The Company representatives appointed by the Board (the persons named in the proxy card, or, if applicable, their substitutes) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted to elect each of the director nominees below, as applicable based on whether you are a holder of Class A Common Stock or Class B Common Stock.

If a nominee for election as a director by the Class A stockholders becomes unavailable before the election, the Company representatives named in the Class A proxy card would be authorized to vote for a replacement nominee for election as a director by the Class A stockholders if the Board names one. If a Class B director nominee becomes unavailable before the election, the persons named in the Class B proxy card would be authorized to vote for a replacement Class B director nominee if the Board names one.

The Board unanimously recommends that you vote FOR each of the following candidates:

Directors Elected By Class A Common Stockholders

JONATHAN F. MILLER

Age: 59

Director since October 2013

Mr. Miller is a partner in Advancit Capital, a private investment firm. He was the Chairman and Chief Executive Officer of News Corporation’s Digital Media Group and News Corporation’s Chief Digital Officer from April 2009 until September 2012. Mr. Miller had previously been a founding partner of Velocity Interactive Group, an investment firm focusing on digital media and the consumer Internet, from its inception in February 2007 until April 2009. Prior to founding Velocity Interactive Group, Mr. Miller served as Chief Executive Officer of AOL LLC (“AOL”) from August 2002 to November 2006. Prior to joining AOL, Mr. Miller served as Chief Executive Officer and President of USA Information and Services, of USA Interactive, a predecessor to IAC/ InterActiveCorp. During the prior five years, Mr. Miller was a director of Houghton Mifflin Harcourt, RTL Group SA, Shutterstock, Inc. and Live Nation Entertainment, Inc. Mr. Miller is currently a member of the board of directors of Akamai Technologies, Inc., Interpublic Group of Companies, Inc., J2 Global, Inc. and TripAdvisor, Inc. Mr. Miller also serves as a non-profit director of The Paley Center for the Media and American Film Institute.

Key Skills & Qualifications  In light of Mr. Miller’s extensive knowledge of the media industry acquired through his high level executive roles at News Corporation, AOL and USA Networks Information as well as management experience, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class A stockholders, has concluded that he should be reelected to the Board.

LEONARD TOW

Age: 87

Director since June 2011

Dr. Tow is Chief Executive Officer of New Century Holdings LLC, an outdoor advertising company, since January 2005. Chairman and Chief Executive Officer of Citizens Communications Company from 1990 to September 2004. Dr. Tow is also a director of Cablevision and was a director of Citizens Communications Company from 1989 to 2004. Dr. Tow also serves as Chairman of the Tow Foundation, a trustee of the Brooklyn College Foundation, a trustee of Columbia University Mailman School of Public Health, and a member of the board of Lincoln Center Theater.

Key Skills & Qualifications  In light of Dr. Tow’s experience as a founder and chief executive officer of a major cable television company, his experience as the chief executive officer of a private company, as well as the knowledge and experience he has gained and contributions he has made during his tenure as a director of the Company and Cablevision, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class A stockholders, has concluded that he should be reelected to the Board.

DAVID E. VAN ZANDT

Age: 63

Director since June 2015

Mr. Van Zandt is the President of The New School. Mr. Van Zandt is also the special general counsel and an adviser for Artal Group S.A., a European-based family controlled and funded private equity firm, and The Invus Group, LLC, a U.S.-based worldwide family controlled and funded private equity firm. From 1995 through 2010, he served as the Dean of Northwestern University School of Law. Mr. Van Zandt joined the faculty of Northwestern University School of Law in 1985. After graduating from law school, Mr. Van Zandt clerked for Judge Pierre N. Leval, U.S. District Court for the Southern District of New York (now on the U.S. Court of Appeals for the Second Circuit) and for Harry Blackmun, Associate Justice of the Supreme Court of the United States and then joined the law firm, Davis Polk and Wardwell. Mr. Van Zandt is a trustee for the Citizens Budget Commission. He is also a member of the steering committee of the Association for a Better New York and is on the education advisory board for The Vistria Group.

Key Skills & Qualifications  In light of Mr. Van Zandt’s significant and valuable leadership and management experience as the chief executive officer of The New School and as the Dean of Northwestern University School of Law and the extensive experience he has gained in strategic planning, risk management and governance by serving in those roles, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class A stockholders, has concluded that he should be elected to the Board.

CARL E. VOGEL

Age: 58

Director since June 2013

Mr. Vogel is a private investor. He serves as an industry advisor for Kohlberg Kravis Roberts & Co. L.P. and a Senior Advisor of DISH Network Corporation. Mr. Vogel is also the President and sole stockholder of Bulldog Capital, Inc., a private investment firm. From November 2011 to October 2014, Mr. Vogel served as a Senior Adviser of The Gores Group, a private equity firm. From June 2005 until March 2009, Mr. Vogel served as Vice Chairman of DISH Network Corporation (formerly Echostar Communications Corporation, a satellite-delivered digital television services provider) and President from September 2006 until February 2008 of Echostar Communications Corporation. From October 2007 to March 2009, Mr. Vogel was Vice Chairman and Senior Advisor at Echostar Corp. Prior to that, Mr. Vogel was President, Chief Executive Officer and a director of Charter Communications, a broadband service provider. He is director of Ascent Capital Group, Inc., DISH Network Corporation, Sirius/XM Holdings Inc., Shaw Communications, Inc. and Universal Electronics Inc. Mr. Vogel served on the board of directors of NextWave Wireless Inc., ICG Communications and Liberty Satellite.

Key Skills & Qualifications In light of Mr. Vogel’s extensive knowledge of the media industry acquired through his high level executive roles at DISH Network Corporation and Charter Communications Inc. as well as his accounting experience acquired through his work as a certified public accountant and his role as a chief executive and senior finance executive of public companies, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class A stockholders, has concluded that he should be reelected to the Board.

ROBERT C. WRIGHT

Age: 73

Director since June 2011

Mr. Wright is Senior Adviser of Thomas H. Lee Capital since 2008. He served as Vice Chairman of General Electric Company and President, Chief Executive Officer and Chairman of NBC and NBC Universal from 1986 to 2007. Mr. Wright has served on the boards of General Electric Company, NBC Universal and EMI Group Global Inc. Mr. Wright is a director of Ralph Lauren Corporation. He is a trustee of the New York Presbyterian Hospital and co-founder of Autism Speaks.

Key Skills & Qualifications  In light of Mr. Wright’s extensive business leadership and management experience at a major television network and leading media and entertainment company and his service as a director of other public companies, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class A stockholders, has concluded that he should be reelected to the Board.

Directors Elected By Class B Common Stockholders

WILLIAM J. BELL

Age: 76

Director since June 2011

Mr. Bell was a Consultant to Cablevision from 2005 to 2014 and held various positions at Cablevision and its predecessor from 1979 to 2004, including serving as its Vice Chairman and Chief Financial Officer until 2004. He serves as a director of MSG Networks. Mr. Bell also serves as a director of the Lustgarten Foundation.

Key Skills & Qualifications  In light of Mr. Bell’s experience in various positions with Cablevision since 1979, including as its former Vice Chairman and Chief Financial Officer, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that he should be reelected to the Board.

CHARLES F. DOLAN

Age: 89

Director since March 2011

Mr. Charles F. Dolan is Executive Chairman of the Company since June 2011. Chairman of Cablevision since 1985. Chief Executive Officer of Cablevision from 1985 to October 1995. Founded and acted as the General Partner of Cablevision’s predecessor from 1973 to 1985. Established Manhattan Cable Television in 1961 and Home Box Office in 1971. He serves as a director of Cablevision, MSG Networks and MSG. Mr. Dolan is the father of James L. Dolan, Patrick F. Dolan, Thomas C. Dolan and Marianne Dolan Weber and the father-in-law of Kristin A. Dolan and Brian G. Sweeney.

Key Skills & Qualifications  In light of Mr. Dolan’s experience as founder, his service as Chairman of Cablevision and, previously, as the Chief Executive Officer of Cablevision and its predecessors, as well as the knowledge and experience he has gained and contributions he has made during his tenure as a director of the Company and Cablevision, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that he should be reelected to the Board.

JAMES L. DOLAN

Age: 60

Director since March 2011

Mr. James L. Dolan is Chief Executive Officer of Cablevision since October 1995. President of Cablevision from June 1998 to April 2014. Executive Chairman of MSG Networks since July 2009. Executive Chairman of MSG since October 2015. Chief Executive Officer of Rainbow Media Holdings, Inc. from September 1992 to October 1995. Vice President of Cablevision from 1987 to September 1992. He serves as a director of Cablevision, MSG Networks and MSG. Mr. Dolan was a director of Live Nation Entertainment, Inc. from June 2011 to February 2013. Mr. Dolan is the son of Charles F. Dolan, the spouse of Kristin A. Dolan, the brother of Patrick F. Dolan, Thomas C. Dolan and Marianne Dolan Weber and the brother-in-law of Brian G. Sweeney.

Key Skills & Qualifications  In light of Mr. Dolan’s experience in various positions with Cablevision since 1979, including as its Chief Executive Officer since 1995, as well as the knowledge and experience he has gained and contributions he has made during his tenure as a director of the Company and Cablevision, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that he should be reelected to the Board.

KRISTIN A. DOLAN

Age: 50

Director since June 2011

Ms. Kristin A. Dolan is Chief Operating Officer of Cablevision since April 2014. President, Optimum Services of Cablevision from April 2013 to April 2014. Senior Executive Vice President of Product Management and Marketing of Cablevision from November 2011 to April 2013. Senior Vice President of Cablevision from 2003 to 2011. She serves as a director of Cablevision and MSG. She served as a director of MSG Networks from February 2010 to September 2015. Ms. Dolan is the daughter-in-law of Charles F. Dolan, the spouse of James L. Dolan and the sister-in-law of Patrick F. Dolan, Thomas C. Dolan, Brian G. Sweeney and Marianne Dolan Weber.

Key Skills & Qualifications  In light of Ms. Dolan’s experience in various positions with Cablevision since 1990, as well as the knowledge and experience she has gained and contributions she has made during her tenure as a director of the Company and Cablevision, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that she should be reelected to the Board.

PATRICK F. DOLAN

Age: 64

Director since June 2011

Mr. Patrick F. Dolan is President of News 12 Networks, a subsidiary of Cablevision, since February 2002. Vice President of News 12 Networks from September 1995 to February 2002. News Director of News 12 Long Island, a subsidiary of Cablevision, from December 1991 to September 1995. He serves as a director of Cablevision. Mr. Dolan is the son of Charles F. Dolan, the brother of James L. Dolan, Thomas C. Dolan and Marianne Dolan Weber and the brother-in-law of Kristin A. Dolan and Brian G. Sweeney.

Key Skills & Qualifications  In light of Mr. Dolan’s experience as a member of Cablevision’s founding family and in various positions with Cablevision since 1989, as well as the knowledge and experience he has gained and contributions he has made during his tenure as a director of the Company and Cablevision, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that he should be reelected to the Board.

THOMAS C. DOLAN

Age: 63

Director since June 2011

Mr. Thomas C. Dolan is Executive Vice President-Strategy and Development, Office of the Chairman of Cablevision since September 2008. CEO of Rainbow Media Corp. from April 2004 to April 2005. Executive Vice President and Chief Information Officer of Cablevision from October 2001 until April 2005. Senior Vice President and Chief Information Officer of Cablevision from February 1996 to October 2001. Vice President and Chief Information Officer of Cablevision from July 1994 to February 1996. General Manager of Cablevision’s East End Long Island cable system from November 1991 to July 1994. System Manager of Cablevision’s East End Long Island cable system from August 1987 to October 1991. He serves as a director of Cablevision, MSG Networks and MSG. Mr. Dolan is the son of Charles F. Dolan, the brother of James L. Dolan, Patrick F. Dolan and Marianne Dolan Weber and the brother-in-law of Kristin A. Dolan and Brian G. Sweeney.

Key Skills & Qualifications  In light of Mr. Dolan’s experience as a member of Cablevision’s founding family and in various positions with Cablevision since 1987, as well as the knowledge and experience he has gained and contributions he has made during his tenure as a director of Cablevision, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that he should be reelected to the Board.

BRIAN G. SWEENEY

Age: 51

Director since June 2011

Mr. Brian G. Sweeney is President of Cablevision since April 2014 and Chief Financial Officer of Cablevision since March 2015. Senior Executive Vice President, Strategy and Chief of Staff of Cablevision from January 2013 to April 2014. Senior Vice President — eMedia of Cablevision from January 2000 to December 2012. He serves as a director of Cablevision, MSG Networks and MSG. Mr. Sweeney is the son-in-law of Charles F. Dolan and the brother-in-law of James L. Dolan, Kristin A. Dolan, Patrick F. Dolan, Thomas C. Dolan and Marianne Dolan Weber.

Key Skills & Qualifications  In light of Mr. Sweeney’s experience in various positions with Cablevision since 1993, as well as the knowledge and experience he has gained and contributions he has made during his tenure as a director of the Company and Cablevision, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that he should be reelected to the Board.

VINCENT TESE

Age: 73

Director nominee

Mr. Tese served as Chairman and Chief Executive Officer of the New York State Urban Development Corporation from 1985 to 1987 and as Director of Economic Development for New York State from 1987 to December 1994. Mr. Tese is Chairman of Bond Street Holdings, LLC and ICE Clear Credit LLC. He is Executive Chairman of Florida Community Bank. Mr. Tese is a director of Cablevision, MSG, Intercontinental Exchange, Inc., and Mack-Cali Realty Corporation. He also serves as a trustee of New York Presbyterian Hospital and New York University School of Law. Mr. Tese was a director of Gabelli Asset Management, National Wireless Holdings, Inc., The Bear Stearns Companies, Inc. and MSG Networks.

Key Skills & Qualifications  In light of his experience as the chief executive officer of the New York State Urban Development Corporation, his other governmental service, his experience as the executive chairman of private companies, and the contributions he has made during his tenure as a director of Cablevision, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that he should be elected to the Board.

MARIANNE DOLAN WEBER

Age: 58

Director since June 2011

Ms. Marianne Dolan Weber was Chairman of The Dolan Family Foundation and The Dolan Children’s Foundation from September 1999 through December 2011. President of The Dolan Family Foundation from 1986 to September 1999. President of The Dolan Children’s Foundation from 1997 to September 1999. Manager of Dolan Family Office, LLC from 1997 through December 2011. She serves as a director of Cablevision. She served as a director of MSG Networks from February 2010 to December 2014. Ms. Dolan Weber is the daughter of Charles F. Dolan, the sister of James L. Dolan, Patrick F. Dolan and Thomas C. Dolan and the sister-in-law of Kristin A. Dolan and Brian G. Sweeney.

Key Skills & Qualifications  In light of Ms. Dolan Weber’s experience as a member of Cablevision’s founding family and as Chairman of the Dolan Family Foundation and the Dolan Children’s Foundation, as well as the knowledge and experience she has gained and contributions she has made during her tenure as a director of the Company and Cablevision, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that she should be reelected to the Board.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee, comprised of independent members of the Board, has appointed KPMG LLP (“KPMG”) as our independent registered public accounting firm (the “independent auditors”) with respect to our operations for 2016. KPMG will audit our financial statements for 2016. Representatives of KPMG will be present at the annual meeting to answer appropriate questions and to make a statement if they desire.

We are asking our stockholders to ratify the selection of KPMG as our independent registered public accounting firm. Although ratification is not required by our organizational documents, the Board is submitting the selection of KPMG to our stockholders for ratification because we believe it is a matter of good corporate practice. In the event that our stockholders fail to ratify the selection, it will be considered a recommendation to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. Approval of this proposal requires the favorable vote of the majority of the votes cast by the holders of Class A Common Stock and Class B Common Stock, voting together as a single class. In accordance with our Amended and Restated Certificate of Incorporation, holders of Class A Common Stock will have one vote per share and holders of Class B Common Stock will have ten votes per share.

The Board unanimously recommends that you vote FOR this proposal.

Fees Paid to Independent Registered Public Accounting Firm

The following table provides information about fees for services rendered by KPMG, our independent registered public accounting firm, in 2015 and 2014:

	2015	2014
Audit fees (1)	$2,934,200	$2,672,047
Audit-related fees (2)	$243,094	$751,181
Tax fees (3)	$340,784	$334,119
All other fees	—	—

(1)

Audit fees billed to and incurred by the Company consist of (i) services for work arising from the Company’s financial statement audit, including the integrated audit of internal control over financial reporting, (ii) statutory and separate Company audits of the financial statements of certain Company subsidiaries, and (iii) reviews of the Company’s unaudited interim consolidated financial statements for quarterly periods.

(2)

Audit-related fees billed to the Company consisted principally of services relating to due diligence in connection with acquisitions, employee benefit plan audits, and solely for 2014, certain agreed upon procedures.

(3)	Tax fees billed to the Company consisted of fees for advisory services relating to state and federal tax matters and compliance services.

The Audit Committee’s pre-approval policy requires that the Audit Committee pre-approve audit and non-audit services performed by the independent registered public accounting firm. The Audit Committee may delegate its pre-approval authority to the Chairman provided that any such services are subsequently ratified by the entire Audit Committee. All of the services for which fees were disclosed under “Audit-related fees” and “Tax fees” in the table above were pre-approved under the Audit Committee’s pre-approval policy.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in its oversight of the Company’s financial reporting, internal controls, and audit functions. Three independent Class A Directors comprise the Audit Committee. The Audit Committee operates under a written charter adopted by the Board. The Board has determined that each member of the Audit Committee has no material relationship with the Company under the Board’s independence standards and each is independent and financially literate under the listing standards of NASDAQ and under the SEC’s standards relating to independence of audit committees. In addition, the Board of Directors has determined that all of our Audit Committee members: Messrs. Van Zandt and Vogel, and Dr. Tow, satisfy the financial expertise requirements of NASDAQ and have the requisite experience to be designated an audit committee financial expert as that term is defined by rules of the SEC. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

The Company’s independent registered public accounting firm, KPMG, is responsible for auditing the Company’s financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and expressing an opinion on the conformity of the consolidated financial statements to U.S. generally accepted accounting principles (“GAAP”) and on the effectiveness of the Company’s internal control over financial reporting.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with management and KPMG. The Audit Committee also has discussed with KPMG the matters required to be discussed under the applicable requirements of the PCAOB. Finally, the Audit Committee has received the written disclosures from KPMG in accordance with the applicable requirements of the PCAOB regarding KPMG’s independence, and has discussed with KPMG, its independence.

As part of its responsibilities for oversight of the risk management process, the Audit Committee has reviewed and discussed the Company’s risk assessment and risk management framework, including discussions of individual risk areas as well as a summary of the overall process.

The Audit Committee has discussed with the Company’s Internal Audit department and KPMG the overall scope of and plans for their respective audits. The Audit Committee met with the Senior Vice President, Internal Audit and SOX, and representatives of KPMG, in regular and executive sessions, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting and compliance programs.

The Audit Committee is also responsible for the approval of audit fees, and the Committee reviewed and pre-approved all fees paid to KPMG. These fees are described under “Fees Paid to Independent Registered Public Accounting Firm.” The Audit Committee also considered whether KPMG’s provision of non-audit services to the Company was compatible with the independence of the independent registered public accountants. The Audit Committee has adopted a formal policy for pre-approval of audit, audit-related and non-audit services, which is briefly described under “Fees Paid to Independent Registered Public Accounting Firm.” The Audit Committee concluded that KPMG is independent from the Company and its management.

Based upon the reports, review and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the period ended December 31, 2015 filed with the SEC. The Audit Committee has also retained KPMG as the Company’s independent registered public accountants for the fiscal year 2016. The Audit Committee and the Board believe that the continued retention of KPMG to serve as the Company’s independent registered public accountants is in the best interests of the Company and its stockholders and have recommended that stockholders ratify the appointment of KPMG as the Company’s independent registered public accountants for the fiscal year 2016.

Members of the Audit Committee

Carl E. Vogel (Chair)

Leonard Tow

David E. Van Zandt

COMPENSATION DISCUSSION AND ANALYSIS

AMC Networks’ executive compensation program emphasizes alignment of pay and performance through annual and long-term incentive programs that provide performance-based incentives for our management team that are tied to key financial measures that we believe drive stockholder value and reward sustained achievement of our key financial goals.

This Compensation Discussion and Analysis provides a discussion of our compensation philosophy and 2015 program for the following named executive officers (“NEOs” or “Named Executive Officers”):

Charles F. Dolan	Executive Chairman
Joshua W. Sapan	President and CEO
Edward A. Carroll	Chief Operating Officer
Sean S. Sullivan	Executive Vice President and Chief Financial Officer
James G. Gallagher	Executive Vice President and General Counsel

EXECUTIVE SUMMARY

Business Highlights

Our Business

AMC Networks owns and operates several of cable television’s most recognized brands, delivering high quality content to audiences and a valuable platform to distributors and advertisers. Since our founding in 1980, we have been a pioneer in the cable television programming industry, having created or developed some of the industry’s leading programming networks, with a focus on programming of original productions.

(1)

The Company defines AOCF, which is a non-GAAP financial measure, as operating income (loss) before depreciation and amortization, share-based compensation expense or benefit, and restructuring expense or credit and the litigation settlement gain recorded in connection with the settlement of DISH. Because it is based on operating income (loss), AOCF also excludes interest expense (including cash interest expense) and other non-operating income and expense items.

(2)

Free Cash Flow is a non-GAAP financial measure and is defined as net cash provided by operating activities (continuing operations) less capital expenditures (continuing operations) and cash distributions to non-controlling interests). Net cash provided by operating activities excludes net cash provided by operating activities of discontinued operations.

In 2015, the Company continued to perform well and we remain well positioned to capitalize on future opportunities. In determining incentive compensation for 2015, the Compensation Committee considered the strong growth of the Company achieved in 2015, particularly its successful integration of its newly acquired businesses as well as the launching of three of the most highly rated new programs on cable television.

2015 Financial Results

(3)	Comparative results were affected by the Chellomedia and BBC AMERICA acquisitions in 2014.

Total Stockholder Return (June 16, 2011 through December 31, 2015)4

In 2015, one of the key challenges for the Company was to effectively integrate its newly acquired domestic network, BBC AMERICA, and finalize the integration of its international businesses acquired in 2014. The Compensation Committee found that the Company’s management team successfully met this challenge and made great strides in effectively integrating these businesses.

(4)	The Total Stockholder Chart uses the opening price of AMC Networks Inc. and the opening price of the S&P 500 Index on June 16, 2011, the first day that AMC Networks traded as a public company.

The Company continues to increase its investment in original programming and other content that fits our core business and brand portfolios, aimed at further driving ratings growth and increasing viewership at our networks. In recent years, including in 2015, we have successfully developed outstanding original programming and increased ratings at each of our networks. This allowed us to grow our advertising revenues, positioning ourselves well for further growth in advertising revenues. In 2015, the Company again had one of the highest rates of ad revenue growth in all of cable television, with advertising revenue representing approximately 39.8% of our 2015 total net revenues.

The Company also continued to expand its distribution of content through new and existing platforms and expand its relationships with our affiliates and other partners, leading to growth in our distribution revenues.

In 2015, the Company’s businesses achieved notable successes.

•    AMC successfully debuted three new series: Fear the Walking Dead, Better Call Saul and Into the Badlands, with each of these series breaking rating records and ranking as the top three cable series launching of all time among adults 18-49 in Live + 3 ratings.

•    AMC was designated as a Top 5 cable network in standard prime for the first time.

•    AMC was viewed as the #1 destination for original programming in all of television and had three of the Top 10 Upscale Dramas on television.

•    The Walking Dead again set new viewership records and, for the fourth consecutive year, the series continues to be the #1 show on all of television among adults 18-49.

•    BBC AMERICA had its best year ever in total viewers

•    Top Gear, The Graham Norton Show, Luther, Broadchurch, and The Musketeers enjoyed their best seasons ever among adults 25-54 in LIVE +3 ratings.

•    Luther delivered the biggest season-over-season increase of any ad supported drama in 2015

•    Orphan Black posted the largest Live+3 gains for any program in television history among adults 25-54

•    Doctor Who delivered BBC AMERICA’s biggest season premiere ever in adults A18-49 and ranked among cable television’s Top 10 returning drama premiers in 2015

•    WE tv had its best year in prime among women 25-54 and adults 25-54

•    Braxton Family Value”, Marriage Boot Camp: Reality Star’s and “LA Hair delivered their best seasons ever for WE tv originals among adults 25-54 LIVE+3.

•    SundanceTV was selected as the fastest growing entertainment network among adults 25-54 growing its viewership by 68%.

•    Rectify was widely hailed as one of the Top ten best dramas in 2015.

•    The Honorable Woman won a Peabody Award and Maggie Gyllenhaal received a Golden Globe Award for her performance in The Honorable Woman.

•    IFC’s Portlandia was recognized with some of the industry’s highest honors including an Emmy Award nomination for Outstanding Variety Sketch Series and Outstanding Production Design for Variety, Non Fiction, or Reality.

•    IFC’s The Spoils Before Dying received a Screens Actor Guild Nomination for Outstanding Performance by a Female Actor in a Television Movie or Miniseries

•    Six films of IFC Films appeared on five or more year-end Top 10 movies of the year lists (45 Years”, Clouds of Sils Maria, Phoenix, Seymour, Queen of Earth and Mediterranean)

•    Its critically acclaimed film, 45 Years, was recognized with some of the industry’s highest honors including an Academy Award nomination for Best Actress.

•    AMC International’s Iberian channels had the highest audience share among pay TV channels in both Spain and Portugal.

•    AMC International launched the AMC channel worldwide including the United Kingdom and across Latin America, Central Europe and Asia.

•    Premiere of Fear the Walking Dead made AMC a top 10 network in key markets across Europe, Latin America and the Middle East.

The Compensation Committee believes that the efforts and leadership of our senior management team, including our NEOs, are, and will continue to be critical to the Company’s accomplishments.

2015 Key Compensation Decisions

Taking into consideration the Company’s strong 2015 performance and the significant expansion of its international business, the Compensation Committee made the following key compensation decisions:

Topic	Committee Action	Committee Rationale
Executive Compensation Peer Group

Updated the Company’s peer group to better align with the Company’s growth of its core business and significant expansion of its international operations. The updated peer group was adopted and used for 2015 compensation benchmarking.

To reflect the enhanced role and responsibility of the Company’s executive officers as a result of the increased complexity of the business both geographically and in content, the Compensation Committee determined to revise its Peer Group used to assess competitiveness of executive compensation levels relative to the market.

Annual Incentive Bonus Pool	Approved the NEOs 2015 annual incentive bonus payouts at 142%.

To reflect the Company’s strong performance and notable year of success, the Committee approved the payout of the NEOs’ annual incentive bonuses based on the Company’s overall corporate performance, which is calculated based on the weighted average of each business unit performance against pre-established financial targets, at 142% of target.

Stockholder Engagement and Our Compensation Program

The Company values feedback from its stockholders and regularly engages with stockholders to keep informed on the evolving perspectives of the investor community. We engage with our stockholders on various matters, including Company performance and strategy, our Board and corporate governance practices, and our executive compensation program. These stockholder dialogues, focused on governance and compensation matters, are an important component of the Compensation Committee’s review of our executive compensation program.

The Compensation Committee believes that our executive compensation program closely links to our business strategies, aligns pay with performance and reflects competitive practices regarding executive compensation. At our 2015 annual meeting of stockholders, the compensation of our Named Executive Officers disclosed in our 2015 Proxy Statement was approved with approximately 84% of votes of holders of Class A common stock and Class B common stock, voting together as a single class. The Compensation Committee considered the affirmative outcome of this vote for compensation and has continued to apply the same principles when making compensation decisions for our Named Executive Officers. Management and Directors also engaged with our institutional shareholders in meetings and calls regarding our executive compensation program throughout 2015.

Changes to Long Term Incentive Awards for 2016

As part of the Compensation Committee’s annual evaluation of the Company’s compensation program and in consideration of investor feedback, beginning in 2016, the Compensation Committee modified the Company’s long-term incentive program and decided to replace the Company’s long-term cash performance awards with long-term performance stock units (“PSUs”). The Compensation Committee believes that using an equity-based award that is subject to market risk over a multi-year performance period better aligns the interests of its senior officers with those of stockholders. Commencing in 2016, the Compensation Committee also modified the vesting schedule of its awards of restricted stock units (“RSUs”), so that all future RSU grants will vest ratably over three years rather than cliff vest. The Compensation Committee found that this change would provide the Company with a more effective recruitment tool, conformed to industry practice and was appropriately balanced by the three-year cliff vesting on the PSUs.

Frequency of Say on Pay Vote

Consistent with the results of the advisory vote on the frequency of the stockholder advisory vote on executive compensation held at the 2012 annual meeting of stockholders, the Company has determined to conduct an advisory vote on executive compensation every three years, as permitted under SEC rules, and intends to hold the next such advisory vote at its 2018 annual meeting. In the interim, the Compensation Committee will continue to solicit feedback from stockholders on governance and compensation matters, and will consider stockholder views, as well as market trends and practices when making determinations regarding the Company’s executive compensation program.

Philosophy and Objectives of Our Executive Compensation Program

The Company is a media business comprised of dynamic and powerful brands. In support of its business objectives, the Company places great importance on its ability to attract, retain, motivate and reward experienced executive officers. The Company strives to do so by developing executive compensation policies and programs that are consistent with, explicitly linked to, and supportive of, the strategic objectives of growing the Company’s businesses and maximizing stockholder value.

The Compensation Committee sets executive compensation, and seeks to offer both short and long-term incentive compensation programs that will provide competitive compensation, drive performance and encourage executive retention, guided by the following principles:

•	The majority of compensation for the Company’s executive officers should be at risk and contingent on Company performance;

•	Incentive compensation of the Company’s executive officers should be weighted more heavily on long-term rather than short-term accomplishments and results;

•	Equity-based compensation should be used to align the interests of our executive officers with our stockholders’ interests; and

•

The overall executive compensation program should be competitive, equitable and structured so as to ensure the Company’s ability to attract, retain, motivate and reward the talented executives who are essential to the Company’s continuing success. Total target compensation, rather than individual compensation elements, is the Compensation Committee’s focus in providing competitive compensation opportunities.

The primary elements of 2015 executive compensation are base salary, an annual cash performance bonus and long-term incentive awards in the form of RSUs and cash performance awards that typically cliff vest in three years. We target the elements of our compensation so that at least 70% of total target compensation for our NEOs is performance-based, consisting of an annual performance-based cash bonus and long-term incentive awards. In this way, a significant portion of the value ultimately realized by the executive depends upon the Company’s performance and can be considered at-risk compensation.

Elements of the Company’s Compensation Program

Our executive compensation program is designed to provide a mix of fixed and variable incentive awards, including short-and long-term incentives:

2015 NEO Total Direct Compensation Program Structure

Component		Pay for Performance Rationale	Performance Period
Base Salary		• Based on level and merit	N/A
Annual Cash Incentives		• Combination of weighted average of all business units operating performance, including revenue, AOCF and Free Cash Flow	One year

Long-Term Incentive Awards	Cash Performance Awards • 60%: CEO/Chairman • 50%: Other NEOs	• AOCF • Net revenue • Free cash flow	Three years
	Restricted Stock Units (RSUs) • 40%: CEO/Chairman • 50%: Other NEOs	• AOCF • Stock Performance	Three years

2015 CEO Annual Pay Mix*

*	Excludes one time awards.

2015 Performance Metrics

A significant percentage of total compensation is allocated to incentive compensation in accordance with the Compensation Committee’s philosophy as described above. The Compensation Committee reviews historical Company compensation, other information provided by the Committee’s independent compensation consultant and other factors, such as experience, performance and length of service to determine the level and mix of compensation for executive officers, by position and grade level, that the Compensation Committee has deemed appropriate. The allocation between cash and equity compensation and short and long-term compensation is designed to provide a combination of fixed and at-risk compensation that is related to the achievement of the Company’s short-term and long-term objectives.

Generally, the performance metrics for the Company’s incentive compensation have been based on the Company’s AOCF, net revenues and free cash flow. The Committee believes that these are the key measures for evaluating our NEOs effectiveness in executing the Company’s strategy as these are the common performance measures used by the Company’s investors and analysts to evaluate the Company’s operating performance. It believes that successful performance against these measures promotes the creation of long-term stockholder value.

•

Net revenue growth is important to the creation of long-term stockholder value because it is a reflection of management’s ability to grow our top line through growth in advertising and distribution revenue.

•	AOCF is important because it reflects our ability to control costs and generate cash through our operations to invest in our current businesses as well as new opportunities.

•	Free cash flow reflects our ability to generate cash for our stockholders after we have made the necessary investments in our current operations to ensure they continue to perform.

2015 COMPENSATION DECISIONS

Employment Agreements

We have written employment agreements with each of our Named Executive Officers. We enter into employment agreements with our senior executives when the Compensation Committee determines that it is appropriate to attract or retain an executive. As discussed in greater detail below under Executive Compensation Tables, “Employment Agreements,” much of the NEOs’ compensation is covered by employment agreements, which, in the case of Mr. Dolan was entered into in connection with the Distribution and approved by Cablevision’s compensation committee. The Company entered into employment agreements with Messrs. Carroll and Sapan in 2013 and 2014, respectively. On April 13, 2016, the Company entered into new employment agreements with Messrs. Sullivan and Gallagher replacing their prior 2013 employment agreements.

The Compensation Committee believes that entering into fixed term employment contracts with our senior executives provides management stability and helps ensure that the Company has the continuity to achieve its strategic objectives. The Compensation Committee further believes that the entertainment industry standard practice is for executives to have employment agreements. Each of the NEOs has demonstrated strong performance and willingness to take on greater responsibilities as the Company grows and their multi-year agreements are designed to ensure their continued contributions to the Company.

For a description of the terms and provisions of the employment agreements, please see Executive Compensation Tables, “Employment Agreements.”

Base Salaries

Base salaries for our executives have been set at levels that are intended to reflect the competitive marketplace in attracting and retaining quality executives. The Compensation Committee currently reviews the salaries of the executive officers at least annually. The Compensation Committee evaluates each executive’s performance and experience and based on their performance and in accordance with the terms of the employment agreements, the Compensation Committee, in its discretion, may increase base salaries for the executive officers over time. Each of the employment agreements of our NEOs contains a minimum base salary level. For information regarding these minimum base salary levels, please see Executive Compensation Tables, “Employment Agreements” below.

In connection with the Company expanding its international business and the scope of the responsibilities of its executive officers, the Compensation Committee increased the base salaries for Messrs. Carroll, Sullivan and Gallagher for 2015 by approximately 30.4%, 14.3% and 13.6%, respectively. For 2015, Messrs. Dolan and Sapan did not receive any base salary increase. The annual base salaries paid to the NEOs in 2015 were as follows: Mr. Dolan — $400,000; Mr. Sapan — $2,000,000; Mr. Carroll — $1,500,000; Mr. Sullivan — $800,000; and Mr. Gallagher — $625,000. See footnote 1 to Executive Compensation Tables, “Summary Compensation Table” for a more detailed discussion of the 2015 base salaries.

Annual Cash Incentives

Annual cash incentive awards are designed to link executive compensation directly to the Company’s performance and provide incentives and rewards for excellent business performance during the year.

We have two performance-based annual incentive programs:

•

Amended and Restated 2011 Cash Incentive Plan (the “2011 CIP”). Annual incentive program for all NEOs that the Compensation Committee determines may be covered by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The 2011 CIP was approved by the Company’s stockholders at the 2012 annual meeting of stockholders and is administered by the Compensation Committee. See “Tax Deductibility of Compensation,” below.

•	Annual performance incentive program (“Annual Incentive Program”). Annual incentive program for all other members of management.

NEO Annual Incentive Award Target Setting

Each annual cash incentive award-eligible employee is assigned a target annual incentive award equal to a percentage of that employee’s annual base salary. For 2015, target bonuses were set as a percentage of the base salary earned during 2015 (“Eligible Earnings”).

The target annual cash incentive awards are determined based upon the applicable employee’s position, grade level, responsibilities, and historical and expected future contributions to the Company. In addition, each of the employment agreements of Messrs. Dolan, Sapan, Carroll, Sullivan and Gallagher contains a target annual incentive award level. The Compensation Committee currently reviews the target bonus levels of the executive officers, and going forward intends to do so at least annually. The Compensation Committee evaluates each such executive’s performance and experience, and based on their performance and in accordance with the terms of the employment agreements, the Compensation Committee, in its sole discretion, may set target annual incentive award levels for the executive officers. Target bonuses for 2015 (expressed as a percentage of Eligible Earnings) were as follows: Mr. Dolan — 175%; Mr. Sapan — 200%; Mr. Carroll — 150%; Mr. Sullivan — 100%; and Mr. Gallagher — 75%. For information regarding these target annual incentive award levels, see Executive Compensation Tables, “Employment Agreements,” below.

2015 CIP Performance Metrics

The payment of the 2015 annual cash incentive awards under the 2011 CIP is conditioned upon the satisfaction of one or more performance objectives established by the Compensation Committee. The performance metrics were designed to achieve tax deductibility under Code Section 162(m). Upon achievement of the performance objective(s), each NEO would be eligible to receive payment of an incentive bonus equal to the lesser of $10 million or two times the executive’s target annual incentive award, subject to the Compensation Committee’s discretion to reduce the award. In general, under the 2011 CIP, regardless of whether the Company achieves, exceeds or fails to achieve its target performance objective(s), the Compensation Committee has the discretion only to decrease annual incentive awards if the Company wishes to preserve the Code Section 162(m) deduction. Performance objectives are subject to various adjustments including acquisitions and dispositions and investments in new business ventures not contemplated when the performance objections are formulated.

In order for the NEOs to be eligible to receive an annual cash incentive award for the year ended December 31, 2015, the AOCF of the business units for the year ended December 31, 2015 needed to exceed $531.4 million.

2015 CIP Awards

On March 4, 2016, the Compensation Committee certified the awards as achieved by virtue of the AOCF of the business units for the year ended December 31, 2015 equaling approximately $737.5 million.5

The Compensation Committee applied negative discretion under the 2011 CIP to bring payouts generally in line with the payouts the NEOs would have received if they had been participants in the Annual Incentive Program. Each of our NEOs holds a corporate wide position and, as such the amount by which his annual incentive award under the 2011 CIP was reduced was determined based on the level of achievement of Company-wide performance metrics under the Annual Incentive Program, as described in more detail below. On March 15, 2016, the 2015 annual incentive awards were paid by the Company to the NEOs as follows: Mr. Dolan — $994,000; Mr. Sapan — $5,680,000; Mr. Carroll — $2,994,288; Mr. Sullivan — $1,097,769; and Mr. Gallagher — $644,121.

NEO	Eligible Earnings	Target Bonus as % of Base Salary	Target Bonus	Annual Incentive Program Award of Target	Actual 2011 CIP Annual Incentive Award

Mr. Dolan	$400,000	175%	$700,000	142%	$994,000

Mr. Sapan	$2,000,000	200%	$4,000,000	142%	$5,680,000

Mr. Carroll	$1,405,769	150%	$2,108,654	142%	$2,994,288

Mr. Sullivan	$773,077	100%	$773,077	142%	$1,097,769

Mr. Gallagher	$604,808	75%	$453,606	142%	$644,121

2015 Annual Incentive Program Awards

The payment of annual incentive awards under the Annual Incentive Program is conditioned upon the satisfaction of one or more performance objectives established by the Compensation Committee depending upon the applicable eligible employee’s specific business unit. For 2015, under the Annual Incentive Program, these performance objectives related to an assessment of business unit performance against goals, strategies, operating performance and growth initiatives. These performance objectives include specific annual growth targets for revenues, AOCF, and free cash flow for each of the following business units: AMC, BBC America (the Company’s joint venture with BBC Worldwide), WE tv, IFC, SundanceTV, IFC Films and AMC International. In addition, each of the networks is expected to achieve growth in advertising impressions, and targets of viewership of new series and has also additional weighted metrics tailored for its business unit. For individuals who hold corporate-wide positions at the Company, the Annual Incentive Program performance objectives are predominantly based on the weighted average performance of the different business units. Bonuses awarded under the Annual Incentive Program may also be adjusted based on recipients’ individual performances. To the extent the Company exceeds or falls short of the Annual Incentive Program performance objectives, eligible employees may receive payments greater than or less than their target annual incentive award.

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AOCF is based upon the AOCF of the Company (see footnote 1 to the Compensation Discussion and Analysis) excluding the cost of the Company’s long-term incentive program that is included as an expense of the Company’s reporting segments. For 2015, “AOCF” was subject to adjustment for the following events: the exclusion of charges for long-term incentive expense and acquisitions (including the Chellomedia, BBC AMERICA, and certain other small international acquisitions).

Long-term Incentives

Our long-term incentive program in 2015 for all executives consisted of two elements: cash performance awards and RSUs. These long-term incentives are awarded to members of management based upon each individual’s grade level. Except for Messrs. Dolan and Sapan, who receive long- term incentive awards comprised of 60% of the value as cash performance awards and 40% of the value in restricted stock units, these long-term incentive awards granted to the other NEOs are comprised of 50% of the value in cash performance awards and 50% of the value as restricted stock units.

We believe that our cash performance awards provide strong incentives for the NEOs to help the Company achieve specific long-term financial objectives. We also believe that restricted stock units provide the NEOs with an incentive to improve the Company’s stock price performance and indicate direct alignment with stockholders’ interests, as well as the potential for a continuing stake in the long-term success of the Company. In addition, because these awards vest in their entirety on the third anniversary of the grant date (i.e., cliff vesting), we believe these awards provide strong incentives for the executives to remain with the Company.

Cash Performance Awards

In 2015, our executive compensation program provided annual grants of three-year cash performance awards to executive officers and other members of management to be earned on the basis of long-term performance of the Company relative to pre-established financial goals. The Compensation Committee sets the performance objectives for each award in the first quarter of the year of grant. Each recipient is eligible to receive a target cash performance award, the amount of which depends on the employee’s grade level and employment agreement, if any. To the extent that the Company’s target performance objectives are achieved and the recipient is continuously employed through the payment date, eligible employees may receive payments greater than or less than (or none of) their target cash performance award.

In 2016, the Compensation Committee decided to award PSUs in lieu of the long-term incentive component previously granted in the form of three-year cash performance awards. The target performance metrics for the PSUs are identical to those used for the cash performance awards. The Compensation Committee believes that shifting from a cash to an equity based award with a multi-year performance period better aligns the interests of the Company’s senior officers receiving these awards with those of the Company’s stockholders.

Achievement of 2013 Cash Performance Award Objectives.  On February 22, 2016, the Compensation Committee certified the Company’s achievement of performance objectives of average AOCF, average net revenue and average free cash flow for the cash performance awards granted in March 2013. In determining the achievement of the performance objectives for the 2013 cash performance awards, AOCF, net revenue and free cash flow were weighted at 50%, 30%, and 20%, respectively. The following table shows actual performance with respect to each of the performance objectives relative to the ranges established in March 2013 and the resulting performance factor used in calculating the aggregate weighted performance payout.

($000s)	2013-2015 Target	Financial Performance Range[6]	Actual 2013-2015 Performance	Actual Performance v. Target	Weighting	Weighted Performance Factor

AOCF	$608	$546 - $668	$633	103.1%	50%	121.4%

Net Revenue	$1,725	$1,551 - $1,898	$1,814	104.1%	30%	131.3%

Free Cash Flow	$496	$446 - $546	$538	108.5%	20%	174.4%

Weighted Performance Payout						135.0%

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These awards provide for a potential payout on a sliding scale such that the actual payment may range from zero (if average AOCF, average net revenues and average free cash flow each fail to reach at least 90% of the targets) to 200% (if, for example, average AOCF equals or exceeds 110% of the target, average net revenues equal or exceed 110% of the target, and average free cash flow equals or exceeds 110% of the target).

For the 2013 cash performance awards to pay out at 100%, the Company was required to achieve specified targets of average AOCF of $608 million, average net revenues of $1,725 million, and average free cash flow of $496 million for years 2013 through 2015, subject to various adjustments including for certain impacts of the Distribution as well as unanticipated acquisitions and dispositions and investments in new business initiatives and exclude all charges for long-term performance-based compensation.7

For years 2013 through 2015, the Company’s average AOCF equaled $633 million, average net revenue equaled $1,814 million and average free cash flow equaled $538 million. Based upon the Company’s performance, the 2013 cash performance awards paid out at 135.0% of target in March 2016.

2015 Cash Incentive Award Grants.  On March 6, 2015, the Company granted cash performance awards to the NEOs in the following target amounts: Mr. Dolan — $570,000; Mr. Sapan — $7,800,000; Mr. Carroll —$1,500,000; Mr. Sullivan — $1,000,000; and Mr. Gallagher — $500,000. All 2015 cash performance awards are subject to vesting based on achievement of specified targets of AOCF, net revenues and free cash flow (determined by calculating the average of AOCF, net revenues and free cash flow of the Company earned in 2015, 2016 and 2017) and continuous employment through March 6, 2018. These performance targets are intended to measure the Company’s ongoing operating performance and are subject to various adjustments including for acquisitions and dispositions and investments in new business initiatives not contemplated at the time the performance objectives are formulated and exclude all charges for long-term performance-based compensation. In determining achievement of the 2015 performance awards, average AOCF, average net revenues, and average free cash flow are weighted at 50%, 30% and 20%, respectively. These awards provide for a potential payout on a sliding scale such that the actual payment may range from zero (if average AOCF, average net revenues and average free cash flow fail to reach at least 90% of the targets) to 200% (if, for example, average AOCF, average net revenues, and average free cash flow all equal or exceed 110% of their respective targets).

Because the targets for the 2015 awards have been derived from the Company’s confidential strategic plan, which is not disclosed publicly for competitive reasons, we do not believe it is appropriate to disclose specific numerical targets. Disclosure of these targets could provide information that could lead to competitive harm. We believe that our strategic plan, and consequently the targets set for the performance awards, are ambitious and reflect desired above-market performance. In determining the threshold levels of performance, the following factors were considered: the Company’s strategic plans and the degree of difficulty in achieving the targets, including a comparison of the strategic plans with analysts’ published projections of our growth as well as the projected growth of some of our competitors. The 2015 performance awards include a sliding scale of payouts based upon the achievement over the next three years of average AOCF, average net revenues and average free cash flow. The Compensation Committee believes that the lowest levels on the sliding scale of the 2015 awards should be achieved, although there can be no assurance this will occur. The Compensation Committee has the authority to amend or waive the performance targets under the 2015 awards and to make interpretations thereof and adjustments thereto subject to the requirements of Code Section 162(m) if applicable to the award.

Restricted Stock Units

Under our executive compensation program, long-term incentive grants of RSUs are made to executive officers and certain other members of management pursuant to the Company’s Amended and Restated 2011 Employee Stock Plan (the “2011 Employee Stock Plan”). The RSUs granted to the NEOs also include a performance vesting condition. Under the 2015 current executive compensation program, RSU awards will cliff vest on the third anniversary of the date of grant, subject to the attainment of the performance vesting condition, so long as the recipient is continuously employed until such date. In 2016, the Compensation Committee

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See footnote 2 to the Compensation Discussion and Analysis for “AOCF” adjustments. “Free Cash Flow” was subject to the same adjustments as described in footnote 2 to the Compensation Discussion and Analysis.

determined that future RSU grants would vest ratably over a three year vesting period rather than cliff vest at the end of the period. The Committee found that this change would provide the Company with a more effective recruitment tool, conformed to industry practice and was appropriately balanced by the three-year cliff vesting of the PSUs.

On March 6, 2015, the Company granted RSUs to the NEOs in the following amounts: Mr. Dolan —5,430 RSUs; Mr. Sapan — 74,307 RSUs; Mr. Carroll — 21,435 RSUs; Mr. Sullivan — 14,290 RSUs; and Mr. Gallagher — 7,145 RSUs. All such 2015 RSU awards will vest based on achievement of performance objectives and continued employment through March 6, 2018. The performance condition relating to the RSUs requires the Company to achieve a 1% target rate of growth in AOCF (relative to 2014) in any of the three fiscal years 2015, 2016 and 2017. The performance metric is designed to achieve tax deductibility under Code Section 162(m). This performance requirement was met in 2015.8 Additional information regarding RSUs for the NEOs during 2015 is set forth in the Summary Compensation Table and the Grants of Plan-Based Awards table under “Executive Compensation Tables” below. More information regarding other equity grants for the NEOs appears in the Outstanding Equity Awards at December 31, 2015 table under “Executive Compensation Tables” below.

COMPENSATION DECISION PROCESS AND COMPENSATION POLICIES

Role of Compensation Committee

The Compensation Committee oversees the design and administration of AMC’s compensation and benefits policies and programs. Among its duties, the Compensation Committee is responsible for (1) establishing our general compensation philosophy and, in consultation with management, overseeing the development and implementation of compensation programs; (2) reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer and the other executive officers of the Company; (3) evaluating the CEO’s and other executive officers’ performance in light of those goals and objectives and determining and approving their compensation levels based upon those evaluations; (4) evaluating the competitiveness of each executive officer’s total compensation package; (5) administering our stockholder approved compensation plans; and (6) overseeing the activities of the committee or committees administering our benefit and retirement plans.

The Compensation Committee is supported in its work by the head of the Human Resources Department, his staff and the Committee’s independent executive compensation consultant as described below. Based upon a review of performance and historical compensation, recommendations and information from members of management, and discussions with the compensation consultant, the Compensation Committee determines and approves compensation for the executive officers, which includes making recommendations to the full Board for its approval of compensation for the Company’s executive officers (other than the Executive Chairman and CEO).

The Committee’s charter, which sets out its duties and responsibilities and addresses other matters, can be found on our website at www.amcnetworks.com.

Role of Independent Compensation Consultant

In accordance with its charter, the Compensation Committee has the authority to engage outside consultants to assist in the performance of its duties and responsibilities. Our Compensation Committee utilizes the services of an independent compensation consultant to assist in determining whether the elements of our executive compensation program are reasonable and consistent with our objectives.

(8)	See footnote 2 to the Compensation Discussion and Analysis for “AOCF” adjustments.

In August 2011, after a full review and selection process, the Compensation Committee engaged Pay Governance LLC (the “Pay Governance”) to serve as its independent compensation consultant. Pay Governance reports directly to our Compensation Committee, and, at the request of the Compensation Committee, Pay Governance meets with members of our management from time to time for purposes of gathering information on management proposals and recommendations to be presented to our Compensation Committee.

The following is a description of the services provided by Pay Governance as the Compensation Committee’s consultant:

•	Attended all Compensation Committee meetings;

•	Provided information, research and analysis pertaining to the executive compensation program for 2015;

•	Regularly updated the Compensation Committee on market trends, changing practices and legislation pertaining to compensation;

•	Assisted the Compensation Committee in making pay determinations for the Executive Chairman and the President and CEO and the other executive officers;

•	Advised on the design of the executive compensation program and the competitiveness of individual compensation targets and awards; and

•	Provided advice and recommendations that incorporated both market data and Company-specific factors.

During 2015, Pay Governance provided no other services to the Company.

The Compensation Committee believes that Pay Governance’s work did not raise any conflict of interest during 2015. In reaching this conclusion, the Compensation Committee considered the factors set forth in the SEC rules regarding compensation advisor independence. Although such independence rules are not applicable to the Company because it is a controlled company, the Compensation Committee believes that Pay Governance nonetheless satisfies the independence factors provided in such rules.

Role of Management

The Compensation Committee reviews the performance and compensation of the Executive Chairman and the President and CEO and, following discussions with Pay Governance and a review of market competitive data, establishes each of their compensation. The management of the Company assists the Compensation Committee and Pay Governance as described above. Within the framework of the compensation programs approved by the Compensation Committee and based on management’s review of market competitive positions, management provides to the Compensation Committee, either directly or through the compensation consultant, management’s recommendations on the compensation for executive officers other than the Executive Chairman and the President and CEO. These recommendations are influenced by the CEO’s assessment of each executive officer’s performance, the performance of the individual’s respective business or function and employee retention considerations. The Compensation Committee reviews management’s recommendations and approves any compensation changes affecting our executive officers as it determines in its sole discretion.

Tally Sheets

The Compensation Committee has reviewed tally sheets setting forth all components of compensation payable, and the benefits accruing, to the NEOs for 2015, including all cash compensation, perquisites and the current value of outstanding equity-based awards. The Compensation Committee considers the information presented in the tally sheets in determining future compensation.

Benchmarking

To ensure we provide compensation comparable to that offered by other leading companies in our industry, we compare the Company’s executive compensation levels against an appropriate peer group of companies tailored for specific Named Executive Officers. As part of the Compensation Committee’s review of 2015 compensation, Pay Governance assisted the Compensation Committee in: (1) determining the appropriate peer group to be used for competitive comparisons; (2) assessing executive compensation in comparison with the appropriate peer group and in light of the Company’s performance; and (3) reviewing the Company’s equity and cash-based executive incentive programs, taking into account evolving market trends.

As a result of the Company’s continued rapid growth in both its domestic and international operations, the Compensation Committee met with Pay Governance to re-evaluate the Corporate Peer Group to determine whether it was comprised of the appropriate group of comparable companies. On October 24, 2014, the Compensation Committee approved changes to the Corporate Peer Group for the 2015 performance year to better reflect the Company’s continued growth and increasingly more complex multi-content international business to oversee.

2015 Corporate Peer Group
CBS Corporation	Scripps Networks Interactive, Inc.
Discovery Communications, Inc.	SIRIUS XM Radio Inc.
DreamWorks Animation SKG Inc.	Starz Corporation
Lions Gate Entertainment Corp	Take-Two Interactive Software Inc.
Netflix, Inc. (New for 2015)

The Compensation Committee added Netflix, Inc. and eliminated Crown Media Holdings Inc. While the Corporate Peer Group includes several significantly larger market capitalization companies, the Committee determined that market capitalization should only be one of many factors considered when selecting a peer group. Revenues, lines of business and sources and competition for talent are also important and, thus, Netflix, Inc. was added and CBS Corporation and SIRIUS remained in the peer group. The Compensation Committee also took into account that Netflix used the Company as one of its peers.

This Corporate Peer Group differs from that used in the stock performance graph contained in the Annual Report on Form 10-K. Due to the fact that only a few of the companies in our peer group had an executive serving as a chief operating officer, the Compensation Committee also considered a supplemental reference group for the Company’s Chief Operating Officer role, which included business unit executives at CBS Corporation, Disney, Fox, Netflix, Paramount, and Viacom.

The Compensation Committee also considered internal and external sources of information to determine the appropriate level and mix of compensation. In order to obtain a general understanding of current compensation practices, the Compensation Committee considered multiple broad-based compensation surveys prepared by a variety of different compensation firms and industry groups. In addition to the Corporate Peer Group, in 2015, the Compensation Committee also considered an additional supplemental reference group for the Company’s Chief Financial Officer and General Counsel roles. This additional supplemental reference group consisted of companies with revenues between $1 billion and $3 billion that participated in the Towers Watson’s 2014 Media Industry Executive Compensation Survey. In its 2015 review of these roles, the Compensation Committee considered competitive pay data based on three references, including: (1) Corporate Peer Group data; (2) the supplemental Towers Watson Media Survey reference group data; and (3) a blend of the Corporate Peer Group data and the supplemental Towers Watson Media Survey reference group data.

In connection with the review of 2015 compensation, Pay Governance presented to the Compensation Committee a comparison of total compensation and each of its components with the median in each position’s applicable peer group. In its review, the compensation consultant noted that there was limited market information regarding the role and compensation of the Executive Chairman in its peer group. The Compensation Committee further considered that the Company’s founder and Executive Chairman, Mr. Charles F. Dolan, plays a unique and important role in setting the strategic direction of the Company in addition to his role on the Board. The Compensation Committee also considered that Mr. Dolan is an executive officer of Cablevision. Pay Governance compared Mr. Dolan’s total target compensation to that received by other executive chairmen of other similar sized companies who were significant stockholders of their companies and found that Mr. Dolan’s total target compensation was below the 50th percentile of this group.

In connection with its review of 2015 compensation, the Compensation Committee set a general guideline for total target compensation, over time, at a range from the median to the 75th percentile of the applicable peer group, reserving for the Compensation Committee the flexibility to recognize differences by individual. The Company competes for talented executives in a highly-compensated industry. The Compensation Committee believes that this range is appropriate in light of the competitive nature of the Company’s businesses as well as the Company’s and its management’s performance. The Compensation Committee believes that these guidelines for total target compensation provide a useful point of reference, along with the other factors described above, in administering the Company’s executive compensation program. For 2015, after considering individual performance and scope of responsibilities, the Compensation Committee believes that all Named Executive Officers are assigned total target compensation levels consistent with the compensation philosophy.

Other Outstanding Awards

In addition to the long-term incentive awards described above, certain of our executives (including the NEOs) have outstanding equity awards that were granted by Cablevision in connection with their service as employees of Cablevision prior to the Distribution. Grants of any such equity awards received by the NEOs (other than Mr. Dolan) are set forth in the Outstanding Equity Awards at December 31, 2015 table under “Executive Compensation Tables” below. The outstanding Cablevision equity-based awards held by Mr. Dolan are not included in the Outstanding Equity Awards at December 31, 2015 table because these awards remain subject to his continued service to Cablevision.

Benefits

Our executive officers are generally eligible to participate in the same retirement plans, health and welfare benefit plans and other voluntary benefit plans made available to other benefits-eligible employees of the Company, including, for example, medical, dental, vision, life insurance and disability coverage. Notwithstanding the foregoing, Mr. Dolan does not participate in certain Company benefit plans, including the Company’s defined contribution plan and the Company’s medical, dental and vision plans. Mr. Dolan receives pension and health benefits from Cablevision.

Defined Contribution Plans

The Company maintains the AMC Networks 401(K) Savings Plan, a tax qualified retirement savings plan (the “AMC 401(k) Plan”). Participating employees, including executive officers, may contribute into their plan accounts a percentage of their eligible pay on a before-tax basis as well as a percentage of their eligible pay on an after-tax basis. The Company matches 100% of the first 3% of pretax eligible earnings and 50% of the next 2% of pretax eligible earnings contributed by participating employees.

The Company also maintains the AMC Networks Excess Savings Plan (the “AMC Excess Savings Plan”) for certain of the Company’s employees, including executive officers. The AMC Excess Savings Plan is a non-qualified deferred compensation plan offered to certain employees, including executive officers, who are restricted by the applicable IRS annual compensation limitation and/or the pre-tax income deferral limitation. More information regarding the AMC Excess Savings Plan is provided in the Nonqualified Deferred

Compensation table under “Executive Compensation Tables” below. Matching contributions made by the Company under the AMC 401(k) Plan, and the AMC Excess Savings Plan on behalf of the NEOs (other than Mr. Dolan) are set forth in the Summary Compensation Table under “Executive Compensation Tables” below.

In addition, the Company may provide a profit sharing contribution based on the employee’s eligible earnings. For December 31, 2015, the Company provided a 4% profit sharing contribution based on the employee’s eligible earnings to each eligible employee, including each NEO (other than Mr. Dolan). The Company’s profit sharing contributions are subject to vesting limitations for the first three years of employment. Matching contributions made by the Company under the AMC 401(k) Plan, and the AMC Excess Savings Plan on behalf of the NEOs are set forth in the Summary Compensation Table under “Executive Compensation Tables” below.

Other

In addition to the standard life insurance available to all Company employees (based on a multiple of base salary, up to a $4,000,000 cap on the total amount of life insurance), Cablevision had purchased whole life insurance policies for certain current and former senior executives of Cablevision, including Mr. Sapan. The policies originally provided coverage (before the application of any dividends to purchase increased insurance) in the amount of the greater of three times the individual’s annual base salary as in effect in 1996 or the estimated death benefit provided under previous policies. As of the most recent anniversary date, the policies for Mr. Sapan provided for an estimated aggregate death benefit of $1,285,594. Information regarding premiums paid with respect to Mr. Sapan is set forth in the Summary Compensation Table below. Upon the Distribution Date, the Company assumed responsibility for the payment of required premiums, if any, with respect to Mr. Sapan.

Perquisites

The Company has adopted a policy that it generally will not provide perquisites to its executive officers. During 2015, the aggregate value of perquisites received by each of Messrs. Sapan, Carroll, Sullivan and Gallagher by the Company was below $10,000.

Post-Termination Compensation

We believe that post-termination benefits are integral to the Company’s ability to attract and retain qualified executives.

Under certain circumstances, payments or other benefits may be provided to employees upon the termination of their employment with the Company. These may include payments or other benefits upon a termination by the Company without cause, termination by the employee for good reason, other voluntary termination by the employee, retirement, death, disability, or termination following a change in control of the Company or a going-private transaction. With respect to the NEOs, the amounts and terms of such payments and other benefits (including the definition of “cause” and “good reason”) are governed by each NEO’s employment agreement and any applicable award agreements. The Company award agreements regarding various long-term incentives address employment termination events, including the circumstances upon which vesting, payment and/or forfeiture of all or a portion of the long-term incentives may be accelerated. If an executive’s employment agreement with the Company refers to the treatment of any award upon a triggering event, the employment agreements generally provide that, if the terms of the award agreement are more favorable than the terms of the employment agreement, then the terms of the award agreement will apply. Post-termination compensation is discussed in greater detail in Executive Compensation Tables, “Employment Agreements” and Executive Compensation Tables, “Termination and Severance” below.

Tax Deductibility of Compensation

Code Section 162(m) establishes a $1 million limit on the amount that a publicly held corporation may deduct for compensation paid to the chief executive officer and the next three most highly paid NEOs (other than the chief financial officer) in a taxable year. This limitation does not apply to any compensation that is “qualified performance-based compensation” under Code Section 162(m), which is defined as compensation paid in connection with certain stock options or that is paid only if the individual’s performance meets pre-established objective goals based on performance criteria established under a plan approved by stockholders. Our short-term and long-term incentive compensation plans are generally designed to qualify for this exemption from the deduction limitations of Code Section 162(m) and to be consistent with providing appropriate compensation to executives. The Company’s stockholders approved the 2011 CIP and the 2011 Employee Stock Plan at the Company’s June 5, 2012 annual meeting of stockholders.

From time to time, to the extent it deems appropriate, the Compensation Committee may make awards (or modifications to awards) that would not qualify for an exemption from Code Section 162(m). For example, we expect that the amount of annual base salary plus any other annual compensation paid or imputed to the President and CEO and the next three most highly paid NEOs covered by Code Section 162(m) that causes their non-performance-based compensation to exceed the $1 million limit will not be deductible by the Company for federal income tax purposes.

Although it is the Company’s intent generally to qualify compensation for the exemption from the deduction limitations, we believe that it is in the best interests of the Company’s stockholders to allow the Compensation Committee the flexibility and discretion to design an appropriate executive compensation program so that the Company can attract, retain and motivate our executives, notwithstanding Code Section 162(m).

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on such review and discussions, we have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the U.S. Securities and Exchange Commission.

Members of the Compensation Committee

Leonard Tow (Chair)

Jonathan F. Miller

Carl E. Vogel

EXECUTIVE COMPENSATION TABLES

The tables below reflect the compensation of the Company’s Executive Chairman, President and CEO, Chief Financial Officer and the two other most highly paid executive officers. See “Compensation Discussion and Analysis” for an explanation of our compensation philosophy and program.

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of our NEOs and paid by us for the years ended December 31, 2013, December 31, 2014 and December 31, 2015.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option and Rights Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Mr. Charles F. Dolan	2015	400,000	—	393,458	—	1,763,500	31,384	2,588,342
Executive Chairman	2014	400,000	—	418,970	—	1,468,220	32,000	2,319,190
	2013	400,000	—	384,947	—	927,500	32,000	1,744,447
Mr. Joshua W. Sapan.	2015	2,000,000	—	5,384,285	—	10,135,000	167,327	17,686,612
President and Chief Executive	2014	2,000,000	—	29,760,943	—	8,411,309	141,604	40,313,856
Officer	2013	1,280,000	—	2,228,570	—	5,904,860	117,124	9,530,554
Mr. Edward A. Carroll	2015	1,500,000	—	1,553,180	—	4,513,038	100,038	7,666,256
Chief Operating Officer	2014	1,150,000	—	1,653,976	—	2,755,385	90,055	5,649,416
	2013	1,100,000	—	1,144,112	—	2,552,007	88,546	4,884,665
Mr. Sean S. Sullivan	2015	800,000	—	1,035,453	—	1,907,769	57,643	3,800,865
Executive Vice President and	2014	700,000	—	882,136	—	1,206,253	54,128	2,842,517
Chief Financial Officer	2013	655,000	—	607,787	—	988,083	53,280	2,304,150
Mr. James G. Gallagher	2015	625,000	—	517,727	—	1,116,621	45,198	2,304,546
Executive Vice President and	2014	550,000	—	496,177	—	892,351	42,749	1,981,277
General Counsel	2013	520,000	—	354,552	—	737,273	42,281	1,654,106

(1)	For 2015, salaries paid to the NEOs accounted for the following percentage of their total compensation: Mr. Dolan —20%; Mr. Sapan — 11%; Mr. Carroll — 22%; Mr. Sullivan — 22%; and Mr. Gallagher — 30%.

(2)

For 2015, 2014 and 2013, this column reflects the aggregate grant date fair value of the Company’s restricted stock units that were awarded in 2015, 2014 and 2013, respectively, without any reduction for risk of forfeiture, as calculated in accordance with FASB ASC Topic 718. In addition, in 2014, concurrently with the execution of his amended and restated employment agreement, Mr. Sapan received a one-time special equity retention award of restricted stock units with an aggregate target value of $25,000,000, which vests on December 31, 2020. See “Employment Agreements —Joshua W. Sapan” for details about the special equity retention award.

(3)	No stock options and/or rights were granted in 2013, 2014 or 2015.

(4)

The 2015 figures in this column for Messrs. Dolan, Sapan, Carroll, Sullivan and Gallagher include the annual incentive awards for performance in 2015 and the value of performance awards granted in 2013, earned at the end of 2015 as follows: Mr. Dolan: $994,000 and $769,500, respectively; Mr. Sapan: $5,680,000 and $4,455,000, respectively; Mr. Carroll: $2,984,288 and $1,518,750, respectively; Mr. Sullivan: $1,097,769 and $810,000, respectively; and Mr. Gallagher: $644,121 and $472,500, respectively.

The 2014 figures in this column for Messrs. Dolan, Sapan, Carroll, Sullivan and Gallagher include the annual incentive awards for performance in 2014 and the value of performance awards granted in 2012, earned at the end of 2014 as follows: Mr. Dolan: $864,500 and $603,720, respectively; Mr. Sapan: $4,916,441 and $3,494,868, respectively; Mr. Carroll: $1,637,385 and $1,118,000, respectively; Mr. Sullivan: $647,253 and $559,000, respectively; and Mr. Gallagher: $556,951 and $335,400, respectively.

The 2013 figures in this column for Messrs. Sapan, Carroll, Sullivan and Gallagher include the annual incentive awards for performance in 2013 and the value of performance awards granted in 2011, earned at the end of 2013 as follows: Mr. Sapan: $3,392,004 and $ 2,512,860, respectively; Mr. Carroll: $ 1,673,857 and $878,150, respectively; Mr. Sullivan: $650,333 and $337,750, respectively; and Mr. Gallagher: $413,033 and $324,240, respectively. The amount included for Mr. Dolan represents the annual incentive award of $927,500 earned in 2013 and paid in March 2014.

(5)	The table below shows the components of this column:

Name	Year	401(k) Plan Match ($)(a)	Excess Savings Plan Match $(a)	Life Insurance Premiums ($)(b)	Deferred Compensation Awards ($)	Perquisites ($)(c)	Total ($)
Mr. Dolan	2015	—	31,384	—	—	—	31,384
Mr. Sapan	2015	20,000	136,541	10,786	—	—	167,327
Mr. Carroll	2015	21,000	79,038	—	—	—	100,038
Mr. Sullivan	2015	20,685	36,958	—	—	—	57,643
Mr. Gallagher	2015	21,000	24,198	—	—	—	45,198

(a)

These columns represent, for each individual, a matching contribution and non-contributory Company contribution funded by the Company on behalf of such individual under the AMC 401(k) Plan or AMC Excess Savings Plan, as applicable. The AMC Excess Savings Plan match and non-contributory Company contributions are reflected in the Nonqualified Deferred Compensation table below.

(b)

This column represents amounts paid for premiums on whole life insurance policies purchased by Cablevision for Mr. Sapan. Upon the Distribution, the Company assumed responsibility for the payment of premiums with respect to Mr. Sapan. Mr. Dolan also has a whole life insurance policy provided by Cablevision for which the Company has not assumed any obligations and the premium payments are not included in this table.

(c)

Perquisites provided to Messrs. Sapan, Carroll, Sullivan or Gallagher did not exceed an aggregate value of $10,000. The Company generally does not provide perquisites to the NEOs. Perquisites received by Mr. Dolan during 2015 were in respect of his service to Cablevision and are not included in this table. For more information regarding perquisites, see Compensation Discussion and Analysis, “Compensation Decision Process and Compensation Policies — Perquisites.”

Grants of Plan-Based Awards

The table below presents information regarding awards granted in 2015 to each NEO under the Company’s plans, including estimated possible and future payouts under non-equity incentive plan awards and other restricted stock and stock option awards.

			Estimated Future Payouts Under Non- Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Name	Year	Grant Date	Threshold($)	Target($)	Maximum($)
Mr. Dolan	2015	1/1/2015(2)	—	700,000	1,400,000	—	—
	2015	3/6/2015(3)	285,000	570,000	1,140,000	—	—
	2015	3/6/2015(4)	—	—	—	5,430	380,000
Mr. Sapan	2015	1/1/2015(2)	—	4,000,000	8,000,000	—	—
	2015	3/6/2015(3)	3,900,000	7,800,000	15,600,000	—	—
	2015	3/6/2015(4)	—	—	—	74,307	5,200,000
Mr. Carroll	2015	1/1/2015(2)	—	2,250,000	4,500,000	—	—
	2015	3/6/2015(3)	750,000	1,500,000	3,000,000	—	—
	2015	3/6/2015(4)	—	—	—	21,435	1,500,000
Mr. Sullivan	2015	1/1/2015(2)	—	800,000	1,600,000	—	—
	2015	3/6/2015(3)	500,000	1,000,000	2,000,000	—	—
	2015	3/6/2015(4)	—	—	—	14,290	1,000,000
Mr. Gallagher	2015	1/1/2015(2)	—	468,750	937,500	—	—
	2015	3/6/2015(3)	250,000	500,000	1,000,000	—	—
	2015	3/6/2015(4)	—	—	—	7,145	500,000

(1)

This column reflects the aggregate grant date fair value of the Company’s restricted stock units granted to each NEO in 2015 without any reduction for risk of forfeiture, as calculated in accordance with FASB ASC Topic 718 on the grant date.

(2)

This row reflects the possible payouts with respect to grants of annual incentive awards under the Company’s Cash Incentive Plan for performance in 2015. Each of the executives is assigned a target bonus percentage and amount; there is no threshold amount for annual incentive awards. Under the terms of the awards, each executive is eligible to receive payment of an annual incentive award equal to the lesser of $10 million or two times his bonus target, subject to the Compensation Committee’s discretion to reduce the award. The amounts of annual incentive awards actually paid for performance in 2015 are disclosed in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. For more information regarding the terms of these annual incentive awards, please see Compensation Discussion and Analysis, “2015 Compensation Decisions — Annual Cash Incentives.”

(3)

This row reflects the future payout with respect to performance awards that were granted under the Company’s Long-Term Incentive Plan in 2015. Each performance award was granted with a target amount, subject to actual payment based on a sliding scale ranging from zero to two times the target amount. The stated threshold payout for the performance awards represent the payout in the event that the threshold performance level is achieved (but not exceeded) for each of the applicable performance targets. If the threshold performance level is achieved for at least one of the performance targets, but not achieved for one or more of the performance targets, then the payout would be less than the amount stated in the table above. These performance awards will be payable in the first quarter of 2018 if the Company achieves specified performance targets in the three-year period ending December 31, 2017. For more information regarding the terms of these performance awards, see Compensation Discussion and Analysis, “2015 Compensation Decisions — Long-term Incentives — Cash Performance Awards.”

(4)

This row reflects the Company’s restricted stock units that were awarded in 2015. The awards are expected to cliff vest on March 6, 2018 and are subject to performance criteria which have been satisfied. See Compensation Discussion & Analysis, “2015 Compensation Decisions — Long-term Incentives — Restricted Stock Units.”

Outstanding Equity Awards at 2015 Year End

The table below shows (i) each grant of stock options that are unexercised and outstanding and (ii) the aggregate number of unvested restricted stock units outstanding for each NEO, in each case as of December 31, 2015.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have not Vested ($)
Mr. Dolan(6)	66,000	—	—	17.91	6/5/2016	—	—	—	—
	—	—	—	—	—	5,430(2)	405,512	—	—
	—	—	—	—	—	5,432(3)	405,662	—	—
	—	—	—	—	—	6,497(4)	485,196	—	—
Mr. Sapan	—	—	—	—	—	74,307(2)	5,549,247	—	—
	—	—	—	—	—	74,339(3)	5,551,637	—	—
	—	—	—	—	—	37,613(4)	2,808,939	—	—
	—	—	—	—	—	353,757(5)	26,418,573	—	—
Mr. Carroll	—	—	—	—	—	21,435(2)	1,600,766	—	—
	—	—	—	—	—	21,444(3)	1,601,438	—	—
	—	—	—	—	—	18,969(4)	1,416,605	—	—
Mr. Sullivan	—	—	—	—	—	14,290(2)	1,067,177	—	—
	—	—	—	—	—	11,437(3)	854,115	—	—
	—	—	—	—	—	10,258(4)	766,067	—	—
Mr. Gallagher	—	—	—	—	—	7,145(2)	533,589	—	—
	—	—	—	—	—	6,433(3)	480,416	—	—
	—	—	—	—	—	5,984(4)	446,885	—	—

(1)	Calculated using the closing price of Class A Common Stock on NASDAQ on December 31, 2015 of $74.68 per share.

(2)	These restricted stock units are scheduled to vest on March 6, 2018.

(3)	These restricted stock units are scheduled to vest on March 7, 2017.

(4)	These restricted stock units vested on March 12, 2016.

(5)	These restricted stock units are scheduled to vest on December 31, 2020.

(6)

As discussed in greater detail under Compensation Discussion and Analysis, “Compensation Decision Process and Compensation Policies — Other Outstanding Awards.” Outstanding Cablevision equity-based awards held by Mr. Dolan are subject to his continued employment by Cablevision.

Option Exercises and Stock Vested

The table below shows stock option exercises during the year ended December 31, 2015 and the vesting of restricted stock units during the same period.

	Option Exercises		Restricted Stock Units
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting	Value Realized On Vesting ($)(2)
Mr. Dolan	45,000	3,376,350	7,986	571,558
Mr. Sapan	—	—	46,229	3,308,610
Mr. Carroll	8,250	505,645	22,183	1,587,637
Mr. Sullivan	—	—	11,091	793,783
Mr. Gallagher	—	—	6,655	476,298

(1)	These amounts reflect the difference between the exercise price of the option and the market price at the time of exercise.

(2)	Calculated using the closing price of Class A Common Stock on March 13, 2015, multiplied by the number of shares vesting on March 15, 2015.

Nonqualified Deferred Compensation

The table below shows: (1) the contributions made by the NEOs in respect of their compensation from the Company and contributions funded by the Company in 2015; (2) aggregate earnings on each NEO account balance in 2015; and (3) the account balance of such executive officer under the AMC Networks Inc. Excess Savings Plan as of December 31, 2015.

Name	Plan Name	Executive Contributions in 2015(2)($)	Registrant Contributions in 2015(3)($)	Aggregate Earnings in 2015(4)($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 2015 FYE ($)
Mr. Dolan(1)	AMC Excess Savings Plan	23,077	31,384	1	—	236,070
Mr. Sapan	AMC Excess Savings Plan	174,307	136,541	13	—	2,017,758
Mr. Carroll	AMC Excess Savings Plan	109,093	79,038	9	—	1,356,979
Mr. Sullivan	AMC Excess Savings Plan	48,516	36,958	(4,582)	—	284,837
Mr. Gallagher	AMC Excess Savings Plan	38,077	24,198	426		274,706

(1)

The amounts for Mr. Dolan in this table include contributions funded by Mr. Dolan in respect of his compensation from the Company only, the contributions funded by the Company only and the aggregate balance of Mr. Dolan’s account that relates to his services to the Company only.

(2)

These amounts represent a portion of the NEOs’ salaries, which are included in the numbers reported in the “Salary” column of the Summary Compensation Table that the executives contributed to the respective plans.

(3)	These amounts are included in the Summary Compensation Table under “All Other Compensation” and described in Note 5 to that table.

(4)	These amounts are not reported in the “All Other Compensation” column of the Summary Compensation Table.

AMC Networks 401(k) Savings Plan

During 2015, the Company’s U.S. employees, including its executive officers, other than Mr. Dolan, participated in the AMC 401(k) Plan, a tax-qualified retirement savings plan. Under this plan, participating employees are eligible to contribute into their plan accounts a percentage of their eligible pay on a before-tax basis as well as a percentage of their eligible pay on an after-tax basis. The Company matches up to 100% of the first 3% of eligible earnings contributed pre-tax by participating employees and then matches 50% of the next 2% of eligible earnings contributed pre-tax by participating employees. In addition, the Company may provide a non-contributory profit sharing contribution based on the employee’s eligible earnings. The Company’s profit sharing contributions are subject to vesting limitations for the first three years of employment. For December 31, 2015, the Company provided an additional 4% profit sharing contribution based on the employee’s eligible earnings to each participating and eligible employee.

AMC Networks Inc. Excess Savings Plan

During 2015, certain of the Company’s U.S. employees, including its executive officers, participated in the AMC Excess Savings Plan. The AMC Excess Savings Plan is a non-qualified deferred compensation plan that operates in conjunction with the AMC 401(k) Plan. An employee is eligible to participate in the AMC Excess Savings Plan for a calendar year if his or her eligible earnings in the preceding year exceeded (or would have exceeded, if the employee had been employed for the entire year) the IRS limit on the amount of compensation that can be taken into account in determining contributions under tax-qualified retirement plans ($265,000 in 2015) and he or she makes an election to participate prior to the beginning of the year employee whose contributions to the AMC 401(k) Plan are limited as a result of this compensation limit or as a result of reaching the maximum 401(k) deferral limit ($18,000 or $24,000 if 50 or over, for 2015) can continue to make pre-tax contributions under the AMC Excess Savings Plan of up to 10% of his or her eligible pay. In addition, the Company will make matching contributions of 100% of the first 3% of eligible earnings contributed by participating employees and then will match 50% of the next 2% of eligible earnings contributed by participating employees. A participant is always fully vested in his or her own contributions and in the Company’s matching contributions. Account balances under the AMC Excess Savings Plan are invested at the discretion of the executive choosing from a selection of investments generally equal to those investments available in the AMC 401(k) Plan. Distributions are made in a lump sum as soon as practicable after termination of the participant’s employment with the Company, subject to restrictions under Section 409A.

Employment Agreements

The Company’s employment agreements with Messrs. Dolan, Sapan, Carroll, Sullivan and Gallagher are described below. As noted above, Mr. Dolan also continues to serve as an officer and employee of Cablevision. Such Cablevision employment is pursuant to a written employment agreement between Cablevision and Mr. Dolan (which is not described herein).

Charles F. Dolan

Mr. Dolan’s employment agreement with the Company provides for his employment as our Executive Chairman. The employment agreement with the Company has an initial term of one year and automatically renews for successive one-year terms unless terminated by either party at least three months prior to the end of the then existing term. The agreement provides for an annual base salary of not less than $400,000 per year, subject to increase by the Company’s Compensation Committee. Mr. Dolan is also eligible for an annual bonus with a target of 175% of his annual base salary, as the Company’s Compensation Committee shall determine in its discretion. Under the agreement, Mr. Dolan continues to be eligible to participate in the Company’s long-term cash or equity programs or arrangements, at the level determined by the Company’s Compensation Committee, in its discretion consistent with his role and responsibilities as Executive Chairman. Although there is no guarantee, it is currently expected that long-term cash and/or equity awards will be made to Mr. Dolan annually.

The Company provides Mr. Dolan with life and accidental death and dismemberment insurance. Such life and accidental death and dismemberment insurance provided by the Company is based on Mr. Dolan’s base salary from the Company (provided that, to the extent the Company and Cablevision continue to use the same insurance carriers, any payout under the Company’s plans will be aggregated with similar payouts under the Cablevision plan with respect to any applicable maximum coverage). Mr. Dolan does not participate in any other employee welfare benefit or pension plan of the Company. The employment agreement authorizes Mr. Dolan, in carrying out his responsibilities and duties under the agreement, to make expenditures from time to time on behalf of the Company for the performance, furtherance and maintenance of the Company’s business, including travel relating to the business of the Company, entertainment and similar items, and the Company agrees to promptly reimburse Mr. Dolan for such expenditures or in some cases to advance the amount thereof to Mr. Dolan.

Mr. Dolan’s employment agreement does not provide for any post-employment benefits in the event of the termination of his employment by him or the Company other than in the case of his death or disability. In the event of Mr. Dolan’s death, his agreement provides for payment to his estate of an amount equal to the greater of one year’s base salary or one-half of the compensation that would have been payable to Mr. Dolan during the remaining term of his agreement. The Company has the right under the employment agreement to terminate the agreement if Mr. Dolan is incapacitated for more than six consecutive months. In that event, Mr. Dolan will be entitled to receive all his compensation and benefits until the end of the remaining term of his agreement. Mr. Dolan’s employment agreement does not address (or provide for any benefits in the event of) termination by the Company without cause, by Mr. Dolan for good reason or termination in connection with retirement, a change in control or a going private transaction.

Mr. Dolan acknowledges in the employment agreement that any continuing service requirements with respect to any options to purchase Company stock or restricted shares of Company stock issued in connection with the Distribution will be based solely on his service to Cablevision and its affiliates (other than the Company and our subsidiaries). The Company will have no liability to Mr. Dolan with respect to any cash payable pursuant to the outstanding long-term cash and equity awards that were granted to him under the plans of Cablevision prior to June 30, 2011 (the “Distribution Date”), the date Cablevision spun off the Company (the “Distribution”), and Mr. Dolan has agreed that he will not assert any such liability against the Company.

In the employment agreement, the Company acknowledges that, in addition to Mr. Dolan’s services pursuant to the agreement, he will simultaneously serve, and is expected to devote most of his business time and attention to serving, as Chairman of Cablevision. The Company recognizes and agrees that his responsibilities to Cablevision will preclude him from devoting a substantial portion of his time and attention to the Company’s affairs. The agreement states the Company’s recognition that there may be certain potential conflicts of interest and fiduciary duty issues associated with Mr. Dolan’s dual roles at the Company and Cablevision and that none of (i) his dual responsibilities at the Company and Cablevision; (ii) his inability to devote a substantial portion of his time and attention to the Company’s affairs; (iii) the actual or potential conflicts of interest and fiduciary duty issues that are waived in the Company’s Amended and Restated Certificate of Incorporation; or (iv) any actions taken, or omitted to be taken, by him in good faith to comply with his duties and responsibilities to the Company or Cablevision in light of his dual responsibilities to the Company and Cablevision, will be deemed to be a breach by him of his obligations under the employment agreement.

Joshua W. Sapan

On April 24, 2014, the Company entered into an amended and restated employment agreement with Mr. Sapan. The employment agreement amended and restated an employment agreement that the Company entered into with Mr. Sapan in 2011. Mr. Sapan’s employment agreement with the Company provides for Mr. Sapan’s employment as President and CEO of the Company until December 31, 2020 (the “Scheduled Expiration Date”) at a minimum annual base salary of $2,000,000 (subject to annual review and potential increase in the discretion of the Company’s Compensation Committee) and an annual target bonus equal to 200%

of his annual base salary (and a possible range of 0% to 400%) based on the achievement of performance criteria established by the Compensation Committee in its discretion. Such performance criteria will be set with the same level of difficulty as applied to other senior executives of the Company generally and it is anticipated that such performance criteria will be set with a level of difficulty reasonably consistent with past practice. Under the agreement, Mr. Sapan continues to be eligible to participate in all the Company’s employee benefits and retirement plans at the level available to other members of senior management of the Company subject to meeting the relevant eligibility requirements and the terms of the plans.

Mr. Sapan is eligible to participate in the Company’s long-term cash or equity programs and arrangements consistent with the role and responsibilities of President and CEO. In calendar year 2014, and each year thereafter through the Scheduled Expiration Date during which Mr. Sapan is employed by the Company, Mr. Sapan is entitled to receive long-term cash and equity awards with an aggregate target value of $13,000,000. Unless consented to by Mr. Sapan in writing, the ratio of long-term cash and equity awards in each applicable period will be reasonably consistent with past practice and will be the same ratio as generally provided to Mr. Sapan currently or to other senior executives of the Company generally. Any performance criteria applicable to the long-term cash and equity awards will be set with the same level of difficulty as applied to other senior executives of the Company generally and it is anticipated that the performance criteria will be set with a level of difficulty reasonably consistent with past practice.

To provide an additional incentive for Mr. Sapan to agree to extend his tenure and stay through the end of the term of his new employment agreement, the Compensation Committee offered Mr. Sapan the opportunity to earn a one time special equity retention award of 353,756 restricted stock units (the “Special Equity Award”). This Special Equity Award will vest on December 31, 2020, as long as Mr. Sapan is continuously employed until such date and the performance condition is attained or on an earlier change in control (as defined in the award agreement). The performance condition requires the Company to achieve in any of the two fiscal years 2015 and 2016, at least 90% of the AOCF for fiscal year 2013, or in the period April 1, 2014 through December 31, 2014 at least 90% of the AOCF for the period April 1, 2013 through December 31, 2013. This Company performance requirement was met in 2014.

If, prior to the Scheduled Expiration Date, Mr. Sapan’s employment with the Company is terminated (i) by the Company or (ii) by him for Good Reason, and at the time of any such termination Cause does not exist, then, subject to his execution of the Company’s then standard separation agreement (modified to reflect terms of the employment agreement), which separation agreement will include, without limitation, general releases by him as well as non-competition, non-solicitation, non-disparagement, confidentiality and other provisions substantially similar to (and not more restrictive than) those set forth in the agreement (a “Separation Agreement”), the Company will provide him with the following benefits and rights:

(a)         A cash severance payment equal to two times the sum of his annual base salary and annual target bonus will be made on the 90th day after the termination of his employment;

(b)         Each outstanding long-term cash performance award that is subject to performance criteria will immediately vest in full and will be paid at the same time and to the same extent that other members of senior management receive payment for such awards as determined by our Compensation Committee (subject to the satisfaction of any applicable performance objectives);

(c)         Each of his outstanding long-term cash awards (including any deferred compensation awards under the long-term cash award program) that are not subject to performance criteria will immediately vest in full and will be payable on the 90th day after the termination of his employment;

(d)         (i) All of the time-based restrictions on his outstanding restricted stock and restricted stock units (including the Special Equity Award) will immediately be eliminated; (ii) deliveries with respect to all such restricted stock that are not subject to performance criteria will be made to him immediately after the effective date of the Separation Agreement; (iii) payment and deliveries with respect to all such restricted stock units that are not subject to performance criteria will be made to him on the 90th day after the termination of his employment; and (iv) payments or deliveries with respect to his restricted stock and restricted stock units that are subject to performance criteria will be made (A) with respect to the Special Equity Award and any other award granted after the date of the employment agreement, as soon as practicable after the Compensation Committee determines that performance criteria have been satisfied (which determination will be made (1) with respect to performance periods that ended on or prior to the date of termination, within a reasonable period of time following termination and (2) with respect to performance periods ending after the date of termination, within a reasonable period of time following the end of such performance periods) and (B) with respect to other awards only if, when and to the same extent that other executive officers receive payment or deliveries for such awards as determined by our Compensation Committee (subject to satisfaction of any applicable performance objectives);

(e)         Each of his outstanding stock options and stock appreciation awards will immediately vest and become exercisable and he will have the right to exercise each of those options and stock appreciation awards for the remainder of the term of the option or award; and

(f)         A prorated annual bonus for the year in which such termination occurred to the same extent that other executive officers receive payment of bonuses for such year as determined by our Compensation Committee in its sole discretion (and subject to the satisfaction of any applicable performance objectives), payable at the same time annual bonuses for such year are payable to other executive officers, and, if not previously paid, his annual bonus for the preceding year, to the same extent that other members of senior management receive payment of annual bonuses for such preceding year as determined by our Compensation Committee in its sole discretion (and subject to the satisfaction of any applicable performance objectives), which annual bonus shall be payable at the same time annual bonuses for such preceding year are payable to other members of senior management.

Notwithstanding clauses (c), (d) and (e) above, any more favorable provisions of Mr. Sapan’s existing cash incentive, restricted stock, restricted stock unit, stock option or stock appreciation right award agreements will apply to the treatment of such awards following a “going private transaction” (as defined in the award agreements), a “change of control” (as defined in the award agreements) or Mr. Sapan’s death.

With respect to any long-term cash performance, restricted stock and restricted stock unit awards that are subject to performance criteria and for which the performance periods have not been completed on the date of Mr. Sapan’s termination of employment by the Company without Cause or by him for Good Reason at which time Cause does not exist, the Company will (1) pay a cash amount equal to the target amount of the cash awards and deliver a number of shares equal to the number of restricted shares and restricted stock unit awards to a “Rabbi Trust” and (2) to the extent the performance criteria are satisfied, the cash and shares in the Rabbi Trust will be paid to Mr. Sapan in accordance with the terms set forth in clauses (c) and (d) above (and to the extent the performance criteria are not achieved, the cash and shares will revert to the Company).

If Mr. Sapan ceases to be an employee of the Company or any of its affiliates prior to the Scheduled Expiration Date as a result of his death or physical or mental disability, Mr. Sapan (or his estate or beneficiary) will be provided with the benefits and rights set forth in (b) through (f) of the preceding paragraph, and, in the event of his death, such longer period to exercise his then outstanding stock options and stock appreciation awards as may otherwise be permitted under the applicable plan and award letter.

If, after the Scheduled Expiration Date, Mr. Sapan’s employment with the Company is terminated (i) by the Company; (ii) by him for Good Reason; or (iii) by him without Good Reason but only if he had provided the Company with at least six months’ advance written notice of his intent to terminate his employment and such written notice specifies an effective date of termination no sooner than the first day after the Scheduled Expiration Date; or (iv) as a result of his death or disability, and at the time of any such termination, Cause does not exist, then, subject to (except in the case of his death) his execution of a Separation Agreement, he or his estate or beneficiary, as the case may be, will be provided with the benefits and rights set forth above in (b) through (f) of the next preceding paragraph.

If, prior to, on, or after the Scheduled Expiration Date, Mr. Sapan ceases to be employed by the Company for any reason other than his being terminated for Cause, he will have three years to exercise outstanding stock options and stock appreciation awards, unless he is afforded a longer period for exercise pursuant to his employment agreement or any applicable award letter. In no event, however, will stock options or stock appreciation rights remain exercisable beyond their regularly scheduled term (except as may otherwise be permitted under the applicable award in the case of death).

Upon the termination of Mr. Sapan’s employment with the Company, except as otherwise specifically provided in the employment agreement, his rights to benefits and payments under the Company’s pension and welfare plans (other than severance benefits) and any outstanding long-term cash or equity awards will be determined in accordance with the then current terms and provisions of such plans, agreements and awards under which such benefits and payments (including such long-term cash or equity awards) were granted.

The employment agreement contains certain covenants by Mr. Sapan, including a noncompetition agreement that restricts Mr. Sapan’s ability to engage in competitive activities until the first anniversary of the termination of his employment with the Company.

For purposes of Mr. Sapan’s employment agreement, the following definitions apply:

“Cause” is defined as (1) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company or an affiliate thereof, or (2) commission of any act or omission that results in, or may reasonably be expected to result in, a conviction, plea of no contest, plea of nolo contendere or imposition of unadjudicated probation for any crime involving moral turpitude or any felony.

“Change in Control” of the Company means the acquisition, in a transaction or a series of related transactions, by any person or group, other than Charles F. Dolan or members of the immediate family of Charles F. Dolan or trusts for the benefit of Charles F. Dolan or his immediate family (or an entity or entities controlled by any of them) or any employee benefit plan sponsored or maintained by the Company, of the power to direct the management of the Company or substantially all its assets (as constituted immediately prior to such transaction or transactions).

Termination for “Good Reason” means that (1) without Mr. Sapan’s consent, (A) Mr. Sapan’s base salary or annual bonus target is reduced, (B) the Company requires that Mr. Sapan’s principal office be located more than 50 miles from Manhattan, (C) the Company materially breaches its obligations to Mr. Sapan under his employment agreement, (D) Mr. Sapan is no longer the President and CEO of the Company, (E) Mr. Sapan no longer reports directly to the Chairman (or an Executive Chairman) of the Board of Directors of the Company, or (F) Mr. Sapan’s responsibilities are materially diminished; (2) Mr. Sapan has given the Company written notice, referring specifically to this definition, that he does not consent to such action; (3) the Company has not corrected such action within 15 days of receiving such notice; and (4) Mr. Sapan voluntarily terminates his employment within 90 days following the happening of the action described in subsection (1) of this definition.

Edward A. Carroll

On April 19, 2013, AMC Networks entered into an employment agreement with Mr. Carroll (the “Carroll Employment Agreement”), replacing his previous employment agreement, which expired on April 15, 2013. The Carroll Employment Agreement provides for Mr. Carroll’s employment as Chief Operating Officer of the Company through December 31, 2016, with a minimum annual base salary of $1,100,000 (subject to annual review and potential increase in the discretion of the Company’s Compensation Committee) and an annual target bonus opportunity equal to not less than 115% of his annual base salary. He will be eligible for our standard benefits programs and to participate in our long-term equity and other incentive programs, in each case on the same basis as similarly situated executives at the Company. The Carroll Employment Agreement provides that it is expected that Mr. Carroll’s participation in the Company’s long-term equity and other incentive programs will consist of annual grants of cash and/or equity awards with a target value of not less than $2,250,000, as determined by the Compensation Committee.

The Carroll Employment Agreement provides severance benefits if Mr. Carroll’s employment is terminated prior to December 31, 2016 (1) by the Company or (2) by Mr. Carroll for Good Reason, and at the time of such termination under clauses (1) or (2) Cause does not exist. These benefits consist of (a) the payment of an amount in cash equal to not less than two times the sum of Mr. Carroll’s annual base salary and his annual target bonus as in effect at that time, (b) the payment of a prorated bonus for the year of termination and, to the extent termination occurs prior to the payment of an annual bonus for the preceding year, payment of an annual bonus for the preceding year, in each case, if and when other similarly situated employees receive payment of bonuses for such years as determined by the Company’s Compensation Committee in its sole discretion (and subject to the satisfaction of any applicable Company and business-unit performance objectives without adjustment for individual performance), (c) each of his outstanding long-term cash awards granted under the plans of the Company shall immediately vest in full and be payable at the same time and to the same extent such awards are paid to similarly situated active executives as determined by the Company’s Compensation Committee (subject to satisfaction of any applicable performance criteria), (d) each of his outstanding restricted stock or restricted stock unit awards granted under plans of the Company will continue to vest in accordance with their original vesting schedule and payments or deliveries will be made to him on the original vesting date, and (e) each of his outstanding stock options and stock appreciation awards under the plans of the Company will continue to vest in accordance with their original vesting schedule and he will have the right to exercise each of such options and awards for the remainder of the term of such option or award. All benefits would be conditioned on Mr. Carroll executing a Separation Agreement.

If Mr. Carroll ceases to be an employee of the Company prior to December 31, 2016 as a result of his death or physical or mental disability, and at the time Cause does not exist then, subject (other than in the case of death) to his execution of a Separation Agreement, Mr. Carroll (or his estate or beneficiary) will be provided with the benefits and rights set forth in clauses (b), (d) and (e) in the preceding paragraph, and each of his outstanding long-term cash incentive awards granted under plans of the Company will immediately vest in full, whether or not subject to performance criteria and will be payable on the 90th day after termination of his employment; provided, that if any such award is subject to any performance criteria, then (i) if the measurement period for such performance criteria has not yet been fully completed, then the payment amount shall be at the target amount for such award and (ii) if the measurement period for such performance criteria has already been fully completed, then the payment of such award shall be at the same time and to the extent that other similarly situated executives receive payment as determined by the Company’s Compensation Committee (subject to satisfaction of the applicable performance criteria).

Notwithstanding clauses (c), (d) and (e) above, any more favorable provisions of Mr. Carroll’s existing cash incentive, restricted stock, restricted stock unit, stock option or stock appreciation right award agreements will apply to the treatment of such awards following a “going private transaction” (as defined in the award agreements), a “change of control” (as defined in the award agreements) or Mr. Carroll’s death.

For purposes of the Carroll Employment Agreement the following definitions apply:

“Cause” means (i) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company or an affiliate thereof, or (ii) commission of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any crime involving moral turpitude or any felony.

Termination for “Good Reason” means that (1) without Mr. Carroll’s consent, (A) his base salary or annual bonus target is reduced, (B) his title is reduced, (C) he reports directly to someone other than the Executive Chairman or the President and CEO of the Company, (D) his responsibilities as in effect immediately after April 19, 2013 are thereafter materially diminished, or (E) the Company requires that his principal office be located more than 50 miles from Manhattan; (2) he has given the Company written notice, referring specifically to the Carroll Employment Agreement and the Good Reason definition, that he does not consent to such action; (3) the Company has not corrected such action within 30 days of receiving such notice; and (4) he voluntarily terminates his employment within 90 days following the happening of the action described in subsection (1) above.

Sean S. Sullivan

On April 13, 2016, the Company entered into an amended and restated employment agreement with Mr. Sullivan, the terms of which are described below. The employment agreement provides for Mr. Sullivan’s employment as Executive Vice President — Chief Financial Officer of the Company through April 13, 2019, with a minimum annual base salary of $900,000 (subject to annual review and potential increase in the discretion of the Company’s Compensation Committee) and an annual target bonus opportunity equal to 100% of his annual base salary in the discretion of the Company’s Compensation Committee. He will be offered our standard benefits programs and the opportunity to participate in our long-term equity and other incentive programs, in each case on the same basis as similarly situated executives at the Company. The agreement provides that, beginning in 2016, it is expected that Mr. Sullivan’s participation in the Company’s long-term equity and other incentive programs will consist of annual grants of cash and/or equity awards with a target value of not less than $2,400,000, as determined by the Compensation Committee.

Mr. Sullivan’s employment agreement provides severance benefits if Mr. Sullivan’s employment is terminated prior to April 13, 2019 (1) by the Company or (2) by Mr. Sullivan for Good Reason, and at the time of such termination under clauses (1) or (2) Cause does not exist. These benefits consist of the payment of an amount in cash equal to not less than two times the sum of Mr. Sullivan’s annual base salary and his annual target bonus as in effect at that time. In addition, Mr. Sullivan is entitled to a prorated bonus for the year of termination and, to the extent termination occurs prior to the payment of an annual bonus for the preceding year, an annual bonus for the preceding year, in each case, if and when other similarly situated employees receive payment of bonuses for such years as determined by the Company’s Compensation Committee in its sole discretion and subject to the satisfaction of any applicable Company and business-unit performance objectives without adjustment for individual performance (collectively, the “Sullivan Bonuses”). Mr. Sullivan is also entitled to vesting (or, in the case of options and stock appreciation awards, continued vesting in accordance with the original vesting schedule) of a prorated portion of any then-outstanding equity and cash incentive awards, in each case subject to the Compensation Committee’s certification of the achievement of any applicable performance conditions. Mr. Sullivan will have the right to exercise any such prorated portion of options and stock appreciation awards for the remainder of the applicable term. Finally, the Company’s Compensation Committee will consider, in good faith, approving the vesting of Mr. Sullivan’s remaining outstanding equity and cash incentive awards, provided that, to the extent any such awards are subject to any performance criteria, any such vested portion will be payable when and to the same extent paid to other employees generally holding such awards, subject to the satisfaction of the performance criteria. All termination payments and benefits described above would be conditioned on Mr. Sullivan executing a Separation Agreement.

If Mr. Sullivan ceases to be an employee of the Company prior to April 13, 2019 as a result of his death or physical or mental disability, and at such time Cause does not exist, then Mr. Sullivan will be entitled to payment of the Sullivan Bonuses and Mr. Sullivan’s outstanding equity and cash incentive awards will vest and pay in full, whether or not subject to performance criteria. Any such award that is subject to performance criteria will vest and pay at the target level unless the performance measurement period for such award has been completed prior to the date of termination, in which case the award will vest and pay when and to the same extent as the awards held by other employees, subject to the satisfaction of the performance criteria. In the event of a termination as a result of physical or mental disability, all termination payments and benefits described above would be conditioned on Mr. Sullivan executing a Separation Agreement.

In connection with any termination of Mr. Sullivan’s employment, other than as specifically provided above, all equity or cash incentive grants or awards he may then have outstanding will be treated in accordance with their terms and nothing in the employment agreement is intended to limit any more favorable rights to which Mr. Sullivan is entitled under the terms of his equity or cash incentive grants or awards, including in event of a termination of employment, a “going private transaction” (as defined in the award agreements) or a “change of control” (as defined in the award agreements).

The employment agreement contains certain covenants by Mr. Sullivan, including a noncompetition agreement that restricts Mr. Sullivan’s ability to engage in competitive activities until the first anniversary of the termination of his employment with the Company.

For purposes of Mr. Sullivan’s employment agreement the following definitions apply:

“Cause” means Mr. Sullivan’s (i) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company or an affiliate thereof, or (ii) commission of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for, in each case, any crime involving moral turpitude or any felony.

Termination for “Good Reason” means that (1) without Mr. Sullivan’s consent, (A) his base salary or annual bonus target (as each may be increased from time to time in the Company’s Compensation Committee’s discretion) is reduced, (B) his title is diminished, (C) he reports to someone other than the Company’s President and CEO or the Executive Chairman, (D) his responsibilities as in effect immediately after April 13, 2016 are thereafter materially diminished, (E) the Company materially breaches its obligations under the employment agreement or (F) the Company requires that his principal office be located more than 50 miles from Manhattan; (2) he has given the Company written notice, referring specifically to the employment agreement and the Good Reason definition, that he does not consent to such action; (3) the Company has not corrected such action within 30 days of receiving such notice; and (4) he voluntarily terminates his employment with the Company within 90 days following the happening of the action described in subsection (1) above.

Prior to April 13, 2016, Mr. Sullivan’s employment was governed by the terms of the employment agreement entered into with Mr. Sullivan in 2013, which was generally consistent with the terms described above except that: (1) the scheduled expiration date was March 12, 2016, (2) the minimum annual base salary was $655,000, (3) the target annual bonus was 75% of base salary, (4) the expected annual long-term incentive grant was $1,200,000, (5) the employment agreement did not provide for vesting of a prorated portion of outstanding equity and cash incentive awards in the event of a termination of employment without Cause or for Good Reason, and (6) the employment agreement did not provide that the more favorable provisions of existing award agreements apply following a change in control or going private transaction, notwithstanding the provisions in the employment agreement.

James G. Gallagher

On April 13, 2016, the Company entered into an amended and restated employment agreement with Mr. Gallagher, the terms of which are described below. The agreement provides for Mr. Gallagher’s employment as Executive Vice President — General Counsel of the Company through April 13, 2019, with a minimum annual base salary of $725,000 (subject to annual review and potential increase in the discretion of the Company’s Compensation Committee) and an annual target bonus opportunity equal to 75% of his annual base salary in the discretion of the Company’s Compensation Committee. He will be offered our standard benefits programs and the opportunity to participate in our long-term equity and other incentive programs, in each case on the same basis as similarly situated executives at the Company. The agreement provides that, beginning in 2016, it is expected that Mr. Gallagher’s participation in the Company’s long-term equity and other incentive programs will consist of annual grants of cash and/or equity awards with a target value of not less than $1,250,000, as determined by the Compensation Committee.

Mr. Gallagher’s employment agreement provides severance benefits if Mr. Gallagher’s employment is terminated prior to April 13, 2019 (1) by the Company or (2) by Mr. Gallagher for Good Reason, and at the time of such termination under clauses (1) or (2) Cause does not exist. These benefits consist of the payment of an amount in cash equal to not less than two times the sum of Mr. Gallagher’s annual base salary and his annual target bonus as in effect at that time. In addition, Mr. Gallagher is entitled to a prorated bonus for the year of termination and, to the extent termination occurs prior to the payment of an annual bonus for the preceding year, an annual bonus for the preceding year, in each case if and when other similarly situated employees receive payment of bonuses for such years as determined by the Company’s Compensation Committee in its sole discretion and subject to the satisfaction of any applicable Company and business-unit performance objectives without adjustment for individual performance (collectively, the “Gallagher Bonuses”). Mr. Gallagher is also entitled to vesting (or, in the case of options and stock appreciation awards, continued vesting in accordance with the original vesting schedule) of a prorated portion of any then-outstanding equity and cash incentive awards, in each case subject to the Compensation Committee’s certification of the achievement of any applicable performance conditions. Mr. Gallagher will have the right to exercise any such prorated portion of options and stock appreciation awards for the remainder of the applicable term. Finally, the Company’s Compensation Committee will consider, in good faith, approving the vesting of Mr. Gallagher’s remaining outstanding equity and cash incentive awards, provided that, to the extent any such awards are subject to any performance criteria, any such vested portion will be payable when and to the same extent paid to other employees generally holding such awards, subject to the satisfaction of the performance criteria. All termination payments and benefits described above would be conditioned on Mr. Gallagher executing a Separation Agreement.

If Mr. Gallagher ceases to be an employee of the Company prior to April 13, 2019 as a result of his death or physical or mental disability, and at such time Cause does not exist, then Mr. Gallagher will be entitled to payment of the Gallagher Bonuses and Mr. Gallagher’s outstanding equity and cash incentive awards will vest and pay in full, whether or not subject to performance criteria. Any such award that is subject to performance criteria will vest and pay at the target level unless the performance measurement period for such award has been completed prior to the date of termination, in which case the award will vest and pay when and to the same extent as the awards held by other employees, subject to the satisfaction of the performance criteria. In the event of a termination as a result of physical or mental disability, all termination payments and benefits described above would be conditioned on Mr. Gallagher executing a Separation Agreement.

In connection with any termination of Mr. Gallagher’s employment, other than as specifically provided above, all equity or cash incentive grants or awards he may then have outstanding will be treated in accordance with their terms and nothing in the employment agreement is intended to limit any more favorable rights to which Mr. Gallagher is entitled under the terms of his equity or cash incentive grants or awards, including in event of a termination of employment, a “going private transaction” (as defined in the award agreements) or a “change of control” (as defined in the award agreements).

The employment agreement contains certain covenants by Mr. Gallagher, including a noncompetition agreement that, subject to applicable rules of professional responsibility, restricts Mr. Gallagher’s ability to engage in competitive activities until the first anniversary of the termination of his employment with the Company.

For purposes of Mr. Gallagher’s employment agreement the following definitions apply:

“Cause” means Mr. Gallagher’s (i) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company or an affiliate thereof, or (ii) commission of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for, in each case, any crime involving moral turpitude or any felony.

Termination for “Good Reason” means that (1) without Mr. Gallagher’s consent, (A) his base salary or annual bonus target (as each may be increased from time to time in the Company’s Compensation Committee’s discretion) is reduced, (B) his title is diminished, (C) he reports to someone other than the Company’s President and CEO or the Executive Chairman, (D) his responsibilities as in effect immediately after April 13, 2016 are thereafter materially diminished, (E) the Company materially breaches its obligations under the employment agreement or (F) the Company requires that his principal office be located more than 50 miles from Manhattan; (2) he has given the Company written notice, referring specifically to the employment agreement and the Good Reason definition, that he does not consent to such action; (3) the Company has not corrected such action within 30 days of receiving such notice; and (4) he voluntarily terminates his employment with the Company within 90 days following the happening of the action described in subsection (l) above.

Prior to April 13, 2016, Mr. Gallagher’s employment was governed by the terms of the employment agreement entered into with Mr. Gallagher in 2013, which was generally consistent with the terms described above except that: (1) the scheduled expiration date was March 12, 2016, (2) the minimum annual base salary was $520,000, (3) the target annual bonus was 60% of base salary, (4) the expected annual long-term incentive grant was $700,000, (5) the employment agreement did not provide for vesting of a prorated portion of outstanding equity and cash incentive awards in the event of a termination of employment without Cause or for Good Reason, and (6) the employment agreement did not provide that the more favorable provisions of existing award agreements apply following a change in control or going private transaction, notwithstanding the provisions in the employment agreement.

Termination and Severance

This section describes the payments that would be received by executive officers from the Company upon various termination of employment scenarios.

Separation from the Company

Payments may be made to employees upon the termination of their employment with the Company depending upon the circumstances of their termination, which include termination by the Company with cause or without cause, termination by the employee for good reason, other voluntary termination by the employee, retirement, death, disability, or termination following a change in control of the Company or following a going- private transaction. Certain of these circumstances are addressed in employment agreements between the Company and the executives. The information under “Separation from the Company” assumes that the NEO was employed by the Company under his applicable agreement, if any, and his employment terminated as of December 31, 2015. For a description of termination provisions in the employment agreements, see “Employment Agreements” above. In addition, award agreements for any long-term incentives will also address some of these circumstances.

Quantification of Termination and Severance

The following tables set forth a quantification of estimated severance and other benefits payable to our NEOs under various circumstances regarding the termination of their employment. In calculating these severance and other payments, we have taken into consideration or otherwise assumed the following:

Termination of employment occurred after the close of business on December 31, 2015. Payment calculations are based upon the applicable NEO’s employment agreement, if any, as in effect on that date.

We have valued equity awards using the closing market price of Class A Common Stock on the NASDAQ on December 31, 2015, the last trading day of the year, of $74.68.

In the event of termination of employment, the payment of certain long-term incentive awards and other amounts may be delayed, depending upon the terms of each specific award agreement, the provisions of the applicable NEO’s employment agreement and the applicability of Section 409A. In quantifying aggregate termination payments, we have not taken into account the timing of the payments and we have not discounted the value of payments that would be made over time, except where otherwise disclosed.

We have assumed that all performance metrics for performance-based awards are achieved (but not exceeded).

Benefits Payable As a Result of Voluntary Termination of Employment by Employee, Retirement or Termination of Employment by the Company for Cause

In the event of voluntary termination of employment by the executive, retirement or termination by the Company for cause, in each case that is not in connection with a change in control, none of our NEOs would have been entitled to any payments at December 31, 2015.

Benefits Payable As a Result of Termination of Employment by the Company Without

Cause or by Employee For Good Reason*

Elements	Mr. Dolan	Mr. Sapan		Mr. Carroll		Mr. Sullivan		Mr. Gallagher
Severance	—	$12,000,000	(1)	$7,500,000	(1)	$3,200,000	(1)	$2,187,500	(1)
Pro rata bonus	—	$5,680,000	(2)	$2,294,288	(2)	$1,097,769	(2)	$644,121	(2)
Unvested restricted stock units	—	$40,328,395	(3)	$4,618,809	(3)	—		—
Cash performance awards	—	$18,900,000	(4)	$4,125,000	(4)	—		—

*	The amounts in this table do not include any payments or awards that were vested at December 31, 2015 or any pension or other vested retirement benefits.

(1)	Represents severance equal to two times the sum of the executive’s salary and target bonus in accordance with the executive’s employment agreement.

(2)

Represents a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other executives, without regard to individual performance in accordance with the executive’s employment agreement.

(3)	Represents full vesting of the executive’s outstanding restricted stock unit awards in accordance with the executive’s employment agreement.

(4)	Represents full vesting of the executive’s outstanding cash performance awards in accordance with the executive’s employment agreement.

Benefits Payable As a Result of Termination of Employment Due to Death*

Elements	Mr. Dolan		Mr. Sapan		Mr. Carroll		Mr. Sullivan		Mr. Gallagher
Severance	—		—		—		—		—
Salary	$400,000	(1)	—		—		—		—
Pro rata bonus			$5,680,000	(2)	$2,294,288	(2)	—
Unvested restricted stock units	$1,296,370	(3)	$40,328,395	(3)	$4,618,809	(3)	$2,687,360	(3)	$1,460,890	(3)
Cash performance awards	$1,140,000	(5)	$18,900,000	(4)	$4,125,000	(4)	$1,466,667	(5)	$816,667	(5)

*	The amounts in this table do not include any payments or awards that were vested at December 31, 2015 or any pension or other vested retirement benefits.

(1)	Represents one year of base salary.

(2)

Represents a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other executives, without regard to individual performance in accordance with the executive’s employment agreement.

(3)	Represents full vesting of the executive’s outstanding restricted stock unit awards.

(4)	Represents full vesting of the executive’s outstanding cash performance awards in accordance with the executive’s employment agreement.

(5)

Represents pro rata vesting of the executive’s outstanding cash performance awards pursuant to the terms of the award agreements; the remaining amounts of the executive’s performance awards would be forfeited.

Benefits Payable As a Result of Termination of Employment Due to Disability*

Elements	Mr. Dolan		Mr. Sapan		Mr. Carroll		Mr. Sullivan	Mr. Gallagher
Severance	—		—		—		—	—
Salary	$200,000	(1)	—		—		—	—
Pro rata bonus	$994,000	(2)	$5,680,000	(3)	$2,294,288	(3)	—	—
Unvested restricted stock units	—		$40,328,395	(4)	$4,618,809	(4)	—	—
Cash performance awards	—		$18,900,000	(5)	$4,125,000	(5)	—	—

*	The amounts in this table do not include any payments or awards that were vested at December 31, 2015 or any pension or other vested retirement benefits.

(1)	Represents six months of base salary payable in accordance with the executive’s employment agreement.

(2)	Represents a bonus for the year in which the termination occurred in accordance with the executive’s employment agreement.

(3)

Represents a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other executives, without regard to individual performance in accordance with the executive’s employment agreement.

(4)	Represents full vesting of the executive’s outstanding restricted stock unit awards in accordance with the executive’s employment agreement.

(5)	Represents full vesting of the executive’s outstanding cash performance awards in accordance with the executive’s employment agreement.

Benefits Payable As a Result of Termination of Employment In Connection with a

Change in Control or Going Private Transaction(1)*

Elements	Mr. Dolan		Mr. Sapan		Mr. Carroll		Mr. Sullivan		Mr. Gallagher
Severance	—		$12,000,000	(2)	$7,500,000	(2)	$3,200,000	(2)	$2,187,500	(2)
Pro rata bonus	—		$5,680,000	(3)	$2,294,288	(3)	$1,097,769	(3)	$644,121	(3)
Unvested restricted stock units	1,296,370	(4)	$40,328,395	(4)	$4,618,809	(4)	$2,687,360	(4)	$1,460,890	(4)
Cash performance awards	$1,710,000	(5)	$18,900,000	(5)	$4,125,000	(5)	$2,400,000	(5)	$1,300,000	(5)

*	The amounts in this table do not include any payments or awards that were vested at December 31, 2015 or any pension or other vested retirement benefits.

(1)

The numbers presented in this table reflect amounts payable as a result of termination of employment by the executive for “Good Reason” or by the Company “without Cause” following a change in control. The amounts payable as a result of such termination following a going private transaction are generally equal to or less than the amounts payable as a result of termination of employment by the executive or the Company following a change in control.

(2)	Represents severance equal to two times the sum of the executive’s salary and target bonus.

(3)

Represents a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other executives, without regard to individual performance in accordance with the executive’s employment agreement.

(4)

Represents full vesting of the executive’s outstanding restricted stock unit awards. Upon a change in control or going private transaction, Messrs. Dolan, Carroll, Sullivan and Gallagher will be entitled to either (in the Compensation Committee’s discretion) (a) cash equal to the unvested units multiplied by the per share price paid in the change in control or going private transaction, or (b) if the successor entity is a publicly traded company, a replacement restricted stock unit award from the successor entity with the same terms. Any such award would be payable upon the earliest of (x) the date the units were originally scheduled to vest so long as the executive remains continuously employed, (y) a termination without cause or a resignation with good reason within three years of the change in control or going private transaction, or (z) only if the Compensation Committee elects clause (a) above, upon a resignation for any reason that occurs at least six months, but no more than nine months following the change in control or going private transaction. Mr. Sapan’s special equity retention award of 353,756 restricted stock units single-trigger vests on a change in control.

(5)

Represents full vesting of the executive’s outstanding cash performance awards pursuant to the terms of these award agreements. In addition, if a change in control were to occur but the executive’s employment was not terminated, the executive would nevertheless be entitled to full vesting of the executive’s outstanding cash performance awards.

Equity Compensation Plan Information

The following table shows the total number of outstanding options and shares available for other future issuances under all of our equity compensation plans as of December 31, 2015.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a) (2))
Equity compensation plans approved by security holders	1,799,167	$64.83	1,470,442
Equity compensation plans not approved by security holders	—	—	—
Total	1,799,167	$64.83	1,470,442

(1)	Includes the following plans: 2011 Employee Stock Plan and the Director Stock Plan. Approximately 134,833 shares of this amount relate to options held by Cablevision employees.

(2)

In March 2016, the Compensation Committee granted awards of (A) restricted stock units covering an aggregate of 486,758 and (B) performance restricted stock units covering an aggregate 371,109, which is not reflected in the number of shares remaining available for future issuance in column (c).

PROPOSAL 3 – PROPOSAL TO APPROVE THE COMPANY’S 2016 EMPLOYEE STOCK PLAN

EXECUTIVE SUMMARY OF PROPOSAL

Summary of Proposal:	To adopt a new 2016 Employee Stock Plan that would reserve 6,000,000 shares of Class A Common Stock for issuance under our equity plans.
Uses of Equity Compensation:

Equity is an essential tool to attract, motivate and retain highly-skilled and talented senior management at the Company as well as other key employees and it aligns the interests of such employees with stockholders.

Historic Burn Rate and Potential Dilution:

We believe that the shares available for issuance under the 2016 Employee Stock Plan will provide sufficient shares for our equity-based compensation needs for approximately five years following the date the plan is approved by our stockholders.

Including a special grant to the Company’s CEO, Josh Sapan, in connection with the renewal of his employment agreement, our three-year average annual equity burn rate for the period ending March 31, 2016 was 1%. In 2016, the Compensation Committee decided to convert the Company’s long-term cash performance awards into long-term performance share units to even more strongly align the interests of its senior employees with those of its stockholders. As a result of this change, the Company will be issuing approximately 450,000 additional shares per year. As such, the Compensation Committee does not believe that the Company’s historic burn rate is indicative of the Company’s future share usage and burn rate.

Our equity-based compensation model, including the broad-based participation of our employees and the equity compensation paid to our executive officers and members of management, results in a “burn rate” as indicated in the chart below:

	2014	2015	2016	Three-Year Average
(a) Restricted stock units granted (1)	841,000	488,054	857,867	744,405
(b) Weighted average basic shares outstanding	72,000,000	72,420,000	72,579,000	72,333,000
(c) Burn rate (a/b) (2)	1.2%	0.7%	1.2%	1.0%

(1)	Reflects the gross number of shares underlying awards made to employees during the respective year.

(2)	Not adjusted for forfeiture, withholding and expirations, which would reduce the burn rate if taken into account.

Our Compensation Committee recognizes that, as commonly calculated, the total potential dilution or “overhang” from the adoption of the 2016 Employee Stock Plan is 10.0%. The overhang is calculated as follows, in each case as of March 31, 2016: (x) the sum of (a) 6,000,000 shares available under the 2016 Employee Stock Plan and (b) 2,050,613 shares underlying outstanding awards under the 2011 Employee Stock Plan, divided by (y) the sum of (a) 72,674,737 shares outstanding,

(b) 6,000,000 shares available under the 2016 Employee Stock Plan and (c) 2,050,613 shares underlying outstanding awards under the 2011 Employee Stock Plan.

As discussed above in the Compensation Discussion and Analysis, we believe that the grant of equity awards that vest over time provides executive officers with an incentive to improve the Company’s stock price performance and a direct alignment with stockholders’ interests, as well as a continuing stake in the long-term success of the Company.

Current Awards Outstanding:	A summary of shares outstanding under our Company’s 2011 Employee Stock Plan is included below, as of March 31, 2016:

Stock Options Outstanding	1,833
Weighted Average Exercise Price	$15.63
Weighted Average Remaining Contractual Life	0.35 years
Restricted Share Units Outstanding	2,048,780
Shares Remaining for Grant Under 2011 Employee Stock Plan*	562,819
Total Common Stock Outstanding	72,674,737

*	To be cancelled pursuant to adoption of the 2016 Employee Stock Plan (see detail below)

Plan Features:	The Compensation Committee has included certain features in the Plan:

•    Limits on awards to individual participants

•    No repricing of stock options without stockholder approval

•    No discounted stock options or SARs

•    No automatic reloads

•    Dividends on future performance-based awards do not vest and are not paid until the performance award is earned and vested.

At the Annual Meeting, the Company’s stockholders will be asked to approve a new 2016 Employee Stock Plan. Based on the recommendation of our Compensation Committee, on February 22, 2016, our Board of Directors unanimously approved the 2016 Employee Stock Plan subject to stockholder approval. The 2016 Employee Stock Plan will be applicable only to awards granted on or after the date on which the 2016 Employee Stock Plan is approved by stockholders (the “Employee Stock Plan Effective Date”).

The 2016 Employee Stock Plan will apply only to awards granted on or after the Employee Stock Plan Effective Date. Upon stockholder approval of the 2016 Employee Stock Plan, all remaining available shares, other than those subject to outstanding grants of restricted stock units and options, will be cancelled and no further awards will be granted under the Company’s 2011 Employee Stock Plan. The terms and conditions of awards granted under the 2011 Employee Stock Plan prior to the Employee Stock Plan Effective Date will not be affected by the adoption or approval of the 2016 Employee Stock Plan, and the 2011 Employee Stock Plan will remain effective with respect to such awards.

The 2016 Employee Stock Plan is designed to enable the Company to offer eligible employees of the Company stock based incentives in the Company to attract, retain and reward such individuals and strengthen the alignment of interests between such individuals and the Company’s stockholders. The Company believes that the acquisition of such stock based incentives will motivate these employees and strengthen their desire to remain with the Company. The Company also believes that such stock based incentives will enable the Company to more effectively attract and retain desirable personnel.

The 2016 Employee Stock Plan provides for grants of incentive stock options (as defined in Section 422A of the Code), non-qualified stock options, stock appreciation rights, restricted shares, restricted stock units and other equity-based awards (collectively, “Awards”). The 2016 Employee Stock Plan will terminate, and no more Awards will be granted, after ten years from the Employee Stock Plan Effective Date (unless sooner terminated by our Board of Directors or our Compensation Committee). The termination of the Employee Stock Plan will not affect previously granted Awards.

As of March 31, 2016, there were 562,819 shares available for grant under the 2011 Employee Stock Plan. If stockholders do not approve the 2016 Employee Stock Plan, the Plan will not take effect, but the Company may continue to grand awards under the 2011 Employee Stock Plan in accordance with the current terms and conditions to the extent that shares become available for grant in the future (generally as a result of cancellation, expiration or termination of awards, as discussed below). However, as noted above, in light of the Compensation Committee’s decision to revise the Company’s compensation program and convert the long-term cash performance incentive awards into long-term PSUs, the Company will not have sufficient shares available for long-term stock-based incentive grants to employees if the 2016 Employee Stock Plan is not approved by the Company’s stockholders.

The terms of the 2016 Employee Stock Plan are substantially similar to the 2011 Employee Stock Plan. The primary aspects of the 2016 Employee Stock Plan are set forth below. The summary is qualified in its entirety by the 2016 Employee Stock Plan which is set forth in Appendix A to this proxy statement.

Shares Subject to the 2016 Employee Stock Plan; Other Limitations

The 2016 Employee Stock Plan will be administered by the Company’s Compensation Committee. Awards may be granted under the 2016 Employee Stock Plan to such employees of the Company as the Compensation Committee may determine. The total number of shares of the Company’s Class A Common Stock that may be issued pursuant to Awards under the 2016 Employee Stock Plan may not exceed an aggregate of 6,000,000, which may be either treasury shares or authorized and unissued shares. Additionally, as of March 31, 2016, Awards covering 2,050,613 shares remained outstanding under the 2011 Employee Stock Plan.

To the extent that (i) an Award under the 2016 Employee Stock Plan is paid, settled or exchanged or expires, lapses, terminates or is cancelled for any reason without the issuance of shares, (ii) any shares under an Award under the 2016 Employee Stock Plan are not issued because of payment or withholding obligations or (iii) restricted shares revert back to the Company prior to the lapse of the restrictions or are applied by the Company for purposes of tax withholding obligations, then the Compensation Committee may also grant Awards with respect to such shares or restricted shares. Awards payable only in cash or property other than shares do not reduce the aggregate remaining number of shares with respect to which Awards may be made under the 2016 Employee Stock Plan and shares relating to any other Awards that are settled in cash or property other than shares, when settled, will be added back to the aggregate remaining number of shares with respect to which Awards may be made under the 2016 Employee Stock Plan. Any shares underlying Awards that the Company becomes obligated to make through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity shall not count against the shares available to be delivered pursuant to Awards under the 2016 Employee Stock Plan. No additional awards may be granted under the 2011 Employee Stock Plan after the Effective Date of the 2016 Employee Stock Plan.

In the event that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects shares such that the failure to make an adjustment to an Award would not fairly protect the rights represented by the Award in accordance with the essential intent and principles thereof (each such event, an “Adjustment Event”), then the Compensation Committee will, in such manner as it may determine to be equitable in its sole discretion, adjust any or all of the terms of an outstanding Award (including, without limitation, the number of shares covered by such outstanding Award, the type of property to which the Award is subject and the exercise price of such Award).

Awards

All employees of the Company will be eligible to receive Awards under the 2016 Employee Stock Plan. As of December 31, 2015, the Company had approximately 2,175 full time employees. Historically, the Company’s Compensation Committee has made grants of equity awards to a limited number of eligible employees. For example, in 2016, approximately 212 employees received equity awards under the 2011 Employee Stock Plan. No single employee may be issued Awards during any one calendar year for, or that relate to, a number of shares exceeding 2,000,000.

Under the 2016 Employee Stock Plan, the Company may grant options and stock appreciation rights, which will be exercisable at a price determined by the Compensation Committee on the date of the Award grant, which price will be no less than the fair market value of a share of Class A Common Stock on the date the option or stock appreciation right is granted. Other than in the case of the death of a participant, such options and stock appreciation rights may be exercised for a term fixed by the Compensation Committee but no longer than ten years from the date of grant. An award agreement may provide that, in the event the participant dies while the option or stock appreciation right is outstanding, the option or stock appreciation right will remain outstanding until the first anniversary of the participant’s death, whether or not such first anniversary occurs after such ten-year period. Upon its exercise, a stock appreciation right will be settled (and an option may be settled, in the Compensation Committee’s discretion) for an amount equal to the excess of the fair market value of a share of Class A Common Stock on the date of exercise over the exercise price of the stock appreciation right (or option).

The Company may also grant restricted shares and restricted stock units. A restricted share is a share of Class A Common Stock that is registered in the participant’s name, but that is subject to certain transfer and/or forfeiture restrictions for a period of time as specified in the participant’s award agreements. The recipient of a restricted share will have the rights of a stockholder, subject to any restrictions and conditions specified by the Compensation Committee in the recipient’s award agreement. Notwithstanding the previous sentence, unless the Compensation Committee determines otherwise, all ordinary cash dividends paid upon any restricted share prior to its vesting will be retained by the Company for the account of the relevant participant and upon vesting will be paid to the relevant participant.

A restricted stock unit is an unfunded, unsecured right to receive a share of Class A Common Stock (or cash or other property) at a future date upon the satisfaction of the conditions specified by the Compensation Committee in the award agreement. Unless otherwise provided by the Compensation Committee, a restricted stock unit will also carry a dividend equivalent right representing an unfunded and unsecured promise to pay to the relevant participant, upon the vesting of the restricted stock unit, an amount equal to the ordinary cash dividends that would have been paid upon any share underlying a restricted stock unit had such shares been issued.

The Compensation Committee may grant other equity-based or equity-related awards to participants subject to terms and conditions it may specify. These awards may entail the transfer of shares or payment in cash based on the value of shares.

Under the 2016 Employee Stock Plan, the Compensation Committee will have the authority, in its discretion, to add performance criteria as a condition to any employee’s exercise of a stock option or stock appreciation right, or the vesting or payment of any restricted shares or restricted stock units, granted under the 2016 Employee Stock Plan. Additionally, the 2016 Employee Stock Plan specifies certain performance criteria that may, in the case of certain executive officers of the Company, be conditions precedent to the vesting of bonus award shares or restricted shares granted to such executives under the 2016 Employee Stock Plan. The performance criteria may be determined by reference to the performance of the Company, an affiliate or a business unit, program, production, network or service thereof or any combination of the foregoing. Such criteria may also be measured on a per customer, subscriber, sponsor, viewer (or available viewer), basic or diluted share basis or any combination of the foregoing and may reflect absolute performance, incremental performance or comparative performance to other companies (or their products or services) determined on a gross, net, GAAP or non-GAAP basis, with respect to one or more of the following: (i) net or operating income or other measures of profit; (ii) measures of revenue; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) cash flow, free cash flow, adjusted operating cash flow, unlevered free cash flow, cash flow from operations and similar measure; (v) return on equity, investment, assets or capital; (vi) gross or operating margins or savings; (vii) performance relative to budget, forecast or market expectations; (viii) market share or penetration, subscriber or customer acquisition or retention, ratings or viewership; (ix) operating metrics relating to sales, subscriptions or customer service or satisfaction; (x) capital spending management or product or service deployments; (xi) achievement of strategic business objectives such as acquisitions, dispositions or investments; (xii) a specified increase in the fair market value of the Company’s Class A Common Stock; (xiii) a specified increase in the private market value of the Company; (xiv) the price of the Company’s Class A Common Stock; (xv) earnings per share; and/or (xvi) total stockholder return.

In the event that the number of PSUs that vest under awards that the Company granted under the 2011 Employee Stock Plan in 2016 result in delivery by the Company of shares exceeding the number of shares that may be issued under the 2011 Employee Stock Plan, then the number of shares exceeding such limit shall be counted against the share limit under the 2016 Employee Stock Plan.

If, after the Employee Stock Plan Effective Date, the Company creates a new class of capital stock (a “New Class”), then the Compensation Committee may grant Awards for shares of the New Class. Each share of the New Class granted pursuant to an Award shall count against the share limitation of 6,000,000 described above as one share of Class A Common Stock (or such other number as equitably determined by the Compensation Committee).

Any Award that is subject to recovery under any law, governmental regulation or stock exchange listing requirement will be subject to such deductions and clawback as may be required pursuant to such law, regulation or listing, or any clawback policy adopted by the Company. The Compensation Committee has the authority to equitably adjust the terms of nay outstanding Awards under the 2016 Employee Stock Plan for any Adjustment Event pursuant to which it determines an adjustment is necessary.

Amendment; Termination

The Board of Directors or the Compensation Committee may discontinue the 2016 Employee Stock Plan at any time and from time to time may amend or revise the terms of the 2016 Employee Stock Plan or any award agreement, as permitted by applicable law, except that it may not (a) make any amendment or revision to an outstanding award agreement in a manner unfavorable to a participant (other than if immaterial), without the consent of the participant or (b) make any amendment or revision without the approval of the stockholders of the Company if such approval is required by the rules of NASDAQ. Consent of the participant will not be required solely pursuant to the previous sentence in respect of any adjustment made in light of an Adjustment Event, except to the extent the terms of an award agreement expressly refer to an Adjustment Event, in which case such terms will not be amended in a manner unfavorable to a participant (other than if immaterial) without such participant’s consent.

U.S. Federal Tax Implications of Certain Awards under the 2016 Employee Stock Plan

The following summary generally describes the principal Federal (but not state and local) income tax consequences of certain awards under the 2016 Employee Stock Plan. It is general in nature and is not intended to cover all tax consequences that may apply to a particular participant or the Company. The provisions of the Code and the regulations thereunder relating to these matters are complex and their impact in any one case may depend upon the particular circumstances.

Incentive Stock Options

An employee will not be subject to tax upon the grant of an incentive stock option (an “ISO”) or upon the exercise of an ISO. However, the excess of the fair market value of the shares on the date of exercise over the exercise price paid will be included in the employee’s alternative minimum taxable income. Whether the employee is subject to the alternative minimum tax will depend on his or her particular circumstances. The employee’s basis in the shares received will be equal to the exercise price paid, and the holding period in such shares will begin on the day following the date of exercise. If an employee disposes of the shares on or after (i) the second anniversary of the date of grant of the ISO and (ii) the first anniversary of the date of exercise of the ISO (the “statutory holding period”), the employee will recognize a capital gain or loss in an amount equal to the difference between the amount realized on such disposition and his or her basis in the shares.

Nonstatutory Stock Options

For the grant of an option that is not intended to be (or does not qualify as) an ISO, an employee will not be subject to tax upon the grant of such an option (a “nonstatutory stock option”). Upon exercise of a nonstatutory stock option, an amount equal to the excess of the fair market value of the shares acquired on the date of exercise over the exercise price paid is taxable to an employee as ordinary income, and such amount is generally deductible by the Company. This amount of income will be subject to income tax withholding and employment taxes. An employee’s basis in the shares received will equal the fair market value of the shares on the date of exercise, and an employee’s holding period in such shares will begin on the day following the date of exercise.

Restricted Stock

An employee will not be subject to tax upon receipt of an award of shares subject to forfeiture conditions and transfer restrictions (the “restrictions”) under the 2016 Employee Stock Plan unless the employee makes the election referred to below. Upon lapse of the restrictions, an employee will recognize ordinary income equal to the fair market value of the shares on the date of lapse (less any amount the employee may have paid for the shares), and such income will be subject to income tax withholding and employment taxes. An employee’s basis in the shares received will be equal to the fair market value of the shares on the date the restrictions lapse, and an employee’s holding period in such shares begins on the day after the restrictions lapse. If any dividends are paid on such shares prior to the lapse of the restrictions they will be includible in an employee’s income during the restricted period as additional compensation (and not as dividend income) and will be subject to income tax withholding and employment taxes.

If permitted by the applicable award agreement, an employee may elect, within 30 days after the date of the grant of the restricted stock, to recognize immediately (as ordinary income) the fair market value of the shares awarded (less any amount an employee may have paid for the shares), determined on the date of grant (without regard to the restrictions). Such income will be subject to income tax withholding and employment taxes at such time. This election is made pursuant to Section 83(b) of the Code and the regulations thereunder. If an employee makes this election, the employee’s holding period will begin the day after the date of grant, dividends paid on the shares will be subject to the normal rules regarding distributions on stock, and no additional income will be recognized by the employee upon the lapse of the restrictions. However, if the employee forfeits the restricted shares before the restrictions lapse, no deduction or capital loss will be available to the employee (even though the employee previously recognized income with respect to such forfeited shares).

In the taxable year in which an employee recognizes ordinary income on account of shares awarded to the employee, the Company generally will be entitled to a deduction equal to the amount of income recognized by the employee. In the event that the restricted shares are forfeited by an employee after having made the Section 83(b) election referred to above, the Company generally will include in our income the amount of our original deduction.

Stock Appreciation Rights

An employee will not be subject to tax upon the grant of a stock appreciation right. Upon exercise of a stock appreciation right, an amount equal to the cash and/or the fair market value (measured on the date of exercise) of shares receivable by the employee in respect of a stock appreciation right will be taxable to the employee as ordinary income, and such amount generally will be deductible by the Company. This amount of income will be subject to income tax withholding and employment taxes. An employee’s basis in any shares received will be equal to the fair market value of such shares on the date of exercise, and an employee’s holding period in such shares will begin on the day following the date of exercise.

Restricted Stock Units

An employee will not be subject to tax upon the grant of a restricted stock unit. Upon vesting of a restricted stock unit, the fair market value of the shares covered by the award on the vesting date will be subject to employment taxes. Upon distribution of the cash and/or shares underlying a restricted stock unit, an employee will recognize as ordinary income an amount equal to the cash and/or fair market value (measured on the distribution date) of the shares received, and such amount will generally be deductible by the Company. This amount of income will generally be subject to income tax withholding on the date of distribution. An employee’s basis in any shares received will be equal to the fair market value of the shares on the date of distribution, and an employee’s holding period in such shares will begin on the date of distribution. If any dividend equivalent amounts are paid to an employee, they will be includible in the employee’s income as additional compensation (and not as dividend income) and will be subject to income and employment tax withholding.

Disposition of Shares

Unless stated otherwise above, upon the subsequent disposition of shares acquired under any of the preceding awards, an employee will recognize capital gain or loss based upon the difference between the amount realized on such disposition and the employee’s basis in the shares, and such amount will be long-term capital gain or loss if such shares were held for more than 12 months. Currently, capital gain is generally taxed at a maximum rate of 15% if the property is held more than one year.

Section 162(m) Deductibility Rules

The Company generally is not entitled to a tax deduction with respect to any amount that represents compensation in excess of $1 million paid to “covered employees” that is not “qualified performance-based compensation” under Section 162(m) of the Code. Under current regulations interpreting Section 162(m), the grant by a committee of “outside directors” of at-or above-the money options or stock appreciation rights under a stockholder approved plan that expressly limits the amounts of grants that can be made to any individual employee over a specified period of time is considered “qualified performance-based compensation.”

Plan Benefits

It is not possible to determine the benefits or amounts that will be received by or allocated to the persons and groups named below under the 2016 Employee Stock Plan. All Awards under the 2016 Employee Stock Plan are at the discretion of the Compensation Committee. The 2016 Employee Stock Plan does not require that any Awards be made to any individual or group and does not provide any formulas or guidelines for Awards. The following table sets forth the number of awards that were received by the persons and groups named below for the 2015 fiscal year under the 2011 Employee Stock Plan.

Name and Position	Dollar Value($)(1)	Number of Restricted Stock Units(2)
Charles F. Dolan, Executive Chairman & Director	393,458	5,430
Joshua W. Sapan, President and CEO	5,384,285	74,307
Edward A. Carroll, Chief Operating Officer	1,553,180	21,435
Sean S. Sullivan, Executive Vice President and Chief Financial Officer	1,035,453	14,290
James G. Gallagher, Executive Vice President and General Counsel	517,727	7,145
All Executive Officers (3)	8,884,103	125,465
All Directors who are not Executive Officers	1,767,402	22,659
All Employees who are not Executive Officers	26,720,847	363,851

(1)

This column reflects the aggregate grant date fair value of the Company’s restricted stock units granted in 2015 without any reduction for risk of forfeiture, as calculated in accordance with FASB ASC Topic 718 on the grant date.

(2)	See Executive Compensation Tables, “Summary Compensation Table” above for additional information.

(3)	Includes the named executive officers individually listed above.

Approval of this proposal requires the favorable vote of a majority of the votes cast by the holders of Class A Common Stock and Class B Common Stock, voting together as a single class. In accordance with our Amended and Restated Certificate of Incorporation, holders of Class A Common Stock will have one vote per share and holders of Class B Common Stock will have ten votes per share.

The Board unanimously recommends that you vote FOR this proposal.

PROPOSAL 4 — PROPOSAL TO APPROVE THE COMPANY’S 2016 EXECUTIVE CASH INCENTIVE PLAN

Upon the recommendation of our Compensation Committee, on February 22, 2016 our Board of Directors unanimously approved our 2016 Executive Cash Incentive Plan (the “2016 CIP”), subject to approval by our stockholders at our annual meeting. The 2016 CIP will be applicable only to awards granted on or after the date on which the 2016 CIP is approved by stockholders (the “CIP Effective Date”).

The 2016 CIP will apply only to awards granted on or after the CIP Effective Date. Upon stockholder approval of the 2016 CIP, no further awards will be granted under the Company’s 2011 CIP. The terms and conditions of awards granted under the 2011 CIP prior to the CIP Effective Date will not be affected by the adoption or approval of the 2016 CIP, and the 2011 CIP Plan will remain effective with respect to such awards.

The text of the 2016 CIP is set forth in Appendix B to this proxy statement, and the following text is qualified in its entirety by reference to Appendix B.

Overview

The purposes of the 2016 CIP are (i) to advance the interest of the Company and its stockholders by providing a means to motivate the employees of the Company, upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent; (ii) to link the rewards of the employees of the Company to the achievement of specific performance objectives and goals when so desired; (iii) to assist the Company in maintaining a competitive total compensation program that serves to attract and retain the most highly qualified individuals; and (iv) to permit the grant and payment of awards that are deductible to the Company pursuant to Section 162(m) of the Code when so desired. The 2016 CIP provides for cash awards. No awards shall be made under this Plan after June 8, 2021.

Awards

The 2016 CIP will be administered by the Company’s Compensation Committee. Awards may be granted under the 2016 CIP to such employees of the Company of the Company, as the Compensation Committee may determine. The 2016 CIP provides for two types of cash awards: Long-Term Incentive Awards and Annual Incentive Awards. Long-Term Incentive Awards may be subject to such terms and conditions (including the performance criteria described below) as the Compensation Committee determines; however, no Long-Term Incentive Award will cover a period of more than ten years. In no event may any covered employee be granted Long-Term Incentive Awards that are intended to satisfy the requirements of Section 162(m) in any fiscal year of the Company exceeding in the aggregate $10 million. Annual Incentive Awards may also be subject to such terms and conditions (including the performance criteria described below) as the Compensation Committee determines. In no event may any covered employee be granted Annual Incentive Awards that are intended to satisfy the requirements of Section 162(m) in any fiscal year of the Company exceeding in the aggregate $10 million.

The Compensation Committee may establish one or more conditions, which must be satisfied in order for an employee to be entitled to an award under the 2016 CIP. The 2016 CIP specifies that, to the extent that an award under the 2016 CIP is intended to qualify for deductibility under Section 162(m), the payment of the award will be conditioned on the satisfaction of one or more of the performance criteria listed below over a period or periods selected by the Compensation Committee. The performance criteria may be determined by reference to the performance of the Company, an affiliate or a business unit, program, production, network or service thereof or any combination of the foregoing. Such criteria may also be measured on a per customer, subscriber, sponsor, viewer (or available viewer), basic or diluted share basis or any combination of the foregoing and may reflect absolute performance, incremental performance or comparative performance to other companies (or their products or services) determined on a gross, net, GAAP or non-GAAP basis, with respect to one or more of the following: (i) net or operating income or other measures of profit; (ii) measures of revenue; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) cash flow, free cash flow, adjusted operating cash flow and similar measure; (v) return on equity, investment, assets or capital; (vi) gross or operating margins or savings; (vii) performance relative to budget, forecast or market expectations; (viii) market share or penetration, subscriber or customer acquisition or retention, ratings, recognition, or viewership; (ix) operating metrics relating to sales, subscriptions or customer service or satisfaction; (x) capital spending management or product or service deployments; (xi) achievement of strategic business objectives such as acquisitions, dispositions or investments; (xii) a specified increase in the fair market value of the Company’s Class A Common Stock; (xiii) a specified increase in the private market value of the Company; (xiv) the price of the Company’s Class A Common Stock; (xv) earnings per share; and/or (xvi) total stockholder return.

If the Compensation Committee establishes conditions to the entitlement of a Long-Term Incentive Award or Annual Incentive Award for a covered employee relating to the achievement of performance criteria, the Compensation Committee must determine whether the performance criteria have been met with respect to the employee and, if they have, so certify and ascertain the amount of the applicable Long-Term Incentive Award or Annual Incentive Award. No Long-Term Incentive Award or Annual Incentive Award (if contingent on such performance criteria) will be paid until such certification is made by the Compensation Committee.

Amendment; Termination

The Board of Directors or the Compensation Committee may discontinue the 2016 CIP at any time and from time to time may amend or revise the terms of the 2016 CIP, as permitted by applicable law, except that it may not amend or revise, in any manner unfavorable to a recipient (other than if immaterial), any Long-Term Incentive Award, without the consent of the recipient of that Long-Term Incentive Award.

Plan Benefits

It is not possible to determine the benefits or amounts that will be received by or allocated to the persons and groups named below under the 2016 CIP. All Awards under the 2016 CIP are at the discretion of the Compensation Committee. The 2016 CIP does not require that any Awards be made to any individual or group and does not provide any formulas or guidelines for Awards. The following table sets forth the number of awards that were received by the persons and groups named below for the 2015 fiscal year under the 2011 CIP.

Name and Position	Dollar Value($) Long Term Awards(1)	Dollar Value($) Annual Awards(1)
Charles F. Dolan, Executive Chairman & Director	570,000	994,000
Joshua W. Sapan, President and CEO	7,800,000	5,680,000
Edward A. Carroll, Chief Operating Officer	1,500,000	2,984,288
Sean S. Sullivan, Executive Vice President and Chief Financial Officer	1,000,000	1,097,769
James G. Gallagher, Executive Vice President and General Counsel	500,000	644,121
All Executive Officers (2)	11,570,000	11,400,178
All Directors who are not Executive Officers	—	—
All Employees who are not Executive Officers	12,502,500	—

(1)	See Executive Compensation Tables, “Summary Compensation Table” and Executive Compensation Tables, “Grant of Plan-Based Awards” for additional information.

(2)	Includes the named executive officers individually listed above.

Approval of this proposal requires the favorable vote of a majority of the votes cast by the holders of Class A Common Stock and Class B Common Stock, voting together as a single class. In accordance with our Amended and Restated Certificate of Incorporation, holders of Class A Common Stock will have one vote per share and holders of Class B Common Stock will have ten votes per share.

The Board unanimously recommends that you vote FOR this proposal.

OUR EXECUTIVE OFFICERS

The following individuals are our executive officers:

Mr. Charles F. Dolan(1)	Executive Chairman
Mr. Joshua W. Sapan	President and Chief Executive Officer
Mr. Edward A. Carroll	Chief Operating Officer
Mr. Sean S. Sullivan	Executive Vice President and Chief Financial Officer
Mr. James G. Gallagher	Executive Vice President and General Counsel

(1)	The biography for Charles F. Dolan appears above under Proposal 1 — Election of Directors, “Directors Elected by Class B Common Stockholders.”

JOSHUA W. SAPAN

Age: 65

President and CEO of the Company since March 9, 2011. Chief Executive Officer of Rainbow Media Holdings LLC since 1995. Chief Operating Officer of Rainbow Media Holdings LLC from 1991 to 1995. President of AMC and Bravo from 1987 to 1991. Serves on the boards of The Cable Center, the Cable & Telecommunications Association for Marketing (CTAM) Educational Foundation, the International Radio and Television Society (IRTS) Foundation, the Museum of the Moving Image, the Hebrew Home for the Aged, People for the American Way, WNYC Radio, American Film Institute and The Paley Center.

EDWARD A. CARROLL

Age: 52

Chief Operating Officer of the Company since June 6, 2011. Various positions at Rainbow Media Holdings LLC since 1987, including as Chief Operating Officer of Rainbow Entertainment Services since January 2009; President of Rainbow Entertainment Services from 2004 to 2009; and General Manager of IFC and/or Bravo from 1997 to 2004.

SEAN S. SULLIVAN

Age: 49

Executive Vice President and Chief Financial Officer of the Company since June 6, 2011. Chief Corporate Officer of Rainbow Media Holdings LLC from September 2010 to June 6, 2011. Chief Financial Officer of HiT Entertainment from 2009 to 2010. Chief Financial Officer and President of Commercial Print and Packaging division of Cenveo, Inc. from 2005 to 2008. Executive Vice President and Chief Financial Officer of Spencer Press, Inc. from 2004 to 2005.

JAMES G. GALLAGHER

Age: 57

Executive Vice President and General Counsel of the Company since June 6, 2011. Executive Vice President and General Counsel of Rainbow Media Holdings LLC since February 2008. Executive Vice President and General Counsel of Tommy Hilfiger Corporation from 2005 to 2006. Executive Vice President and General Counsel of HSN (Home Shopping Network) from 1996 to 2002.

TRANSACTIONS WITH RELATED PARTIES AND RELATED PARTY TRANSACTION POLICY

Relationship Between Us and Cablevision, MSG and MSG Networks

AMC Networks Inc. was incorporated on March 9, 2011 as an indirect, wholly-owned subsidiary of Cablevision. As a result of the Distribution of the Company by Cablevision, the Company became an independent public company and Cablevision no longer holds a common stock ownership interest in us. However, Cablevision, MSG, MSG Networks and we continue to be under the control of Charles F. Dolan, members of his family and certain related family entities.

For purposes of governing the ongoing relationships between Cablevision and us and to provide for our orderly transition from a wholly-owned subsidiary of Cablevision to an independent public company, Cablevision and we entered into the agreements described in this section.

Certain of the agreements summarized in this section have been included as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2015, and the following summaries of those agreements are qualified in their entirety by reference to the agreements as so filed.

Distribution Agreement

On June 6, 2011, we entered into the Distribution Agreement with Cablevision and CSC Holdings as part of a series of transactions pursuant to which we received all of the limited liability company interests in RMH, the wholly-owned indirect subsidiary of Cablevision through which Cablevision historically conducted the AMC Networks business.

Under the Distribution Agreement, Cablevision provides us with indemnities with respect to liabilities, damages, costs and expenses arising out of any of (i) Cablevision’s businesses (other than businesses of ours); (ii) certain identified claims or proceedings; (iii) any breach by Cablevision of its obligations under the Distribution Agreement; and (iv) any untrue statement or omission in our Registration Statement on Form 10 filed with the SEC (the “Registration Statement”) or in the related Information Statement relating to Cablevision and its subsidiaries (the “Information Statement”). We provide Cablevision with indemnities with respect to liabilities, damages, costs and expenses arising out of any of (i) our businesses; (ii) any breach by the Company of its obligations under the Distribution Agreement; and (iii) any untrue statement or omission in the Registration Statement or Information Statement other than any such statement or omission relating to Cablevision and its subsidiaries.

In the Distribution Agreement, we release Cablevision from any claims we might have arising out of:

•	the management of the businesses and affairs of AMC Networks on or prior to the Distribution;

•	the terms of the Distribution, our Amended and Restated Certificate of Incorporation, our By- Laws and the other agreements entered into in connection with the Distribution;

•	the financing transactions in connection with the Distribution (the “Financing Transactions”); and

•	any decisions that were made, or actions taken, relating to AMC Networks, the Distribution or the Financing Transactions.

The Distribution Agreement also provides for access to records and information, cooperation in defending litigation, as well as methods of resolution for certain disputes.

Tax Disaffiliation Agreement

On June 6, 2011, we entered into a Tax Disaffiliation Agreement with Cablevision that governs Cablevision’s and our respective rights, responsibilities and obligations with respect to taxes and tax benefits, the filing of tax returns, the control of audits and other tax matters following the Distribution.

We and our eligible subsidiaries previously joined with Cablevision in the filing of a consolidated return for U.S. federal income tax purposes and in the filing of certain consolidated, combined, and unitary returns for state, local, and other applicable tax purposes. However, for periods (or portions thereof) beginning after the Distribution, we generally will not join with Cablevision in the filing of any federal, state, local or other applicable consolidated, combined or unitary tax returns.

Under the Tax Disaffiliation Agreement, with certain exceptions, Cablevision is generally responsible for all of our U.S. federal, state, local and other applicable income taxes for any taxable period or portion of such period that ended on or before the Distribution Date. With certain exceptions, we are generally responsible for all other taxes (including certain New York City income taxes) for all taxable periods that ended on or before the Distribution Date, and all taxes that are attributable to us or one of our subsidiaries after the Distribution Date.

Notwithstanding the Tax Disaffiliation Agreement, under U.S. Treasury Regulations, each member of a consolidated group is severally liable for the U.S. federal income tax liability of each other member of the consolidated group. Accordingly, with respect to periods in which we have been included in Cablevision’s consolidated group, we could be liable to the U.S. government for any U.S. federal income tax liability incurred, but not discharged, by any other member of such consolidated group. However, if any such liability were imposed, we would generally be entitled to be indemnified by Cablevision for tax liabilities allocated to Cablevision under the Tax Disaffiliation Agreement.

We are responsible for filing all tax returns for all periods ending after the Distribution Date that include us or one of our subsidiaries other than any consolidated, combined or unitary income tax return for periods after such date (if any) that includes us or one of our subsidiaries, on the one hand, and Cablevision or one of its subsidiaries (other than us or any of our subsidiaries), on the other hand. Where possible, we have waived the right to carry back any losses, credits, or similar items to periods ending prior to or on the Distribution Date, however, if we cannot waive the right, we would be entitled to receive the resulting refund or credit, net of any taxes incurred by Cablevision with respect to the refund or credit.

Generally, we have the authority to conduct all tax proceedings, including tax audits, relating to taxes or any adjustment to taxes for which we are responsible for filing a return under the Tax Disaffiliation Agreement, and Cablevision has the authority to conduct all tax proceedings, including tax audits, relating to taxes or any adjustment to taxes for which Cablevision is responsible for filing a return under the Tax Disaffiliation Agreement. However, if one party acknowledges a liability to indemnify the other party for a tax to which such proceeding relates, and provides evidence to the other party of its ability to make such payment, the first- mentioned party will have the authority to conduct such proceeding. The Tax Disaffiliation Agreement further provides for cooperation between Cablevision and the Company with respect to tax matters, the exchange of information and the retention of records that may affect the tax liabilities of the parties to the agreement.

Pursuant to the Tax Disaffiliation Agreement there are certain limits on our ability to pre-pay, pay down, redeem, retire, or otherwise acquire the Company’s senior unsecured notes. Moreover, we must indemnify Cablevision and its subsidiaries, officers and directors for any taxes, resulting from our action or failure to act, if such action or failure to act precludes the Distribution from qualifying as a tax-free transaction.

Employee Matters Agreement and Equity Administration Agreement

The Company is party to an Employee Matters Agreement with Cablevision, an Equity Administration Agreement with MSG Networks and an Equity Administration Agreement with MSG, each of which sets forth the responsibilities and liabilities of the parties regarding exercise and forfeiture of outstanding equity awards: (i) of the Company that are held by employees or former employees of Cablevision, MSG Networks or MSG and (ii) of Cablevision, MSG Networks or MSG that are held by employees or former employees of the Company.

Affiliation Agreements

Cablevision is a party to affiliation agreements with each of AMC, WE tv, IFC, SundanceTV, BBC AMERICA and AMC Networks International — Latin America relating to the carriage of those programming networks on Cablevision’s cable television systems. These agreements obligate Cablevision to carry our programming networks on its cable television systems and provide for the payment of fees for carriage by Cablevision to the Company.

Other Arrangements and Agreements with Cablevision, MSG and/or MSG Networks

The Company has entered into a number of other commercial and technical arrangements and agreements with Cablevision and its subsidiaries, none of which are material to the Company. These include, but are not limited to, arrangements for the Company’s provision of technical and transport services and vendor services, and access to technology. In addition, the Company and Cablevision are parties to an Administrative Services Agreement relating to the provisions of administrative support for Mr. Charles Dolan and a “time- sharing” agreement under which the Company leases on a “time-sharing” basis an aircraft and three helicopters.

The Company has also entered into a number of commercial and technical arrangements and agreements with MSG and its subsidiaries and MSG Networks and its subsidiaries, none of which are material to the Company. These include, but are not limited to, arrangements for MSG’s use of equipment, offices and other premises, lease of a suite from MSG, provision of technical, transponder and vendor services, lease of titles in film and other libraries, coordination in respect of certain litigation matters, and access to technologies. We also lease certain office space from MSG.

See “Stock Ownership Table” for a description of registration rights agreements among Dolan family interests and the Company.

Certain Relationships and Potential Conflicts of Interest

Charles F. Dolan serves as the Executive Chairman of the Company and as the Chairman of Cablevision. In addition, eight of the members of our Board of Directors (including Charles F. Dolan) and Mr. Tese, a director nominee, also serve as directors of Cablevision and several of our directors serve as officers and/or employees of Cablevision concurrently with their service on our Board. Five members of our Board and Mr. Tese, a director nominee, also serve as directors of MSG and five members of our Board also serve as directors of MSG Networks. Therefore, these directors may have actual or apparent conflicts of interest with respect to matters involving or affecting each company. For example, there is the potential for a conflict of interest when we, Cablevision, MSG or MSG Networks consider certain acquisitions and other corporate opportunities that may be suitable for us and either or both of them. Also, conflicts may arise if there are issues or disputes under the commercial arrangements that exist between Cablevision, MSG or MSG Networks and us. In addition, certain of our officers and directors own Cablevision, MSG Networks and MSG stock and options to purchase Cablevision, MSG Networks and MSG stock. These ownership interests could create actual, apparent or potential conflicts of interest when these individuals are faced with decisions that could have different implications for the Company and Cablevision, MSG or MSG Networks. See “Related Party Transaction Policy” below for a discussion of certain procedures we instituted to help ameliorate any such potential conflicts that may arise.

The Company’s Amended and Restated Certificate of Incorporation acknowledges that the Company may have overlapping directors and officers with Cablevision and its subsidiaries and successors, or MSG Networks and its subsidiaries and successors and that the Company may engage in material business transactions with such entities. The Company has renounced its rights to certain business opportunities and the Company’s Amended and Restated Certificate of Incorporation provides that in certain circumstances our directors and officers will not have liability to the Company or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to Cablevision or any of its subsidiaries or MSG Networks or any of its subsidiaries instead of the Company, or does not refer or communicate information regarding such corporate opportunity to the Company. Our Amended and Restated Certificate of Incorporation also expressly validate certain contracts, agreements, arrangements and transactions (and amendments, modifications or terminations thereof) between the Company and Cablevision, MSG, MSG Networks and/or any of their respective subsidiaries and provide that, to the fullest extent permitted by law, the actions of the overlapping directors and officers in connection therewith are not breaches of fiduciary duties owed to the Company or its stockholders. In connection with the spin-off of MSG by MSG Networks, our Board adopted a policy putting in place arrangements similar to the foregoing provisions with respect to directors and officers of the Company who are also directors of MSG.

Related Party Transaction Policy

We have adopted a written policy whereby an independent committee of our Board of Directors consisting entirely of directors who have been determined by the Board of Directors to be independent for purposes of the NASDAQ corporate governance standards reviews and approves or takes such other action as it may deem appropriate with respect to transactions involving the Company and its subsidiaries, on the one hand, and in which any director, officer, greater than 5% stockholder of the Company or any other “related person” as defined in Item 404 has or will have a direct or indirect material interest. This approval requirement covers any transaction that meets the related party disclosure requirements of the SEC as set forth in Item 404, which currently apply to transactions (or any series of similar transactions) in which the amount involved exceeds $120,000. To simplify the administration of the approval process under this policy, the independent committee may, where appropriate, establish guidelines for certain of those transactions. The policy does not cover decisions on compensation or benefits or the hiring or retention of any person. The hiring or retention of executive officers is determined by our full Board of Directors. Compensation of executive officers is subject to the approval of our Compensation Committee. This policy also does not cover any pro rata distributions to all Company stockholders, including a pro rata distribution of our Class A Common Stock to holders of our Class A Common Stock and our Class B Common Stock to holders of our Class B Common Stock. No director on an independent committee will participate in the consideration of a related party transaction with that director or any related person of that director.

Our Board of Directors has also adopted a special approval policy for transactions with Cablevision and its subsidiaries, MSG and its subsidiaries or with MSG Networks and its subsidiaries (collectively, the “Other Company”) whether or not such transactions qualify as “related party” transactions described above. Under this policy, an independent committee of the Board of Directors oversees approval of all transactions and arrangements between the Company and its subsidiaries, on the one hand, and the Other Company, on the other hand, in which the amount exceeds $120,000. To simplify the administration of the approval process under this policy, the independent committee may, where appropriate, establish guidelines for certain of these transactions. The approval requirement does not apply to the implementation and administration of these intercompany arrangements but does cover any amendments, modifications, terminations or extensions, other than ministerial, nonsubstantive amendments or modifications, as well as the handling and resolution of any disputes. Our executive officers and directors who are also senior executives or directors of the Other Company may participate in the negotiation, execution, implementation, amendment, modification, or termination of these intercompany arrangements, as well as in any resolution of disputes thereunder, on behalf of either or both of the Company and the Other Company, in each case under the direction of an independent committee or the comparable committee of the board of directors of the Other Company.

Currently, and throughout our fiscal year ended December 31, 2015, our Audit Committee or our Compensation Committee (each of which consisted solely of directors elected by the Class A stockholders) served as the Independent Committee under the above policies.

Our Related Party Transaction Approval Policy cannot be amended or terminated without the prior approval of a majority of the independent directors and by a majority of the directors elected by our Class B Common Stockholders. For purposes of this policy, “independent directors” means those directors who have been determined by our Board to be independent directors for purposes of NASDAQ corporate governance standards.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, certain executive officers, and persons who beneficially own more than 10 percent of the outstanding Class A Common Stock to file reports of ownership and changes in ownership with the SEC. The SEC regulations require AMC Networks to identify anyone who failed to file a required report or filed a late report during 2015. Based solely on a review of reports filed under Section 16(a) of the Exchange Act, the Company is aware of no such failure.

STOCK OWNERSHIP TABLE

The table sets forth certain information as of March 15, 2016, except as noted below, with respect to the beneficial ownership of the Company’s Class A Common Stock and Class B Common Stock by (i) each person the Company believes beneficially holds more than 5% of any class of the outstanding shares of the Company’s based solely on the Company’s review of SEC filings; (ii) each director or director nominee of the Company and (iii) each Named Executive Officer of the Company.

Name and Address	Title of Stock Class(1)	Beneficial Ownership(1) (2)	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned(1)(2)
Dolan Family Group (3)	Class A Common Stock	1,116,249	1.82%	65.83%
c/o Dolan Family Office	Class B Common Stock	11,484,408	100%	—
340 Crossways Park Drive
Woodbury, NY 11797
Charles F. Dolan (3)(4)(5)(19)(27)(28)(29)	Class A Common Stock	674,186	1.10%	30.02%
c/o Dolan Family Office	Class B Common Stock	5,217,217	45.43%	—
340 Crossways Park Drive
Woodbury, NY 11797
Helen A. Dolan (3)(4)(5)(19)(27)(28)(29)	Class A Common Stock	674,186	1.10%	30.02%
c/o Dolan Family Office	Class B Common Stock	5,217,217	45.43%	—
340 Crossways Park Drive
Woodbury, NY 11797
Joshua W. Sapan (27)	Class A Common Stock	145,139	*	*
	Class B Common Stock	—	*	—
Edward A. Carroll (26)(27)	Class A Common Stock	32,316	*	*
	Class B Common Stock	—	*	—
Sean S. Sullivan (27)	Class A Common Stock	16,294	*	*
	Class B Common Stock	—	*	—
James G. Gallagher (27)	Class A Common Stock	10,603	*	*
	Class B Common Stock	—	*	—
William J. Bell (6)	Class A Common Stock	11,537	*	*
	Class B Common Stock	—	*	—
James L. Dolan (3)(6)(8)(10)(25)(26)	Class A Common Stock	142,925	*	6.45%
P.O. Box 420	Class B Common Stock	1,123,547	9.78%	—
Oyster Bay, NY 11771
Kristin A. Dolan (6)(8)(10)(25)(26)	Class A Common Stock	142,925	*	6.45%
P.O. Box 420	Class B Common Stock	1,123,547	9.78%	—
Oyster Bay, NY 11771
Patrick F. Dolan (3)(6)(11)(23)	Class A Common Stock	20,972	*	5.76%
c/o Dolan Family Office	Class B Common Stock	1,012,491	8.82%	—
340 Crossways Park Drive
Woodbury, NY 11797
Thomas C. Dolan (3)(6)(12)(24)	Class A Common Stock	68,651	*	5.46%
c/o Dolan Family Office	Class B Common Stock	956,029	8.32%	—
340 Crossways Park Drive
Woodbury, NY 11797
Brian G. Sweeney (3)(6)(12)(13)(20)	Class A Common Stock	94,870	*	7.57%
1111 Stewart Avenue	Class B Common Stock	1,324,261	11.53%	—
Bethpage, NY 11714
Marianne Dolan Weber (3)(6)(15)(22)	Class A Common Stock	62,261	*	5.70%
MLC Ventures LLC	Class B Common Stock	999,121	8.70%	—
P.O. Box 1014 Yorktown Heights, NY 10598

Name and Address	Title of Stock Class(1)	Beneficial Ownership(1) (2)	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned(1)(2)
Jonathan F. Miller (6)	Class A Common Stock	5,209	*	*
	Class B Common Stock	—	—	—
Alan D. Schwartz (6)	Class A Common Stock	11,537	*	*
	Class B Common Stock	—	—	—
Vincent Tese	Class A Common Stock	—	—	—
	Class B Common Stock	—	—	—
Leonard Tow (6)(7)	Class A Common Stock	19,484	*	*
	Class B Common Stock	—	—	—
Robert C. Wright (6)	Class A Common Stock	11,537	*	*
	Class B Common Stock	—	—	—
David E. Van Zandt (6)	Class A Common Stock	1,743	*	*
	Class B Common Stock	—	—	—
Carl E. Vogel (6)	Class A Common Stock	5,233	*	*
	Class B Common Stock	—	—	—
All executive officers, directors and director nominees as a group (4)(5)(6)(7)(8)(10)(11)(12)(13)(14)(15)(21)(22)(23) (24)(25)(26)(27)(28)(29)	Class A Common Stock	1,334,497	2.18%	59.94%
	Class B Common Stock	10,430,674	90.82%	—
Kathleen M. Dolan (3)(9)(20)(21)(22)(23)(24)(25)	Class A Common Stock	227,884	*	31.99%
MLC Ventures LLC	Class B Common Stock	5,603,448	48.79%	—
P.O. Box 1014 Yorktown Heights, NY 10598
Deborah A. Dolan-Sweeney (3)(6)(13)(14)(21)	Class A Common Stock	94,870	*	7.57%
c/o Dolan Family Office	Class B Common Stock	1,324,261	11.53%	—
340 Crossways Park Drive
Woodbury, NY 11797
Paul J. Dolan (3)(16)(20)(25)	Class A Common Stock	190,207	*	11.16%
Progressive Field, 2401 Ontario St.	Class B Common Stock	1,945,899	16.94%	—
Cleveland, OH 44115
Mary S. Dolan (3)(17)(21)(23)	Class A Common Stock	62,933	*	36.16%
300 So. Riverside Plaza, Suite 1480	Class B Common Stock	6,358,366	55.37%	—
Chicago, IL 60606
Matthew J. Dolan (3)(18)(22)(24)	Class A Common Stock	90,887	*	10.38%
Corporate Place, 100 7th Avenue, Suite 150	Class B Common Stock	1,817,760	15.83%	—
Chardon, OH 44024
David M. Dolan (3)(19)(28)(29)	Class A Common Stock	308,948	*	25.47%
7 Glenmaro Lane	Class B Common Stock	4,453,410	38.78%	—
St. Louis, MO 63131
Charles F. Dolan Children Trust (3)(20)	Class A Common Stock	47,864	*	5.25%
FBO Kathleen M. Dolan	Class B Common Stock	918,981	8.00%	—
MLC Ventures LLC P.O. Box 1014
Yorktown Heights, NY 10598
Charles F. Dolan Children Trust (3)(21)	Class A Common Stock	47,864	*	5.25%
FBO Deborah A. Dolan-Sweeney	Class B Common Stock	918,981	8.00%	—
c/o Dolan Family Office
340 Crossways Park Drive
Woodbury, NY 11797
Charles F. Dolan Children Trust (3)(22)	Class A Common Stock	47,864	*	5.09%
FBO Marianne Dolan Weber	Class B Common Stock	890,802	7.76%	—
MLC Ventures LLC
P.O. Box 1014 Yorktown Heights, NY 10598

Name and Address	Title of Stock Class(1)	Beneficial Ownership(1) (2)	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned(1)(2)
Charles F. Dolan Children Trust (3)(23)	Class A Common Stock	—	*	5.03%
FBO Patrick F. Dolan	Class B Common Stock	886,015	7.71%	—
c/o Dolan Family Office
340 Crossways Park Drive
Woodbury, NY 11797
Charles F. Dolan Children Trust (3)(24)	Class A Common Stock	39,886	*	5.29%
FBO Thomas C. Dolan	Class B Common Stock	926,958	8.07%	—
c/o Dolan Family Office
340 Crossways Park Drive
Woodbury, NY 11797
Charles F. Dolan Children Trust (3)(25)	Class A Common Stock	39,886	*	5.29%
FBO James L. Dolan	Class B Common Stock	926,958	8.07%	—
P.O. Box 420
Oyster Bay, NY 11771
Charles F. Dolan 2009 Family Trust FBO (3)(28)	Class A Common Stock	—	*	5.23%
Thomas C. Dolan	Class B Common Stock	921,125	8.02%	—
c/o Dolan Family Office
340 Crossways Park Drive
Woodbury, NY 11797
Charles F. Dolan 2009 Family Trust FBO (3)(29)	Class A Common Stock	—	*	5.04%
James L. Dolan	Class B Common Stock	887,064	7.72%	—
P.O. Box 420
Oyster Bay, NY 11771
Clearbridge Investments, LLC (30)	Class A Common Stock	8,689,352	14.20%	4.94%
620 8th Avenue	Class B Common Stock	—	—	—
New York, NY 10018
Manning & Napier Advisors, LLC (31)	Class A Common Stock	5,486,031	8.97%	3.12%
290 Woodcliff Drive	Class B Common Stock	—	—	—
Fairport, NY 14450
The Vanguard Group (32)	Class A Common Stock	4,142,134	6.77%	2.35%
100 Vanguard Blvd.	Class B Common Stock	—	—	—
Malvern, PA 19355
BlackRock Inc. (33)	Class A Common Stock	4,092,200	6.69%	2.32%
55 East 52nd Street	Class B Common Stock	—	—	—
New York, NY 10055
FMR LLC (34)	Class A Common Stock	3,525,183	5.76%	2.00%
245 Summer Street	Class B Common Stock	—	—	—
Boston, MA 02210
AllianceBernstein L.P. (35)	Class A Common Stock	3,086,805	5.04%	1.75%
1345 Avenue of the Americas	Class B Common Stock	—	—	—
New York, NY 01015

*	Less than 1%.

(1)

For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person has the right to acquire within 60 days of the date of determination. In light of the nature of vested RSUs, we have also included in this table shares of Class A Common Stock underlying vested RSUs. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, shares of Common Stock underlying vested RSUs are deemed to be outstanding for the purpose of computing the Percent of Class of such person or group but are not deemed to be outstanding for the purpose of computing the Percent of Class of any other person or group. Shares underlying vested RSUs are not deemed to be outstanding for the purpose of computing the Combined Voting Power of All Classes of Stock Beneficially Owned. Beneficial ownership of Class A Common Stock is exclusive of the shares of Class A Common Stock that are issuable upon conversion of shares of Class B Common Stock.

Please see footnote 6 below for the number of shares of Class A Common Stock underlying vested RSUs which have been included in the table above.

(2)

Shares of Class B Common Stock are convertible into shares of Class A Common Stock at the option of the holder on a share for share basis. The holder of one share of Class A Common Stock has one vote per share at a meeting of our stockholders and the holder of one share of Class B Common Stock has 10 votes per share at a meeting of our stockholders, except in the separate elections of directors. Holders of Class A Common Stock have the right to elect 25% of the Board of Directors rounded up to the nearest whole director and the holders of Class B Common Stock have the right to elect the remaining members of the Board of Directors.

(3)

Members of the Dolan family have formed a “group” for purposes of Section 13(d) of the Securities Exchange Act of 1934. The members of this group (the “Group Members”) are: Charles F. Dolan, individually and as Trustee of the Charles F. Dolan 2009 Revocable Trust (“CFD 2009 Trust”); Helen A. Dolan, individually and as Trustee of the Helen A. Dolan 2009 Revocable Trust (“HAD 2009 Trust”); James L. Dolan; Thomas C. Dolan; Patrick F. Dolan; Kathleen M. Dolan, individually and as a Trustee of the Charles F. Dolan Children Trust FBO Kathleen M. Dolan, the Charles F. Dolan Children Trust FBO Deborah Dolan-Sweeney, the Charles F. Dolan Children Trust FBO Marianne Dolan Weber, the Charles F. Dolan Children Trust FBO Patrick F. Dolan, the Charles F. Dolan Children Trust FBO Thomas C. Dolan and the Charles F. Dolan Children Trust FBO James L. Dolan (hereinafter collectively referred to as the “Dolan Children Trusts,” and individually, a “Dolan Children Trust”) and as sole Trustee of the Ryan Dolan 1989 Trust and the Tara Dolan 1989 Trust; Marianne Dolan Weber; Deborah A. Dolan- Sweeney, individually and as Trustee of the Marianne E. Dolan Weber 2012 Descendants Trust and Patrick F. Dolan 2012 Descendants Trust; David M. Dolan, as a Trustee of the Charles F. Dolan 2009 Family Trust FBO Patrick F. Dolan, the Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan, the Charles F. Dolan 2009 Family Trust FBO James L. Dolan, the Charles F. Dolan 2009 Family Trust FBO Marianne Dolan Weber, the Charles F. Dolan 2009 Family Trust FBO Kathleen M. Dolan and the Charles F. Dolan 2009 Family Trust FBO Deborah A. Dolan- Sweeney (collectively, the “2009 Family Trusts” and individually, a “2009 Family Trust”), as a Trustee of the Charles F. Dolan 2010 Grandchildren Trust FBO Descendants of Deborah A. Dolan- Sweeney, Charles F. Dolan 2010 Grandchildren Trust FBO Descendants of Kathleen M. Dolan, Charles F. Dolan 2010 Grandchildren Trust FBO Descendants of Marianne E. Dolan Weber, Charles F. Dolan 2010 Grandchildren Trust FBO Descendants of Patrick F. Dolan and Charles F. Dolan 2010 Grandchildren Trust FBO Descendants of James L. Dolan (hereinafter collectively referred to as the “CFD 2010 Grandchildren Trusts,” and individually, a “CFD 2010 Grandchildren Trust”) and as a Trustee of the Charles F. Dolan 2012 Descendants Trust; Paul J. Dolan, as a Trustee of the Dolan Children Trusts FBO Kathleen M. Dolan and James L. Dolan and as a Trustee of the Kathleen M. Dolan 2012 Descendants Trust; Matthew J. Dolan, as a Trustee of the Dolan Children Trusts FBO Marianne Dolan Weber and Thomas C. Dolan; Mary S. Dolan, as a Trustee of the Dolan Children Trusts FBO Deborah Dolan- Sweeney and Patrick F. Dolan, the Kathleen M. Dolan 2012 Descendants Trust, each of the 2009 Family Trusts, each of the CFD 2010 Grandchildren Trusts and as a Trustee of the Charles F. Dolan 2012 Descendants Trust; Brian G. Sweeney, as a Trustee of the Deborah A. Dolan-Sweeney 2012 Descendants Trust; Dolan Children Trust FBO Kathleen M. Dolan; Dolan Children Trust FBO Marianne Dolan Weber; Dolan Children Trust FBO Deborah Dolan-Sweeney; Dolan Children Trust FBO James L. Dolan; Dolan Children Trust FBO Thomas C. Dolan; Dolan Children Trust FBO Patrick F. Dolan; 2009 Family Trust FBO James L. Dolan; 2009 Family Trust FBO Thomas C. Dolan; 2009 Family Trust FBO Patrick F. Dolan; 2009 Family Trust FBO Kathleen M. Dolan; 2009 Family Trust FBO Marianne Dolan Weber; 2009 Family Trust FBO Deborah A. Dolan-Sweeney; Ryan Dolan 1989 Trust; Tara Dolan 1989 Trust; CFD 2010 Grandchildren Trust FBO Descendants of Deborah A. Dolan-Sweeney; CFD 2010 Grandchildren Trust FBO Descendants of Kathleen M. Dolan; CFD 2010 Grandchildren Trust FBO Descendants of Marianne E. Dolan Weber; CFD 2010 Grandchildren Trust FBO Descendants of Patrick F. Dolan; CFD 2010 Grandchildren Trust FBO Descendants of James L. Dolan; Charles F. Dolan 2012 Descendants Trust; Deborah A. Dolan-Sweeney 2012 Descendants Trust; Kathleen M. Dolan 2012 Descendants Trust; Marianne E. Dolan Weber 2012 Descendants Trust and Patrick F. Dolan 2012 Descendants Trust. The Group Members may be deemed to beneficially own an aggregate of 12,600,657 shares of Class A Common Stock as a result of their beneficial ownership of (i) 1,116,249 shares of Class A Common Stock and (ii) 11,484,408 shares of shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof. Individuals who are Group Members solely in their capacity as trustees of trusts that are Group Members beneficially own an additional 429,611 shares of Class A Common Stock. Includes 69,222 shares of Class A Common Stock underlying vested RSUs. See footnotes (4) through (25), (28) and (29).

(4)

Charles F. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 97,576 shares of Class A Common Stock (including 45,333 shares of Class A Common Stock owned personally and 52,243 shares of Class A Common Stock owned by the CFD 2009 Trust); and 637,557 shares of Class B Common Stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the

CFD 2009 Trust; and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 576,610 shares of Class A common stock owned by the Dolan Family Foundation; 126,250 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the HAD 2009 Trust; 2,842,880 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the 2009 Family Trusts; and 1,501,208 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trusts; and 109,322 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by Charles F. Dolan 2012 Descendants Trust. Includes 2,842,880 shares of Class B Common Stock owned by the 2009 Family Trusts; 1,501,208 shares of Class B Common Stock owned by the CFD 2010 Grandchildren Trusts; and 109,322 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by Charles F. Dolan 2012 Descendants Trust, which Charles F. Dolan may be deemed to have the right to acquire because he has the right to substitute assets with the trust, subject to the trustees’ reasonable satisfaction that the substitute assets received by the trust are of equal value to the trust property exchanged therefore. He disclaims beneficial ownership of 576,610 shares of Class A Common Stock owned by the Dolan Family Foundation; 126,250 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the HAD 2009 Trust; 2,842,880 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trusts; and 1,501,208 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trusts; and 109,322 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by Charles F. Dolan 2012 Descendants Trust. See footnotes (5), (19), (28) and (29).

(5)

Helen A. Dolan may be deemed to have (i) the sole power to vote or direct the vote of 126,250 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the HAD 2009 Trust and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 576,610 shares of Class A Common Stock owned by the Dolan Family Foundation; an aggregate of 97,576 shares of Class A Common Stock (including 45,333 shares of Class A Common Stock owned personally by her spouse, Charles F. Dolan, and 52,243 shares of Class A Common Stock owned by the CFD 2009 Trust); 637,557 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2009 Trust; 2,842,880 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trusts; 1,501,208 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trusts; and 109,322 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by Charles F. Dolan 2012 Descendants Trust. Includes 2,842,880 shares of Class B Common Stock owned by the 2009 Family Trusts; 1,501,208 shares of Class B Common Stock owned by the CFD 2010 Grandchildren Trusts; and 109,322 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by Charles F. Dolan 2012 Descendants Trust, which Helen A. Dolan’s spouse, Charles F. Dolan, may be deemed to have the right to acquire because he has the right to substitute assets with the trust, subject to the trustees’ reasonable satisfaction that the substitute assets received by the trust are of equal value to the trust property exchanged therefor. She disclaims beneficial ownership of 576,610 shares of Class A Common Stock owned of the Dolan Family Foundation, an aggregate of 97,576 shares of Class A Common Stock (including 45,333 shares of Class A Common Stock owned personally by her spouse and 52,243 shares of Class A Common Stock owned by the CFD 2009 Trust); 637,557 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2009 Trust; 2,842,880 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trusts; and 1,501,208 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trusts; and 109,322 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by Charles F. Dolan 2012 Descendants Trust. See footnotes (4), (19), (28) and (29).

(6)

The shares of Class A Common Stock underlying vested RSUs granted under the Company’s 2011 Stock Plan for Non- Employee Directors, which represent a right to receive one share of Class A Common Stock 90 days after the director ceases to serve as a member of the board, included in the table above are as follows: James L. Dolan, 11,537; Kristin A. Dolan, 11,537; Thomas C. Dolan, 11,537; Brian G. Sweeney, 11,537; Patrick F. Dolan, 11,537; Marianne Dolan Weber, 11,537; William J. Bell, 11,537; Neil M. Ashe, 0; Alan D. Schwartz, 11,537; Leonard Tow, 11,537; Robert C. Wright,

11,537; David E. Van Zandt, 1,743; Carl E. Vogel, 5,233; and Jonathan F. Miller, 5,209; and all officers and directors as a group, 127,555. Mr. James L. Dolan’s, Ms. Kristin Dolan’s and Ms. Deborah Dolan-Sweeney’s beneficial ownership in the table above also includes the 11,537 RSUs held directly by each of Ms. Kristin Dolan, Mr. James L. Dolan and Mr. Brian G. Sweeney, respectively.

(7)

Includes 1000 shares of Class A Common Stock issuable upon the exercise of options granted pursuant to the Company’s 2011 Stock Plan for Non-Employee Directors, which on March 15, 2016, were unexercised but were exercisable within a period of 60 days.

(8)

James L. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 66,719,719 shares of Class A Common Stock owned personally; 162,529 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned personally; and an aggregate of 1,925 shares of Class A Common Stock held as custodian for one or more of his children and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 6,621 shares of Class A Common Stock (including 6,221 shares of Class A Common Stock, and 400 shares of Class A Common Stock held in the Cablevision 401(k) Savings Plan’s Cablevision Stock Fund) owned personally by his spouse, Kristin A. Dolan; 1,250 shares of Class A Common Stock owned jointly with his spouse; 3,450 shares of Class A Common Stock owned by members of his household; 39,886 shares of Class A Common Stock and 926,958 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for his benefit and an aggregate of 34,060 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion owned of record by the CFD 2010 Grandchildren Trusts FBO Aidan and Quentin Dolan for which his spouse serves as trustee. He disclaims beneficial ownership of an aggregate of 1,925 shares of Class A Common Stock held as custodian for one or more of his children; 3,450 shares of Class A Common Stock owned by members of his household; 6,621 shares of Class A Common Stock (including 6,221 shares of Class A Common Stock, and 400 shares of Class A Common Stock held in the Cablevision 401(k) Savings Plan’s Cablevision Stock Fund) owned personally by his spouse; and 39,886 shares of Class A Common Stock and 926,958 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion-thereof owned by the Dolan Children Trust for his benefit, and an aggregate of 34,060 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion owned of record by the CFD 2010 Grandchildren Trusts FBO Aidan and Quentin Dolan for which his spouse serves as trustee. Please see footnote 6 for the number of shares of Class A Common Stock underlying vested RSUs which have been included in the table above.

(9)

Kathleen M. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 2,220 shares of Class A Common Stock owned personally; 4,481 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned personally; an aggregate of 2,300 shares of Class A common stock held as custodian for one or more minor children; and an aggregate of 30,312 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Ryan Dolan 1989 Trust and the Tara Dolan 1989 Trust for which she serves as trustee and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 223,364 shares of Class A common stock owned by the Dolan Children Trusts (of which 47,864 shares are held for her benefit) and an aggregate of 5,468,695 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trusts (of which 918,981 shares are held for her benefit) and for which she serves as co-trustee; and 99,960 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Kathleen M. Dolan 2012 Descendants Trust. She disclaims beneficial ownership of an aggregate of 2,300 shares of Class A Common Stock held as custodian for one or more minor children, an aggregate of 30,312 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Ryan Dolan 1989 Trust and the Tara Dolan 1989 Trust for which she serves as trustee; an aggregate of 223,364 shares of Class A Common Stock owned by the Dolan Children Trusts (of which 47,864 shares are held for her benefit) and an aggregate of 5,468,695 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trusts of which 918,981 shares are held for her benefit; and 99,960 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Kathleen M. Dolan 2012 Descendants Trust.

(10)

Kristin A. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 6,621 shares of Class A Common Stock (including 6,221 shares of Class A Common Stock, and 400 shares of Class A Common Stock held in the Cablevision 401(k) Savings Plan’s Cablevision Stock Fund) owned personally, and an aggregate of 34,060 shares of Class B Common Stock and the equal number of shares of Class A

Common Stock issuable upon conversion owned of record by the CFD 2010 Grandchildren Trusts FBO Aidan and Quentin Dolan for which she serves as trustee and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 66,719 shares of Class A Common Stock owned personally by her spouse, James L. Dolan; 162,529 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned personally by her spouse; 1,250 shares of Class A Common Stock owned jointly with her spouse; an aggregate of 1,925 shares of Class A Common Stock held by her spouse as custodian for one or more of his children; 3,450 shares of Class A Common Stock owned by members of her household; 39,886 shares of Class A Common Stock and 926,958 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for the benefit of her spouse. She disclaims beneficial ownership of an aggregate 1,925 shares of Class A Common Stock held by her spouse as custodian for one or more of his children; 3,450 shares of Class A Common Stock owned by members of her household; 176,719 shares of Class A Common Stock (including 65,719 shares of Class A Common Stock, and 111,000 shares of Class A Common Stock issuable upon exercise of options which on March 15, 2015 were unexercised but were exercisable within a period of 60 days) owned personally by her spouse; 162,529 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by her spouse; and 39,886 shares of Class A Common Stock and 926,958 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for the benefit of her spouse, and an aggregate of 34,060 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion owned of record by the CFD 2010 Grandchildren Trusts FBO Aidan and Quentin Dolan for which she serves as trustee. Please see footnote 6 for the number of shares of Class A Common Stock underlying vested RSUs which have been included in the table above.

(11)

Patrick F. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 4,067 shares of Class A Common Stock owned personally; and 24,444 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned personally; and (ii) the shared power to vote or direct the vote of and to dispose of or to direct the disposition of 4,256 shares of Class A Common Stock owned jointly with his spouse; 525 shares of Class A Common Stock owned personally by his spouse; 587 shares owned by the Daniel P. Mucci Trust (the “Mucci Trust”) for which he serves as co-trustee; 886,015 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for his benefit and 102,032 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by Patrick F. Dolan 2012 Descendants Trust. He disclaims beneficial ownership of 525 shares of Class A Common Stock owned personally by his spouse; 587 shares of Class A Common Stock held by the Mucci Trust; 886,015 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for his benefit; and 102,032 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by Patrick F. Dolan 2012 Descendants Trust. Please see footnote 6 for the number of shares of Class A Common Stock underlying vested RSUs which have been included in the table above.

(12)

Thomas C. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 17,228 shares of Class A Common Stock owned personally; 29,071 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned personally and (ii) the shared power to vote or direct the vote of and to dispose of or to direct the disposition of 39,886 shares of Class A Common Stock and 926,958 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for his benefit. He disclaims beneficial ownership of 39,886 shares of Class A Common Stock and 926,958 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for his benefit. Please see footnote 6 for the number of shares of Class A Common Stock underlying vested RSUs which have been included in the table above.

(13)

Brian G. Sweeney may be deemed to have (i) the sole power to vote or direct the vote of and dispose or direct the disposition of 27,794 shares of Class A Common Stock owned personally; an aggregate of 7,675 shares Class A Common Stock held in trusts for his children for which he serves as co-trustee; and 197,645 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Deborah A. Dolan-Sweeney 2012 Descendants Trust, for which he serves as trustee and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 5,643 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by his spouse, Deborah A. Dolan-Sweeney; 47,864 shares of Class A Common Stock and 918,981 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for the benefit of his spouse; and an aggregate of 201,992 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Marianne E. Dolan Weber 2012 Descendants Trust and the Patrick F. Dolan 2012 Descendants Trust, for which his spouse serves as trustee. He disclaims beneficial ownership of the 5,643 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by his spouse; an aggregate of 7,675 shares of Class A Common Stock held in trusts for his children for which he serves as co-trustee; 47,864 shares of Class A Common Stock and 918,981 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for the benefit of his spouse; 197,645 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Deborah A. Dolan-Sweeney 2012 Descendants Trust; and an aggregate of 201,992 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Marianne E. Dolan Weber 2012 Descendants Trust and the Patrick F. Dolan 2012 Descendants Trust. Please see footnote 6 for the number of shares of Class A Common Stock underlying vested RSUs which have been included in the table above.

(14)

Deborah A. Dolan-Sweeney may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 5,643 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned personally; and an aggregate of 201,992 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Class B Common Stock owned of record by the Marianne E. Dolan Weber 2012 Descendants Trust and the Patrick F. Dolan 2012 Descendants Trust, for which she serves as trustee and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 27,794 shares of Class A Common Stock owned personally by her spouse, Brian G. Sweeney; an aggregate of 7,675 shares of Class A Common Stock held in trusts for her children for which her spouse serves as co-trustee; 47,864 shares of Class A Common Stock and 918,981 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for her benefit; and 197,645 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Deborah A. Dolan-Sweeney 2012 Descendants Trust, for which her spouse serves as trustee. She disclaims beneficial ownership of 27,794 shares of Class A Common Stock owned personally by her spouse; an aggregate of 7,675 shares of Class A Common Stock held in trusts for her children for which her spouse serves as co- trustee; 47,864 shares of Class A Common Stock and 918,981 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for her benefit; 197,645 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Deborah A. Dolan-Sweeney 2012 Descendants Trust; and an aggregate of 201,992 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Marianne E. Dolan Weber 2012 Descendants Trust and the Patrick F. Dolan 2012 Descendants Trust. Please see footnote 6 for the number of shares of Class A Common Stock underlying vested RSUs which have been included in the table above.

(15)

Marianne Dolan Weber may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 810 shares of Class A Common Stock owned personally; 8,359 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned personally and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 900 shares of Class A Common Stock owned personally by her spouse, 1,150 shares of Class A Common Stock owned by a member of her household, and 47,864 shares of Class A Common Stock and 890,802 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for her benefit; and 99,960 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Marianne E. Dolan Weber 2012 Descendants Trust. She disclaims beneficial ownership of 900 shares of Class A Common Stock owned personally by her spouse, 1,150 shares of Class A Common Stock owned by a member of her household; and 47,864 shares of Class A Common Stock and 890,802 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for her benefit; and 99,960 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Marianne E. Dolan Weber 2012 Descendants Trust. Please see footnote 6 for the number of shares of Class A Common Stock underlying vested RSUs which have been included in the table above.

(16)

Paul J. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 96,550 shares of Class A Common Stock (including 5,108 shares of Class A Common Stock held as custodian for one or more minor children and 91,442 shares of Class A Common Stock owned by the CFD Trust No. 10) and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 5,907 shares of

Class A Common Stock owned jointly with his spouse; an aggregate of 87,750 shares of Class A Common Stock and 1,845,939 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trusts for the benefit of Kathleen M. Dolan and James L. Dolan; and 99,960 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Kathleen M. Dolan 2012 Descendants Trust. He disclaims beneficial ownership of an aggregate of 5,108 shares of Class A Common Stock held as custodian for one or more minor children; 91,442 shares of Class A Common Stock owned by the CFD Trust No. 10; an aggregate of 87,750 shares of Class A Common Stock and 1,845,939 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trusts for the benefit of Kathleen M. Dolan and James L. Dolan; and 99,960 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Kathleen M. Dolan 2012 Descendants Trust.

(17)

Mary S. Dolan may be deemed to have (i) the sole power to vote or direct the vote and to dispose of or direct the disposition of 6,810 shares of Class A Common Stock held as custodian for one or more minor children and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 8,259 shares of Class A Common Stock owned jointly with her spouse; an aggregate of 47,864 shares of Class A Common Stock and 1,804,996 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trusts for the benefit of Deborah Dolan-Sweeney and Patrick F. Dolan; and 99,960 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Kathleen M. Dolan 2012 Descendants Trust, an aggregate of 2,842,880 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Class B Common Stock owned of record by the 2009 Family Trusts, an aggregate of 1,501,208 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Class B Common Stock owned of record by the CFD 2010 Grandchildren Trusts, and 109,322 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Class B Common Stock owned of record by the Charles F. Dolan 2012 Descendants Trust. She disclaims beneficial ownership of 6,810 shares of Class A Common Stock held as custodian for one or more minor children; an aggregate of 47,864 shares of Class A Common Stock and 1,804,996 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trusts for the benefit of Deborah Dolan-Sweeney and Patrick F. Dolan; and 99,960 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Kathleen M. Dolan 2012 Descendants Trust, an aggregate of 2,842,880 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Class B Common Stock owned of record by the 2009 Family Trusts, an aggregate of 1,501,208 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Class B Common Stock owned of record by the CFD 2010 Grandchildren Trusts, and 109,322 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Class B Common Stock owned of record by the Charles F. Dolan 2012 Descendants Trust.

(18)

Matthew J. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 1,750 shares of Class A Common Stock owned personally and 1,387 shares of Class A Common Stock held as custodian for his child and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 87,750 shares of Class A Common Stock and 1,817,760 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trusts for the benefit of Marianne Dolan Weber and Thomas C. Dolan. He disclaims beneficial ownership of 1,387 shares of Class A Common Stock held as custodian for his child and an aggregate of 87,750 shares of Class A Common Stock and 1,817,760 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trusts for the benefit of Marianne Dolan Weber and Thomas C. Dolan.

(19)

David M. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 300,636 shares of Class A Common Stock (including 1,431 shares of Class A Common Stock owned by the David M. Dolan Revocable Trust and 299,205 shares of Class A Common Stock owned by the Charles F. Dolan Charitable Remainder Trust) and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 8,312 shares of Class A Common Stock (including 2,300 shares of Class A Common Stock owned jointly with his spouse; 5,250 shares of Class A Common Stock owned by the Ann H. Dolan Revocable Trust, 762 shares of Class A Common Stock held by his spouse as custodian for a minor child); and an aggregate of 2,842,880 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trusts; an aggregate of 1,501,208 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trusts; and 109,322 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by Charles F. Dolan 2012 Descendants Trust. He disclaims beneficial ownership of 299,205 shares of Class A Common Stock owned by the Charles F. Dolan Charitable Remainder Trust; 5,250 shares of Class A Common Stock owned by the Ann H. Dolan Revocable Trust; 762 shares of Class A Common Stock held by his spouse as custodian for a minor child; an aggregate of 2,842,880 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trusts, an aggregate of 1,501,208 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trusts; and 109,322 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by Charles F. Dolan 2012 Descendants Trust.

(20)

Kathleen M. Dolan and Paul J. Dolan serve as co-trustees and have the shared power to vote and dispose of the 47,864 shares of Class A Common Stock and 918,981 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Charles F. Dolan Children Trust FBO Kathleen M. Dolan.

(21)

Kathleen M. Dolan and Mary S. Dolan serve as co-trustees and have the shared power to vote and dispose of the 47,864 shares of Class A Common Stock and 918,981 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Charles F. Dolan Children Trust FBO Deborah A. Dolan-Sweeney.

(22)

Kathleen M. Dolan and Matthew J. Dolan serve as co-trustees and have the shared power to vote and dispose of the 47,864 shares of Class A Common Stock and 890,802 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Charles F. Dolan Children Trust FBO Marianne Dolan Weber.

(23)

Kathleen M. Dolan and Mary S. Dolan serve as co-trustees and have the shared power to vote and dispose of the 886,015 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Charles F. Dolan Children Trust FBO Patrick F. Dolan.

(24)

Kathleen M. Dolan and Matthew J. Dolan serve as co-trustees and have the shared power to vote and dispose of the 39,886 shares of Class A Common Stock and 926,958 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Charles F. Dolan Children Trust FBO Thomas C. Dolan.

(25)

Kathleen M. Dolan and Paul J. Dolan serve as co-trustees and have the shared power to vote and dispose of the 39,886 shares of Class A Common Stock and 926,958 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Charles F. Dolan Children Trust FBO James L. Dolan.

(26)	Includes 1,337 shares for Mr. Carroll held indirectly through a 401(k); and 400 shares for Kristin A. Dolan held indirectly through a 401(k).

(27)

Does not include restricted stock units and performance restricted stock units granted under the Company’s 2011 Employee Stock Plan, which represent a right to receive one share of Class A Common Stock or the cash equivalent thereof. The excluded number of restricted stock units and performance restricted stock units for the following individuals are: Joshua W. Sapan 700,393; Edward A. Carroll 92,377; Sean S. Sullivan 62,279; Charles F. Dolan 25,330; and James G. Gallagher 32,616.

(28)

Mary S. Dolan and David M. Dolan serve as co-trustees and have the shared power to vote and dispose of the 921,125 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan. Charles F. Dolan may be deemed to share power to direct the disposition of the shares held by the trust because he has the right to substitute assets with the trust, subject to the trustees’ reasonable satisfaction that the substitute assets received by the trust are of equal value to the trust property exchanged therefor.

(29)

Mary S. Dolan and David M. Dolan serve as co-trustees and have the shared power to vote and dispose of the 828,245 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Charles F. Dolan 2009 Family Trust FBO James L. Dolan. Charles F. Dolan may be deemed to share power to direct the disposition of the shares held by the trust because he has the right to substitute assets with the trust, subject to the trustees’ reasonable satisfaction that the substitute assets received by the trust are of equal value to the trust property exchanged therefor.

(30)

Based upon the most recent Schedule 13G filed with the SEC on February 16, 2016, Clearbridge Investments, LLC, an investment adviser, has sole voting power over 8,519,966 shares of Class A Common Stock and sole dispositive power over 8,689,352 shares of Class A Common Stock.

(31)

Based upon the most recent Schedule 13G filed with the SEC on January 12, 2016, Manning & Napier Advisors, LLC, an investment adviser, has sole voting power over 4,794,171 shares of Class A Common Stock and sole dispositive power over 5,486,031 shares of Class A Common Stock.

(32)

Based upon the most recent Schedule 13G filed with the SEC on February 10, 2016, The Vanguard Group, an investment adviser, has sole voting power over 44,613 shares of Class A Common Stock and sole dispositive power over 4,098,021 shares of Class A Common Stock.

(33)

Based upon the most recent Schedule 13G filed with the SEC on February 10, 2016, BlackRock Inc., a parent holding company, has sole voting power over 3,892,010 shares of Class A Common Stock and sole dispositive power over 4,092,200 shares of Class A Common Stock.

(34)

Based upon the most recent Schedule 13G filed with the SEC on February 12, 2016, FMR LLC, a parent holding company, has shared voting power over 0 shares of Class A Common Stock and shared dispositive power over 0 shares of Class A Common Stock.

(35)

Based upon the most recent Schedule 13G filed with the SEC on February 16, 2016, AlianceBernstein L.P., an investment management and research firm, has sole voting power over 2,838,389 shares of Class A Common Stock and sole dispositive power over 3,080,351 shares of Class A Common Stock.

Charles F. Dolan, members of his family and related family entities, by virtue of their ownership of Class B Common Stock, are able collectively to control stockholder decisions on matters in which holders of Class A Common Stock and Class B Common Stock vote together as a class, and to elect up to 75% of the Company’s Board. In addition, Charles F. Dolan, members of the Dolan family and related family entities have entered into a Class B Stockholders Agreement which has the effect of causing the voting power of these Class B stockholders to be cast as a block on all matters to be voted on by holders of Class B Common Stock.

Charles F. Dolan, all other holders of Class B Common Stock (other than the Charles F. Dolan Children Trusts), the Dolan Children’s Foundation, the Dolan Family Foundation and the Company have entered into a registration rights agreement (the “Dolan Registration Rights Agreement”). Under this agreement, the Company will provide to the parties to the Dolan Registration Rights Agreement (the “Dolan Parties”) (and, in certain cases, transferees and pledgees of shares of Class B Common Stock owned by these parties) with certain demand and piggy-back registration rights with respect to their shares of Class A Common Stock (including those issued upon conversion of shares of Class B Common Stock). As of March 15, 2016, the Dolan Parties owned approximately 6.0 million shares of Class B Common Stock (the “Dolan Shares”), which represented approximately 52.4% of our Class B Common Stock, as well as approximately 0.8 million shares of Class A Common Stock, which represented approximately 1.3% of our Class A Common Stock. Such shares of Class B Common Stock and Class A Common Stock, collectively, represented approximately 9.4% of our Common Stock and approximately 34.6% of the aggregate voting power of our Common Stock.

The Charles F. Dolan Children Trusts (the “Children Trusts”) and the Company have entered into a registration rights agreement (the “Children Trusts Registration Rights Agreement”). Under this agreement, the Company will provide the Children Trusts (and, in certain cases, transferees and pledgees of shares of Class B Common Stock owned by these parties) with certain demand and piggy-back registration rights with respect to their shares of Class A Common Stock (including those issued upon conversion of shares of Class B Common Stock). As of March 15, 2016, the Children Trusts owned approximately 5.5 million shares of Class B Common Stock (the “Children Trust Shares”), which represented approximately 47.6% of our Class B Common Stock, as well as approximately 0.2 million shares of Class A Common Stock, which represented less than 1% of our Class A Common Stock. Such shares of Class B Common Stock and Class A Common Stock, collectively, represented approximately 7.8% of our Common Stock and approximately 31.2% of the aggregate voting power of our Common Stock.

In the Children Trusts Registration Rights Agreement, each Children Trust has agreed that in the case of any sale or disposition of its shares of Class B Common Stock (other than to Charles F. Dolan or other Dolan family interests) by such Children Trust, or of any of the Children Trust Shares by any other Dolan family interest to which such shares of Class B Common Stock are transferred, such stock will be converted to Class A Common Stock. The Dolan Registration Rights Agreement does not include a comparable conversion obligation, and the conversion obligation in the Children Trusts Registration Rights Agreement does not apply to the Dolan Shares.

The Dolan Registration Rights Agreement and the Children Trusts Registration Rights Agreement have been included as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2011, and the foregoing discussion of those agreements is qualified in its entirety by reference to those agreements so filed.

GENERAL INFORMATION

Who may vote at the Annual Meeting?

Holders of our Class A Common Stock and holders of our Class B Common Stock, as recorded in our stock register on April 12, 2016 (the “Record Date”), may vote at the meeting. On April 12, 2016, there were 61,190,329 shares of Class A Common Stock and 11,484,408 shares of Class B Common Stock outstanding. Each share of Class A Common Stock has one vote per share and holders will be voting for the election of five candidates to the Board of Directors of AMC Networks. Each share of Class B Common Stock has ten votes per share and holders will be voting for the election of eight candidates to the Board. As a result of their ownership of Class B Common Stock, Charles F. Dolan, certain members of his family and certain related family entities, have the power to elect all of the directors to be elected by the holders of Class B Common Stock and to approve Proposals 2, 3 and 4 regardless of how other shares are voted.

Why did I receive a Notice of Internet Availability for Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, the Company has elected to provide access to its proxy materials over the Internet. Accordingly, we have sent a Notice of Internet Availability for Proxy Materials (the “Notice”) to our stockholders. All stockholders have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive future proxy materials in printed form by mail or electronically by email. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the cost and the environmental impact of the annual meeting.

What is “householding” and how does it affect me?

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of this Notice of Annual Meeting and Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2015, unless we are notified that one or more of these stockholders wishes to receive individual copies. This procedure will reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy cards. If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of this Notice of Annual Meeting and Proxy Statement and any accompanying documents, or if you hold AMC Networks stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, Wells Fargo Shareowner Services, 1110 Centre Pointe Curve, Suite 101, MAC N9173-010, Mendota Heights, MN 55120 or by telephone at 800-468-9716.

If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting and Proxy Statement and any accompanying documents, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Wells Fargo Shareowner Services as indicated above.

If you are a beneficial owner, you can request information about householding from your broker, bank or other holder of record.

How can I get electronic access to the proxy materials?

The Notice provides you with instructions on how to:

•	View the Company’s proxy materials for the annual meeting on the Internet; and

•	Instruct the Company to send future proxy materials to you electronically by email. The Company’s proxy materials are also available at http://www.proxyvote.com.

Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you revoke it.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Wells Fargo Shareowner Services, you are considered a stockholder of record with respect to those shares, and the Notice was sent directly to you by the Company. If you request printed copies of the proxy materials by mail, you will receive a proxy card.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to instruct that organization how to vote the shares held in your account. If you request printed copies of the proxy materials by mail, you will receive a voting instruction form from that organization.

How do I vote?

You may vote in advance of the annual meeting by telephone, over the Internet or by a proxy. You may also vote in person at the meeting. If you choose to vote by mail, please sign and return the proxy card in the envelope provided. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

What votes need to be present to hold the Annual Meeting?

In order to carry on the business of the Annual Meeting, we need a majority of the votes represented by the shares of the Company’s Class A Common Stock and Class B Common Stock outstanding on April 12, 2016 to be present, in person or by proxy. If voting on a particular action is by class, a majority of the votes represented by the outstanding shares of such class is required for such action.

Can my broker vote my shares without instructions from me?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct your broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the annual meeting but will not be able to vote on those matters for which specific authorization is required under applicable rules.

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under applicable rules to vote your shares on the ratification of KPMG as the Company’s independent registered public accounting firm, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of directors, or Proposals 3 or 4 without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

What is the voting requirement to approve each of the proposals?

Election of directors by the holders of Class A Common Stock requires the affirmative vote of the plurality of votes cast by holders of Class A Common Stock. Election of directors by the holders of Class B Common Stock requires the affirmative vote of the plurality of votes cast by holders of Class B Common Stock. Approval of Proposals 2, 3 and 4 requires the favorable vote of a majority of the votes cast by the holders of Class A Common Stock and holders of Class B Common Stock, voting together as a single class. Abstentions and broker non-votes will not affect the outcome of Proposal 1 because abstentions and broker non-votes are not considered votes cast. As a result of their ownership of Class B Common Stock, Charles F. Dolan, members of his family and certain related family entities, have the power to elect all of the directors to be elected by the holders of Class B Common Stock, and to approve Proposals 2, 3 and 4 regardless of how other shares are voted.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the annual meeting. You may re-vote via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the annual meeting will be counted), by signing and returning a new proxy card or voting instruction form with a later date, or by attending the annual meeting and voting in person. However, your attendance at the annual meeting will not automatically revoke your proxy unless you vote again at the annual meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation prior to the annual meeting to AMC Networks Inc., 11 Penn Plaza, New York, NY 10001, Attention: Corporate Secretary.

How will my shares be voted at the Annual Meeting?

The Company representatives appointed by the Board (the persons named in the proxy card, or, if applicable, their substitutes) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board recommends, which is:

Item	Matter to be Voted on	Board Recommendation
Proposal 1	Election of Directors (as applicable based on whether you are a holder of Class A Common Stock or Class B Common Stock)	FOR
Proposal 2	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2016	FOR
Proposal 3	Approval of the Company’s 2016 Employee Stock Plan	FOR
Proposal 4	Approval of the Company’s 2016 Executive Cash Incentive Plan	FOR

Who pays for this solicitation?

This solicitation is being made by the Company, and the Company will bear the expense of preparing, printing and mailing this proxy statement and the accompanying material. Solicitation of individual stockholders may be made by mail, personal interviews, telephone, facsimile, electronic delivery or other telecommunications by our officers and regular employees who will receive no additional compensation for such activities. In addition, we have retained D.F. King & Co., Inc. to solicit proxies at a cost of $15,000 plus reimbursement for out-of-pocket expenses. We will reimburse brokers and other nominees for their expenses in forwarding solicitation material to beneficial owners.

How do I attend the Annual Meeting in person? What do I need to bring?

An admission ticket will be required if you desire to attend the annual meeting in person. To be admitted to the 2016 annual meeting, you must have been a stockholder at the close of business on the Record Date or be the legal proxy holder or qualified representative of a stockholder, and bring with you your admission ticket and a valid government-issued photo identification card (federal, state or local), such as a driver’s license or passport. Persons without an admission ticket or proper identification may be denied admission to the annual meeting.

To obtain an admission ticket, go to www.proxyvote.com or call 844-318-0137. You will need to enter your 16-digit control number, which can be found on your Notice of Internet Availability of Proxy Materials, voter instruction form and proxy card. The deadline to obtain an admission ticket is 5:00 p.m. Eastern Daylight Time, on May 31, 2016. For questions about admission to the annual meeting, please call 844-318-0137.

Please note that you will need your ticket to be admitted to the meeting whether you vote before or at the meeting, and regardless of whether you are a registered or beneficial stockholder. If you are attending the meeting as a proxy or qualified representative for a stockholder, you will need to bring your legal proxy or authorization letter, in addition to your admission ticket and government-issued photo identification card.

Stockholders must provide advance written notice to the Company if they intend to have a legal proxy (other than the persons appointed as proxies on the Company’s proxy card) or qualified representative attend the annual meeting on their behalf. The notice must include the name and address of the legal proxy or qualified representative and must be received by 5:00 p.m. Eastern Daylight Time, on May 31, 2016 in order to allow enough time for the issuance of an admission ticket to such person. For further details, see Other Matters, “Advance Notice of Proxy Holders and Qualified Representatives.”

Please note that cameras, video and audio recording equipment and other similar electronic devices, as well as large bags (including large handbags and briefcases) and packages will need to be checked at the door. Additionally, the Company may impose additional restrictions on items that must be checked at the door as well as the conduct of the meeting. To ensure the safety of all persons, attendees may also be subject to security inspections.

Requests for admission tickets will be processed in the order received. Please note that seating is limited, and requests for tickets will be handled on a first-come, first-served basis.

OTHER MATTERS

Matters To Be Raised At The 2016 Annual Meeting Not Included In This Proxy Statement

We do not know of any matters to be acted upon at the meeting other than those discussed in this proxy statement. If any other matter is properly presented, proxy holders will vote on the matter in their discretion.

Advance Notice of Proxy Holders and Qualified Representatives

Stockholders must provide advance written notice to the Company if they intend to have a legal proxy (other than the persons appointed as proxies on the Company’s proxy card) or qualified representative attend the annual meeting on their behalf. The notice must include the name and address of the legal proxy or qualified representative and must be received by 5:00 p.m. on May 31, 2016 in order to allow enough time for the issuance of an admission ticket to such person. Notices should be directed to AMC Networks Inc., Corporate Secretary, 11 Penn Plaza, New York, New York 10001.

Stockholder Proposals for 2017 Annual Meeting

Stockholders who, in accordance with Rule 14a-8 of the Exchange Act, wish to present proposals at our 2017 annual meeting and wish to have those proposals included in the proxy materials to be distributed by us in connection with our 2017 annual meeting must submit their proposals to AMC Networks Inc., 11 Penn Plaza, New York, NY 10001; Attention: Corporate Secretary on or before December 29, 2016. Any such proposal must meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, in order for such proposal to be eligible for inclusion in our 2017 proxy statement.

In accordance with our Amended By-Laws, in order for proposals to be properly brought before the 2017 annual meeting, notice of any proposal to be presented by any stockholder must be delivered to AMC Networks Inc., 11 Penn Plaza, New York, NY 10001; Attention: Corporate Secretary, not less than 60 nor more than 90 days prior to the date of the annual meeting. If, however, the date of the meeting is publicly announced or disclosed less than 70 days prior to the date of the meeting, such notice must be given not more than ten days after such date is first announced or disclosed. Any stockholder who gives notice of any such proposal shall deliver the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and set forth the stockholder’s name and address, the number and class of all shares of each class of stock of the Company beneficially owned by the stockholder and any material interest of such stockholder in the proposal (other than as a stockholder). Any stockholder desiring to nominate any person for election as a director of the Company shall deliver with such notice a statement in writing setting forth the name of the person to be nominated, the number and class of all shares of each class of stock of the Company beneficially owned by such person, the information regarding such person required by Item 401 of Regulation S- K adopted by the SEC (or the corresponding provisions of any regulation subsequently adopted by the SEC applicable to the Company), such person’s signed consent to serve as a director of the Company if elected, such stockholder’s name and address and the number and class of all shares of each class of stock of the Company beneficially owned by the stockholder.

Annual Report on Form 10-K

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC, will be sent to any stockholder, without charge, by regular mail or by e-mail upon written request addressed to AMC Networks Inc., 11 Penn Plaza, New York, NY 10001; Attention: Corporate Secretary. You also may obtain our Annual Report on Form 10-K over the Internet at the Securities and Exchange Commission’s website, www.sec.gov, or at www.amcnetworks.com by clicking on “Investors,” then “Financial Information” and follow the link from our “SEC Filings” page.

Anne G. Kelly
Senior Vice President and Secretary

New York, New York

April 28, 2016

APPENDIX A

AMC Networks Inc. 2016 Employee Stock Plan

1. Purpose. The purpose of the AMC Networks Inc. 2016 Employee Stock Plan is to compensate employees of the Company and its Affiliates who are and have been largely responsible for the management and growth of the business of the Company and its Affiliates and to advance the interests of the Company by encouraging and enabling the acquisition of a personal proprietary interest in the Company by employees upon whose judgment and keen interest the Company and its Affiliates are largely dependent for the successful conduct of their operations. It is anticipated that such compensation and the acquisition of such proprietary interest in the Company will stimulate the efforts of such employees on behalf of the Company and its Affiliates, and strengthen their desire to remain with the Company and its Affiliates. It is also expected that such compensation and the opportunity to acquire such a proprietary interest will enable the Company and its Affiliates to attract and retain desirable personnel.

This Plan replaces the AMC Networks, Inc. Amended and Restated 2011 Employee Stock Plan (as amended to the Effective Date, the “Prior Plan”) for Awards granted on or after the effective date set forth in Section 23 (the “Effective Date”). Awards may not be granted under the Prior Plan beginning on the Effective Date, but this Plan will not affect the terms or conditions of any option, stock appreciation right, restricted share or restricted stock unit or other award made under the Prior Plan before the Effective Date except as provided in Section 5.

2. Definitions. When used in this Plan, unless the context otherwise requires:

(a) “Affiliate” shall mean (i) any Entity controlling, controlled by, or under common control with the Company or any other Affiliate and (ii) any Entity in which the Company owns at least five percent of the outstanding equity interests of such Entity.

(b) “Award” shall mean an Option, Right, Restricted Share or Restricted Stock Unit or other equity based award which is granted or made under the Plan.

(c) “Award Agreement” shall mean an agreement which may be entered into by a Participant under the Plan and the Company, setting forth the terms and provisions applicable to Awards granted to such Participant.

(d) “Board of Directors” shall mean the Board of Directors of the Company, as constituted at any time.

(e) “Committee” shall mean the Compensation Committee of the Board of Directors, as described in Section 3.

(f) “Company” shall mean AMC Networks Inc., a Delaware corporation.

(g) “Consent” shall mean (i) any listing, registration or qualification requirement in respect of an Award or Share with respect to any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the Participant with respect to the disposition of Shares, or with respect to any other matter, which the Committee may deem necessary or desirable to comply with the terms of any such listing, registration or qualification requirement or to obtain an exemption therefrom, (iii) any and all other consents, clearances and approvals in respect of an action under the Plan by any governmental or other regulatory body or any stock exchange or self-regulatory agency, (iv) any and all consents by the Participant to (A) the Company’s supplying to any third party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan and (B) the Company’s imposing sales and transfer procedures and restrictions on Shares delivered under the Plan and (v) any and all other consents or authorizations required to comply with, or required to be obtained under law.

(h) “Entity” shall mean any business, corporation, partnership, limited liability company or other entity.

(i) “Fair Market Value” on a specified date shall mean the closing price for a Share on the stock exchange, if any, on which such Shares are primarily traded, but if no Shares were traded on such date, the average of the bid and asked closing prices at which one Share is traded on the over-the-counter market, as reported on the NASDAQ Stock Market or any other stock exchange on which the Shares may be traded, or, if none of the above is applicable, the value of a Share as established by the Committee for such date using any reasonable method of valuation. Notwithstanding the generality of the foregoing, if the Company has established an electronic exercise program with a broker for the exercise of Options or Rights and the Shares underlying the Options are publicly traded, the Fair Market Value of a Share for purposes of net cashless exercise and withholding taxes shall be the price of a Share on such stock exchange at the time of exercise.

(j) “GAAP” shall mean accounting principles generally accepted in the United States of America.

(k) “Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended.

(l) “Options” shall mean the stock options granted pursuant to Section 6 hereof.

(m) “Participant” shall mean any employee or former employee of the Company or any Affiliate who holds an outstanding Award granted under the Plan.

(n) “Performance Criteria” shall mean a goal or goals established by the Committee and measured over a period or periods selected by the Committee, such goal(s) to constitute a requirement that must be met in connection with the vesting, exercise and/or payment of an Award under the Plan as specified by the Committee. To the extent that an Award of Restricted Shares or Restricted Stock Units or another stock based award (other than Options and Rights) is intended to satisfy the requirements for deductibility under Section 162(m) of the Internal Revenue Code, the payment of the Award will be conditioned on the satisfaction of one or more of the performance criteria listed below over a period or periods selected by the Compensation Committee. The performance criteria may be determined by reference to the performance of the Company, an Affiliate or a business unit, product, production, network or service thereof or any combination of the foregoing. Such criteria may also be measured on a per customer, subscriber, viewer (or available viewer), basic or diluted share basis or any combination of the foregoing and may reflect absolute performance, incremental performance or comparative performance to other companies (or their products or services) determined on a gross, net, GAAP or non-GAAP basis, with respect to one or more of the following: (i) net or operating income or other measures of profit; (ii) measures of revenue; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) cash flow, free cash flow, adjusted operating cash flow (AOCF), unlevered free cash flow, cash flow from operations and similar measures; (v) return on equity, investment, assets or capital; (vi) gross or operating margins or savings; (vii) performance relative to budget, forecast or market expectations; (viii) market share or penetration, subscriber or customer acquisition or retention, ratings or viewership; (ix) operating metrics relating to sales, subscriptions or customer service or satisfaction; (x) capital spending management or product or service deployments; (xi) achievement of strategic business objectives such as acquisitions, dispositions or investments; (xii) a specified increase in the fair market value of the Shares; (xiii) a specified increase in the private market value of the Company; (xiv) the Share price; (xv) earnings per share; and/or (xvi) total shareholder return.

(o) “Plan” shall mean this AMC Networks Inc. 2016 Employee Stock Plan, as amended from time to time.

(p) “Restricted Period” shall mean the period of time during which Restrictions shall apply to a Restricted Share, as determined by the Committee pursuant to Section 9 hereof.

(q) “Restricted Shares” shall mean the Shares awarded pursuant to Section 9 hereof that are subject to restrictions upon their sale, assignment, transfer, pledge or other disposal or encumbrance as determined by the Committee.

(r) “Restricted Stock Units” shall mean awards made pursuant to Section 10 hereof, each such unit representing an unfunded and unsecured promise to deliver a Share (or cash or other property equal in value to the Share).

(s) “Restrictions” shall mean the restrictions upon sale, assignment, transfer, pledge or other disposal or encumbrance on a Restricted Share as determined by the Committee in respect of an Award of a Restricted Share pursuant to Section 9 hereof.

(t) “Rights” shall mean stock appreciation rights granted pursuant to Section 7 hereof.

(u) “Share” shall mean a share of AMC Networks Inc. Class A Common Stock, par value $0.01 per share.

(v) “Subsidiary” shall mean any “subsidiary corporation,” as defined in Section 424(f) of the Internal Revenue Code.

3. Administration. (a) The Plan shall be administered by the Committee, which shall consist of at least the minimum number of members of the Board of Directors required by Section 162(m) of the Internal Revenue Code. Such members shall be appointed by, and shall serve at the pleasure of, the Board of Directors. Except as otherwise determined by the Board of Directors, the members of the Committee shall be “non-employee directors” as defined in Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), and “outside directors” to the extent required by Section 162(m) of the Internal Revenue Code; provided, however, that the failure of the Committee to be so comprised shall not cause any Award to be invalid. The Committee may delegate any of its powers under the Plan to a subcommittee of the Committee (which hereinafter shall also be referred to as the Committee). The Committee may also delegate (i) to any person who is not a member of the Committee or (ii) to any administrative group within the Company, any of its powers, responsibilities or duties. In delegating its authority, the Committee shall consider the extent to which any delegation may cause Awards to fail to be deductible under Section 162(m) of the Internal Revenue Code or to fail to meet the requirements of Rule 16(b)-3(c)(1) or Rule 16b-3(d) under the Exchange Act.

(b) The Committee shall have full authority, subject to the terms of the Plan (including Section 19), to (a) exercise all of the powers granted to it under the Plan, (b) construe, interpret and implement the Plan and all Awards and Award Agreements, (c) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (d) make all determinations necessary or advisable in administering the Plan, (e) correct any defect, supply any omission and reconcile any inconsistency in the Plan, (f) amend the Plan, (g) grant Awards and determine who shall receive Awards and the terms and conditions of such Awards, including, but not limited to, conditioning the exercise, vesting, payout or other term or condition of an Award on the achievement of Performance Criteria, (h) amend any outstanding Award in any respect, including, without limitation, to (1) accelerate the time or times at which the Award becomes vested or unrestricted or may be exercised or at which Shares are delivered under the Award (and, without limitation on the Committee’s rights, in connection with such acceleration, the Committee may provide that any Shares delivered pursuant to such Award shall be Restricted Shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Participant’s underlying Award) or (2) waive or amend any goals, restrictions, conditions or Performance Criteria (subject to the requirements of Section 162(m) of the Internal Revenue Code, if applicable to the Award) applicable to such Award, or impose new goals or restrictions and (i) determine at any time whether, to what extent and under what circumstances and method or methods (1) Awards may be (A) settled in cash, Shares, other securities, other Awards or other property, (B) exercised or (C) canceled, forfeited or suspended or (2) Shares, other securities, cash, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the participant or of the Committee. Subject to the requirements of Section 162(m) of the Internal Revenue Code, if applicable to the Award, the enumeration of the foregoing powers is not intended and should not be construed to limit in any way the authority of the Committee under the Plan which is intended, to the fullest extent permitted by law, to be plenary. The Plan, and all such rules, regulations, determinations and interpretations, shall be binding and conclusive upon the Company, its stockholders and all Participants, and upon their respective legal representatives, heirs, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

(c) No member of the Board of Directors or the Committee or any employee of the Company or any of its Affiliates (each such person a “Covered Person”) shall have any liability to any person (including, without limitation, any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan and against and from any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that, the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Certificate of Incorporation or By-laws, as a matter of law, by agreement or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

4. Participants. Except as hereinafter provided, all employees of the Company and its Affiliates shall be eligible to receive Awards under the Plan, except that Options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code shall be granted only to employees of the Company or a Subsidiary. Nothing herein contained shall be construed to prevent the making of one or more Awards at the same or different times to the same employee.

5. Share Limitations. (a) The Committee may make Awards under this Plan for up to an aggregate number of 7,000,000 Shares, which may be either treasury Shares or authorized but unissued Shares. To the extent that (i) an Award shall be paid, settled or exchanged or shall expire, lapse, terminate or be cancelled for any reason, in whole or in part, without the issuance of Shares, (ii) any Shares under an Award are not issued because of payment or withholding obligations or (iii) Restricted Shares shall revert back to the Company prior to the lapse of the Restrictions or be applied by the Company for purposes of tax withholding obligations, then the Committee may also grant Awards with respect to such Shares or Restricted Shares. To the extent that the number of performance-vested restricted stock units that vest under awards that the Company granted under the Prior Plan in 2016 result in the delivery by the Company of Shares exceeding the number of Shares that may be issued under the Prior Plan (the “Prior Plan Limit”), then the number of Shares that exceed the Prior Plan Limit shall be counted against the Share limit under this Plan. Awards payable only in cash or property other than Shares shall not reduce the aggregate remaining number of Shares with respect to which Awards may be made under the Plan and Shares relating to any other Awards that are settled in cash or property other than Shares, when settled, shall be added back to the aggregate remaining number of Shares with respect to which Awards may be made under the Plan. The maximum number of Shares that may be issued under the Plan shall be adjusted by the Committee as appropriate to account for the events provided for in Section 12 hereof. Any Shares with respect to which the Company becomes obligated to make Awards through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not count against the Shares available to be delivered pursuant to Awards under this Plan.

(b) In no event shall any Participant be granted Awards during any one (1) calendar year for, or that relate to, an aggregate number of Shares exceeding 2,000,000. The maximum number of Shares underlying Awards that may be granted to an individual in any one (1) calendar year under the Plan shall be adjusted by the Committee as appropriate to account for the events provided for in Section 12 hereof.

(c) If, after the Effective Date, the Company creates a new class of capital stock (a “new class”), then the Committee may grant Awards for shares of the new class. Each share of the new class granted pursuant to an Award shall count against the Share limitation in Section 5(a) as one Share (or such other number as equitably determined by the Committee). Effective as of the date on which any new class is created by an amendment to the Company’s Amended and Restated Certificate of Incorporation, “Share” shall mean a share of AMC Networks Inc. Class A Common Stock, par value $0.01 per share, or a share of such new class, as applicable.

6. Options. Options granted under the Plan shall be either incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, or non-qualified options, as determined by the Committee in its sole discretion.

(a) Terms and Conditions. The form, terms and conditions of each Option shall be determined by the Committee and shall be set forth in an Award Agreement. Such terms and conditions may include, without limitation, provisions relating to the vesting and exercisability of such Options as well as the conditions or circumstances upon which such Options may be accelerated, extended, forfeited or otherwise modified. The Committee may, in its sole discretion, establish one or more conditions to the vesting or exercise of an Option including, without limitation, conditions the satisfaction of which are measured by Performance Criteria; provided that, if such Option is designated as an incentive stock option, then such condition or conditions shall not be inconsistent with Section 422 of the Internal Revenue Code. Unless the Award Agreement specifies that the Option is an incentive stock option, it shall be a non-qualified stock option. All or any part of any Options granted to any Participant may be made exercisable upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.

(b) Exercise Price for Options. The exercise price per Share of the Shares to be purchased pursuant to any Option shall be fixed by the Committee at the time an Option is granted, but in no event shall it be less than the Fair Market Value of a Share on the day on which the Option is granted. Such exercise price shall thereafter be subject to adjustment as required by the Award Agreement relating to each Option or Section 12 hereof.

(c) Duration of Options. The duration of any Option granted under this Plan shall be for a period fixed by the Committee but shall, except as described in the next sentence, in no event be more than ten (10) years. Notwithstanding the foregoing, an Award Agreement may provide that, in the event the Participant dies while the Option is outstanding, the Option will remain outstanding until the first anniversary of the Participant’s date of death, and whether or not such first anniversary occurs prior to or following the expiration of ten (10) years from the date the Option was granted.

(d) Incentive Stock Options Granted to Ten Percent Stockholders. To the extent required by Section 422 of the Internal Revenue Code, no Option which is intended to qualify as an incentive stock option shall be granted under this Plan to any employee who, at the time the Option is granted, owns, or is considered owning, within the meaning of Section 422 of the Internal Revenue Code, shares possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company or any Subsidiary, unless the exercise price under such Option is at least one hundred and ten percent (110%) of the Fair Market Value of a Share on the date such Option is granted and the duration of such option is no more than five (5) years.

(e) Initial Exercisability Limitation. The aggregate Fair Market Value (determined at the time that an Option is granted) of the Shares with respect to incentive stock options granted in any calendar year under all stock option plans of the Company or any corporation which (at the time of the granting of such incentive stock option) was a parent or Subsidiary of the Company, or of any predecessor corporation of any such corporation, which are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000, or, if different, the maximum allowed under Section 422 of the Internal Revenue Code.

(f) Settlement of an Option. When an Option is exercised pursuant to Section 8 hereof, the Committee, in its sole discretion, may elect, in lieu of issuing Shares pursuant to the terms of the Option, to settle the Option by paying the Participant an amount equal to the product obtained by multiplying (i) the excess of the Fair Market Value of one Share on the date the Option is exercised over the exercise price of the Option (the “Option Spread”) by (ii) the number of Shares with respect to which the Option is exercised. The amount payable to the Participant in these circumstances shall be paid by the Company either in cash or in Shares having a Fair Market Value equal to the Option Spread, or a combination thereof, as the Committee shall determine at the time the Option is exercised or at the time the Option is granted.

7. Rights. The Committee may grant to employees the right to receive such number of Rights, as determined by the Committee in its sole discretion.

(a) Terms and Conditions. The form, terms and conditions of each Right shall be determined by the Committee and shall be set forth in an Award Agreement. Such terms and conditions may include, without limitation, provisions relating to the vesting and exercisability of such Rights as well as the conditions or circumstances upon which such Rights may be accelerated, extended, forfeited or otherwise modified. The Committee may, in its sole discretion, establish one or more conditions to the vesting or exercise of a Right including, without limitation, conditions the satisfaction of which are measured by Performance Criteria. All or any part of any outstanding Rights granted to any Participant may be made exercisable upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.

(b) Exercise Price for Rights. The exercise price of each Right shall be fixed by the Committee at the time a Right is granted, but in no event shall it be less than the Fair Market Value of a Share on the day on which the Right is granted. Such exercise price shall thereafter be subject to adjustment as required by the Award Agreement relating to each Right or Section 12 hereof.

(c) Duration of Rights. The duration of any Right granted under this Plan shall be for a period fixed by the Committee but shall, except as described in the next sentence, in no event be more than ten (10) years. Notwithstanding the foregoing, an Award Agreement may provide that, in the event the Participant dies while the Right is outstanding, the Right will remain outstanding until the first anniversary of the Participant’s date of death, and whether or not such first anniversary occurs prior to or following the expiration of ten (10) years from the date the Right was granted.

(d) Settlement of Rights. Upon the exercise of any Rights, the Participant shall be entitled to receive from the Company an amount equal to the product obtained by multiplying (i) the excess of the Fair Market Value of one Share on the date the Rights are exercised over the exercise price of the related Right by (ii) the number of Shares to which such Rights are related. Such amount shall be paid in cash, in Shares having a Fair Market Value equal to such amount, or a combination of cash and Shares, as the Committee shall determine at the time the Right is exercised or at the time the Right is granted.

8. Exercise of Options and Rights. (a) An Option or Right shall be exercised by the delivery to any person who has been designated by the Company for the purpose of receiving the same, of a written notice duly signed by the Participant (or the representative of the estate or the heirs of a deceased Participant) to such effect (or electronic notice in a manner, if any, previously approved by the Company). Unless the Company chooses to settle an Option in cash, Shares or a combination thereof pursuant to Section 6(f) hereof, the Participant shall be required to deliver to the Company, within five (5) days of the delivery of the notice described above, either cash, a check payable to the order of the Company, Shares duly endorsed over to the Company (which Shares shall be valued at their Fair Market Value as of the date preceding the day of such exercise) or any combination of such methods of payment, which together amount to the full exercise price of the Shares purchased pursuant to the exercise of the Option. Notwithstanding the preceding sentence, the Company may establish an electronic exercise program with a broker and the Company and the Participant may agree upon any other reasonable manner of providing for payment of the exercise price of the Option.

(b) Except to the extent the Committee chooses to settle any Option or Right in cash pursuant to Section 6(f) or 7(d) hereof, within a reasonable time after exercise of an Option or Right the Company shall either issue to the Participant a certificate representing the Shares purchased pursuant to the exercise of the Option or Right or credit the number of such Shares to a book-entry account. To the extent the Committee chooses to settle any Option or Right in cash pursuant to Section 6(f) or 7(d), within a reasonable time after exercise of an Option or Right the Company shall cause to be delivered to the person entitled thereto a payment for the amount payable pursuant to the exercise of the Option or Right.

9. Restricted Shares. The Committee may grant to employees the right to receive such number of Restricted Shares, as determined by the Committee in its sole discretion.

(a) Issuance; Terms and Conditions. The form, terms and conditions of each Restricted Share shall be determined by the Committee and shall be set forth in an Award Agreement. Such terms and conditions may include, without limitation, the Restrictions upon such Restricted Shares, the dates as of which Restrictions upon such Restricted Shares will cease, and the conditions or circumstances upon which such Restricted Shares will be forfeited or otherwise modified. The Committee may, in its sole discretion, establish one or more Restrictions to the vesting of a Restricted Share that relate to the satisfaction of Performance Criteria.

(b) Payment of Par Value. To the extent a Participant is required by law to pay to the Company the par value of a Restricted Share, such Participant shall have forty-five (45) business days from the date of such grant to pay to the Company, in cash or by check, an amount equal to the par value of a Share multiplied by the number of Shares or Restricted Shares which have been granted to the employee by the Committee. In such instances, if the Participant fails to make payment to the Company for such Shares or Restricted Shares within forty-five (45) business days of the grant thereof, the Company shall withhold, or shall cause to be withheld, the amount of such payment from compensation otherwise due the employee from the Company or any Affiliate. Unless the Committee determines otherwise, a Participant’s prior service with the Company or any of its Affiliates shall be deemed sufficient consideration for such Restricted Shares and no payment therefore (including, without limitation, for the par value of the Restricted Shares) shall be due from the Participant. Subject to the provisions of Section 15 hereof, the Committee, in its sole discretion, shall either issue to the employee a certificate representing such Restricted Shares or credit the number of such Restricted Shares to a book-entry account upon the payment due, if any, pursuant to this paragraph.

(c) Restriction on Shares. In no event shall a Restricted Share be sold, assigned, transferred, pledged or otherwise disposed of or encumbered until the expiration of the Restricted Period which relates to such Restricted Share. All or any part of any outstanding Restricted Shares granted to any Participant may be vested in full and the Restrictions thereon shall lapse upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.

(d) Forfeiture of Restricted Shares. If Restricted Shares are forfeited pursuant to the terms of the Plan or an Award Agreement, such Restricted Shares shall revert back and belong to the Company. In the event that any Restricted Shares should be forfeited by the Participant, revert back and belong to the Company, any stock certificate or certificates representing such Restricted Shares shall be cancelled and the Restricted Shares shall be returned to the treasury of the Company. Upon the reversion of such Restricted Shares, the Company shall repay to the employee or (in the case of death) to the representative of the employee’s estate, the full cash amount paid, if any, to the Company by the employee for such Restricted Shares pursuant to Section 9(b) hereof.

(e) Right to Vote and Receive Dividends on Restricted Shares. Each Participant shall, during the Restricted Period, be the beneficial and record owner of such Restricted Shares and shall have full voting rights with respect thereto. Unless the Committee determines otherwise, during the Restricted Period, all ordinary cash dividends (as determined by the Committee in its sole discretion) paid upon any Restricted Share shall be retained by the Company for the account of the relevant Participant. Such dividends shall revert back to the Company if for any reason the Restricted Share upon which such dividends were paid reverts back to the Company. Upon the expiration of the Restricted Period, all such dividends made on such Restricted Share and retained by the Company will be paid to the relevant Participant.

10. Restricted Stock Units. The Committee may grant employees such number of Restricted Stock Units as it may determine in its sole discretion.

(a) Terms and Conditions. The form, terms and conditions of each Restricted Stock Unit shall be determined by the Committee and shall be set forth in an Award Agreement. Such terms and conditions may include, without limitation, the conditions or circumstances upon which such Restricted Stock Unit will be paid, forfeited or otherwise modified, and the date or dates upon which any Shares, cash or other property shall be delivered to the Participant in respect of the Restricted Stock Units. The Committee may, in its sole discretion, establish one or more conditions to the vesting of a Restricted Stock Unit including, without limitation, conditions the satisfaction of which are measured by Performance Criteria. All or any part of any outstanding Restricted Stock Unit granted to any Participant may be vested in full or paid upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.

(b) Settlement of Restricted Stock Units. The Committee, in its sole discretion, may instruct the Company to pay on the date when Shares would otherwise be issued pursuant to a Restricted Stock Unit, in lieu of such Shares, a cash amount equal to the number of such Shares multiplied by the Fair Market Value of a Share on the date when Shares would otherwise have been issued. If a Participant is entitled to receive other stock, securities or other property as a result of an adjustment, pursuant to Section 12 hereof, the Committee, in its sole discretion, may instruct the Company to pay, in lieu of such other stock, securities or other property, cash equal to the fair market value thereof as determined in good faith by the Committee. Until the delivery of such Shares, cash, securities or other property, the rights of a Participant with respect to a Restricted Stock Unit shall be only those of a general unsecured creditor of the Company.

(c) Right to Receive Dividends on Restricted Stock Units. Unless the Committee determines otherwise, during the period prior to payment of the Restricted Stock Unit, all ordinary cash dividends (as determined by the Committee in its sole discretion) that would have been paid upon any Share underlying a Restricted Stock Unit had such Shares been issued shall be paid only at the time and to the extent such Restricted Stock Unit is vested.

11. Grant of Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards (including unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may entail the transfer of actual Shares, or payment in cash or otherwise of amounts based on the value of Shares.

12. Certain Adjustments. (a) In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects Shares such that the failure to make an adjustment to an Award would not fairly protect the rights represented by the Award in accordance with the essential intent and principles thereof (each such event, an “Adjustment Event”), then the Committee shall, in such manner as it may determine to be equitable in its sole discretion, adjust any or all of the terms of an outstanding Award (including, without limitation, the number of Shares covered by such outstanding Award, the type of property to which the Award is subject and the exercise price of such Award). In determining adjustments to be made under this Section 12(a), the Committee may take into account such factors as it determines to be appropriate, including without limitation

(i) the provisions of applicable law and (ii) the potential tax or accounting consequences of an adjustment (or not making an adjustment) and, in light of such factors or others, may make adjustments that are not uniform or proportionate among outstanding Awards.

(b) Fractional Shares or Securities. Any fractional shares or securities payable upon the exercise of an Award as a result of an adjustment pursuant to this Section 12 shall, at the election of the Committee, be payable in cash, Shares, or a combination thereof, on such bases as the Committee may determine in its sole discretion.

13. No Rights of a Stockholder. A Participant shall not be deemed to be the holder of, or have any of the rights of a stockholder with respect to, any Shares subject to Options, Rights or Restricted Stock Units unless and until the Company shall have issued and delivered Shares to the Participant and said Participant’s name shall have been entered as a stockholder of record on the books of the Company. Thereupon, such Participant shall have full voting, dividend and other ownership rights with respect to such Shares. The Company will not be obligated to issue or deliver any Shares unless and until all legal matters in connection with the issuance and delivery of Shares have been approved by the Company’s counsel and the Company’s counsel determines that all applicable federal, state and other laws and regulations have been complied with and all listing requirements for relevant stock exchanges have been met.

14. No Right to Continued Employment. Nothing in the Plan or in any Award Agreement shall confer upon any Participant the right to continued employment by the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate such employment.

15. Issuance of Shares and Consents. If the Committee shall at any time determine that any Consent is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of Shares or the delivery of any cash, securities or other property under the Plan, or the taking of any other action, then such action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee. Any stock certificate representing Restricted Shares shall contain an appropriate legend referring to the Plan and the Restrictions upon such Restricted Shares. Simultaneously with delivery of any stock certificate for Restricted Shares, the Company may cause a stop transfer order with respect to such certificate to be placed with the transfer agent of the Shares.

16. Withholding. If the Company or an Affiliate shall be required to withhold any amounts by reason of a federal, state or local tax laws, rules or regulations in respect of any Award, the Company or an Affiliate shall be entitled to deduct or withhold such amounts from any payments (including, without limitation Shares which would otherwise be issued to the Participant pursuant to the Award; provided that, to the extent desired for GAAP purposes, such withholding shall not exceed the statutory minimum amount required to be withheld) to be made to the Participant. In any event, the Participant shall make available to the Company or Affiliate, promptly when requested by the Company or such Affiliate, sufficient funds or Shares to meet the requirements of such withholding and the Company or Affiliate shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Company or Affiliate out of any funds or property due to the Participant.

17. Right of Offset. The Company shall have the right to offset against its obligation to deliver Shares, cash or other property under any Award that does not constitute “non-qualified deferred compensation” pursuant to Section 409A of the Internal Revenue Code any outstanding amounts of whatever nature that the Participant then owes to the Company or any of its Affiliates.

18. Non-Transferability of Awards. Unless the Committee shall permit (on such terms and conditions as it shall establish) an Award to be transferred to a member of the Participant’s immediate family or to a trust or similar vehicle for the benefit of members of the Participant’s immediate family (collectively, the “Permitted Transferees”), no Award shall be assignable or transferable except by will or by the laws of descent and distribution, and except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or, if applicable, the Permitted Transferees.

19. Administration and Amendment of the Plan. The Board of Directors or the Committee may discontinue the Plan at any time and from time to time may amend or revise the terms of the Plan or any Award Agreement, as permitted by applicable law, except that it may not (a) make any amendment or revision in a manner unfavorable to a Participant (other than if immaterial), without the consent of the Participant or (b) make any amendment or revision without the approval of the stockholders of the Company if such approval is required by the rules of an exchange on which Shares are traded. Consent of the Participant shall not be required solely pursuant to the previous sentence in respect of any adjustment made pursuant to Section 12(a) except to the extent the terms of an Award Agreement expressly refer to an Adjustment Event, in which case such terms shall not be amended in a manner unfavorable to a Participant (other than if immaterial) without such Participant’s consent.

20. Clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement, or any clawback policy adopted by the Company.

21. No Repricing & Reloads. Unless otherwise approved by the stockholders of the Company, Options and Rights will not be repriced (other than in accordance with the adjustment provisions of Section 12), be repurchased for cash on a date when the exercise price of such Option or Right is equal to or exceeds the Fair Market Value of a Share or be subject to automatic reload provisions.

22. Section 409A. It is the Company’s intent that Awards under this Plan be exempt from, or comply with, the requirements of Section 409A of the Internal Revenue Code, and that this Plan be administered and interpreted accordingly. If and to the extent that any Award made under this Plan is determined by the Company to constitute “non-qualified deferred compensation” subject to Section 409A of the Internal Revenue Code and is payable to a Participant by reason of the Participant’s termination of employment, then (a) such payment or benefit shall be made or provided to the Participant only upon a “separation from service” as defined for purposes of Section 409A of the Internal Revenue Code under applicable regulations and (b) if the Participant is a “specified employee” (within the meaning of Section 409A of the Internal Revenue Code and as determined by the Company), such payment or benefit shall not be made or provided before the date that is six months after the date of the Participant’s separation from service (or the Participant’s earlier death).

23. Effective Date. The Plan shall become effective upon approval by the stockholders of the Company on June 8, 2016.

24. Severability. If any of the provisions of this Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder.

25. Plan Headings. The headings in this Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

26. Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements, as to the persons to receive Awards under the Plan, and the terms and provisions of Awards under the Plan.

27. Governing Law. The Plan and any Award Agreements shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

28. Successors and Assigns. The terms of this Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.

29. Duration. This Plan shall remain in effect until June 8, 2026 unless sooner terminated by the Committee or the Board of Directors. Awards theretofore granted may extend beyond that date in accordance with the provisions of the Plan.

APPENDIX B

AMC Networks Inc. 2016 Executive Cash Incentive Plan

1. Purpose. The purposes of the AMC Networks Inc. 2016 Executive Cash Incentive Plan are (a) to advance the interests of the Company and its shareholders by providing a means to motivate the employees of the Company and its Affiliates, upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent; (b) to link the rewards of the employees of the Company and its Affiliates to the achievement of specific performance objectives and goals when so desired; (c) to assist the Company and its Affiliates in maintaining a competitive total compensation program that serves to attract and retain the most highly qualified individuals; and (d) to permit the grant and payment of awards that are deductible to the Company pursuant to Section 162(m) of the Internal Revenue Code when so desired.

This Plan replaces the AMC Networks, Inc. Amended and Restated 2011 Executive Cash Incentive Plan (as amended to the Effective Date, the “Prior Plan”) for Awards granted on or after the effective date set forth in 12 (the “Effective Date”). Awards may not be granted under the Prior Plan beginning on the Effective Date, but this Plan will not affect the terms or conditions of any cash award made under the Prior Plan before the Effective Date.

2. Definitions. When used in this Plan, unless the context otherwise requires:

(a) “Affiliate” shall mean (i) any Entity controlling, controlled by, or under common control with the Company or any other Affiliate and (ii) any Entity in which the Company owns at least five percent of the outstanding equity interests of such Entity.

(b) “Annual Incentive Award” shall mean an annual incentive award to be earned (and therefore payable) in respect of a Participant’s performance over one Plan Year, granted pursuant to Section 6.

(c) “Award” shall mean a cash award which is granted or made under the Plan including an Annual Incentive Award and a Long-Term Incentive Award.

(d) “Board of Directors” shall mean the Board of Directors of the Company, as constituted at any time.

(e) “Committee” shall mean the Compensation Committee of the Board of Directors, as described in Section 3.

(f) “Company” shall mean AMC Networks Inc., a Delaware corporation.

(g) “Covered Employee” shall mean any employee of the Company or its subsidiaries who, in the discretion of the Committee, is likely to be a “covered employee” under Section 162(m) of the Internal Revenue Code for the year in which an Award is payable and any employee of the Company or an Affiliate designated by the Committee as such, in its discretion, for purposes of an Award.

(h) “Entity” shall mean any business, corporation, partnership, limited liability company or other entity.

(i) “GAAP” shall mean accounting principles generally accepted in the United States of America.

(j) “Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended.

(k) “Long-Term Incentive Award” shall mean a long-term incentive award to be earned over a period extending beyond one Plan Year, granted pursuant to Section 5.

(l) “Participant” shall mean an employee of the Company or an Affiliate who is granted an Award by the Committee under the Plan.

(m) “Performance Criteria” shall mean a goal or goals established by the Committee and measured over a period or periods selected by the Committee, such goal(s) to constitute a requirement that must be met in connection with the vesting, exercise and/or payment of an Award under the Plan as specified by the Committee. To the extent that an Award is intended to satisfy the requirements for deductibility under Section 162(m) of the Internal Revenue Code, the payment of the Award will be conditioned on the satisfaction of one or more of the performance criteria listed below over a period or periods selected by the Compensation Committee. The performance criteria may be determined by reference to the performance of the Company, an Affiliate or a business unit, product, production, network or service thereof or any combination of the foregoing. Such criteria may also be measured on a per customer, subscriber, viewer (or available viewer), basic or diluted share basis or any combination of the foregoing and may reflect absolute performance, incremental performance or comparative performance to other companies (or their products or services) determined on a gross, net, GAAP or non-GAAP basis, with respect to one or more of the following: (i) net or operating income or other measures of profit; (ii) measures of revenue; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) cash flow, free cash flow, adjusted operating cash flow (AOCF), unlevered free cash flow, cash flow from operations and similar measures; (v) return on equity, investment, assets or capital; (vi) gross or operating margins or savings; (vii) performance relative to budget, forecast or market expectations; (viii) market share or penetration, subscriber or customer acquisition or retention, ratings or viewership; (ix) operating metrics relating to sales, subscriptions or customer service or satisfaction; (x) capital spending management or product or service deployments; (xi) achievement of strategic business objectives such as acquisitions, dispositions or investments; (xii) a specified increase in the fair market value of the Company’s common stock; (xiii) a specified increase in the private market value of the Company; (xiv) the price of the Company’s common stock; (xv) earnings per share; and/or (xvi) total shareholder return.

(n) “Permitted Transferees” shall have the meaning set forth in Section 9 hereof.

(o) “Plan” shall mean the AMC Networks Inc. 2016 Executive Cash Incentive Plan, as it may be amended from time to time.

(p) “Plan Year” shall mean the Company’s fiscal year.

3. Administration.

(a) The Plan shall be administered by the Committee, which shall consist of at least the minimum number of members of the Board of Directors required by Section 162(m) of the Internal Revenue Code. Such members shall be appointed by, and shall serve at the pleasure of, the Board of Directors. Except as otherwise determined by the Board of Directors, the members of the Committee shall be “non-employee directors” as defined in Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and “outside directors” to the extent required by Section 162(m) of the Internal Revenue Code; provided, however, that the failure of the Committee to be so comprised shall not cause any Award to be invalid. The Committee may delegate any of its powers under the Plan to a subcommittee of the Committee (which hereinafter shall also be referred to as the Committee). The Committee may also delegate (i) to any person who is not a member of the Committee or (ii) to any administrative group within the Company, any of its powers, responsibilities or duties. In delegating its authority, the Committee shall consider the extent to which any delegation may cause Awards to fail to be deductible under Section 162(m) of the Internal Revenue Code or to fail to meet the requirements of Rule 16(b)-3(d)(1) or Rule 16(b)-3(e) under the Exchange Act.

(b) The Committee, acting in its sole discretion, shall have full authority, subject to the terms of the Plan (including Section 10), to (a) exercise all of the powers granted to it under the Plan, (b) construe, interpret and implement the Plan, grant terms and grant notices, and all Awards and Award certificates or agreements, (c) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (d) make all determinations necessary or advisable in administering the Plan, (e) correct any defect, supply any omission and reconcile any inconsistency in the Plan, (f) amend the Plan, (g) grant Awards and determine who shall receive Awards and the terms and conditions of such Awards, including, but not limited to, conditioning the payout or other term or condition of an Award on the achievement of Performance Criteria, if so desired, (h) amend any outstanding Award in any respect including, without limitation, to (1) accelerate the time or times at which an Award is paid or (2) waive or amend any goals, restrictions, conditions or Performance Criteria (subject to the requirements of Section 162(m) of the Internal Revenue Code, if applicable to the Award) applicable to such Award, or impose new goals or restrictions and (i) determine at any time whether, to what extent and under what circumstances and method or methods (1) Awards may be paid, canceled, forfeited or suspended or (2) amounts payable with respect to an Award may be deferred either automatically or at the election of the participant or of the Committee. Subject to the requirements of Section 162(m) of the Internal Revenue Code, if applicable to the Award, the enumeration of the foregoing powers is not intended and should not be construed to limit in any way the authority of the Committee under the Plan which is intended, to the fullest extent permitted by law, to be plenary. The Plan, and all such rules, regulations, determinations and interpretations, shall be binding and conclusive upon the Company, its stockholders and all Participants, and upon their respective legal representatives, heirs, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

(c) No member of the Board of Directors or the Committee or any employee of the Company or any of its Affiliates (each such person a “Affected Person”) shall have any liability to any person (including, without limitation, any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Affected Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Affected Person in connection with or resulting from any action, suit or proceeding to which such Affected Person may be a party or in which such Affected Person may be involved by reason of any action taken or omitted to be taken under the Plan and against and from any and all amounts paid by such Affected Person, with the Company’s approval, in settlement thereof, or paid by such Affected Person in satisfaction of any judgment in any such action, suit or proceeding against such Affected Person; provided that, the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Affected Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Affected Person giving rise to the indemnification claim resulted from such Affected Person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Affected Persons may be entitled under the Company’s Certificate of Incorporation or by-laws, as a matter of law, by agreement or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

4. Participants. All employees of the Company or an Affiliate shall be eligible to receive Awards under the Plan. Nothing herein contained shall be construed to prevent the making of one or more Awards at the same or different times to the same employee.

5. Long–Term Incentive Awards.

(a) Terms and Conditions. The amount, form, terms and conditions of each Long-Term Incentive Award shall be determined by the Committee in its sole discretion and may be set forth in an Award certificate or agreement. Such terms and conditions may include, without limitation, the date or dates and the conditions or circumstances upon which such Award shall be paid to the Participant, forfeited or otherwise modified. The Committee may, in its sole discretion, establish one or more conditions to the entitlement of a Long-Term Incentive Award including, without limitation, conditions the satisfaction of which are measured by the achievement of Performance Criteria.

(b) Duration of Awards. The duration of any Long-Term Incentive Award granted under this Plan shall be for a period fixed by the Committee but shall in no event be more than ten years.

(c) Dollar Limitation. At the time a Long-Term Incentive Award is granted, the Committee shall determine whether it is intended to satisfy the requirements of Section 162(m) of the Internal Revenue Code. In no event shall any Covered Employee be granted, in any one Plan Year, Long-Term Incentive Awards intended to satisfy such requirements that provide for the maximum payment of an aggregate amount exceeding $10 million.

(d) Committee Certification. If the Company establishes conditions to the entitlement of a Long-Term Incentive Award relating to the achievement of Performance Criteria pursuant to Section 5(a), the Committee shall determine (in a writing consistent with the requirements of Section 162(m) of the Internal Revenue Code with respect to any Covered Employee) whether the Performance Criteria have been met with respect to any affected Participant and, if they have, so certify and ascertain the amount of the applicable Long-Term Incentive Award. No such Long-Term Incentive Award will be paid until such certification is made by the Committee.

(e) Payment of Long-Term Incentive Awards. Except as otherwise provided herein, Long-Term Incentive Awards shall be payable as soon as practicable following the certification by the Committee described in Section 5(d). All or any part of any outstanding Long-Term Incentive Awards granted to any Participant shall be payable upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.

6. Annual Incentive Awards.

(a) Terms and Conditions. The amount, form, terms and conditions of each Annual Incentive Award shall be determined by the Committee in its sole discretion and may be set forth in an Award certificate or agreement. Such terms and conditions may include, without limitation, the date or dates and the conditions upon which such Award shall be paid to the Participant or forfeited. The Committee may, in its sole discretion, establish one or more conditions to the entitlement of an Annual Incentive Award including, without limitation, conditions the satisfaction of which are measured by the achievement of Performance Criteria.

(b) Dollar Limitation. At the time an Annual Incentive Award is granted, the Committee shall determine whether it is intended to satisfy the requirements of Section 162(m) of the Internal Revenue Code. In no event shall any Covered Employee be granted, in respect of performance in any one Plan Year, Annual Incentive Awards intended to satisfy such requirements in a maximum amount exceeding in the aggregate $10 million.

(c) Committee Certification. If the Company establishes conditions to the entitlement of an Annual Incentive Award relating to the achievement of Performance Criteria pursuant to Section 6(a), the Committee shall determine (in a writing consistent with the requirements of Section 162(m) of the Internal Revenue Code with respect to any Covered Employee) whether the Performance Criteria have been met with respect to any affected Participant and, if they have, so certify and ascertain the amount of the applicable Annual Incentive Award. No Annual Incentive Award will be paid until such certification is made by the Committee.

(d) Payment of Annual Incentive Awards. Except as otherwise set forth herein, Annual Incentive Awards shall be payable as soon as practicable following the certification by the Committee described in Section 6(c). All or any part of any outstanding Annual Incentive Awards granted to any Participant shall be payable upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.

7. No Right to Continued Employment. Nothing in the Plan or in any Award certificate or agreement shall confer upon any Participant the right to continued employment by the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate such employment.

8. Withholding. If the Company or an Affiliate shall be required to withhold any amounts by reason of federal, state or local tax laws, rules or regulations in respect of the payment of an Award to the Participant, the

Company or an Affiliate shall be entitled to deduct or withhold such amounts from any cash payments made to the Participant. In any event, the Participant shall make available to the Company or Affiliate, promptly when requested by the Company or such Affiliate, sufficient funds to meet the requirements of such withholding and the Company or Affiliate shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Company or Affiliate out of any funds or property due to the Participant.

9. Non-Transferability of Awards. Unless the Committee shall permit (on such terms and conditions as it shall establish) an Award to be transferred to a member of the Participant’s immediate family or to a trust or similar vehicle for the benefit of members of the Participant’s immediate family (collectively, the “Permitted Transferees”), no Award shall be assignable or transferable by a Participant except by will or by the laws of descent and distribution, and except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant.

10. Administration and Amendment of the Plan. The Board of Directors or the Committee may discontinue the Plan at any time and from time to time may amend or revise the terms of the Plan, as permitted by applicable law, except that it may not amend or revise, in any manner unfavorable to a recipient (other than if immaterial), any Long-Term Incentive Award, without the consent of the recipient of that Long-Term Incentive Award.

11. Right of Offset. The Company shall have the right to offset against its obligation to deliver amounts under any Award that does not constitute “non-qualified deferred compensation” pursuant to Section 409A of the Internal Revenue Code any outstanding amounts of whatever nature that the Participant then owes to the Company or any of its Affiliates.

12. Effective Date. The Plan shall become effective upon approval by the stockholders of the Company on June 8, 2016.

13. Severability. If any of the provisions of this Plan is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder.

14. Plan Headings. The headings in this Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

15. Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award certificates or agreements, as to the persons who receive Awards under the Plan, and the terms and provisions of Awards under the Plan.

16. Clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement, or any clawback policy adopted by the Company.

17. Section 409A. It is the Company’s intent that Awards under this Plan be exempt from, or comply with, the requirements of Section 409A of the Internal Revenue Code, and that this Plan be administered and interpreted accordingly. If and to the extent that any Award made under this Plan is determined by the Company to constitute “non-qualified deferred compensation” subject to Section 409A of the Internal Revenue Code and is payable to a Participant by reason of the Participant’s termination of employment, then (a) such payment or benefit shall be made or provided to the Participant only upon a “separation from service” as defined for purposes of Section 409A of the Internal Revenue Code under applicable regulations and (b) if the Participant is a “specified employee” (within the meaning of Section 409A of the Internal Revenue Code and as determined by the Company), such payment or benefit shall not be made or provided before the date that is six months after the date of the Participant’s separation from service (or the Participant’s earlier death).

18. Governing Law. All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.

19. Successors and Assigns. The terms of this Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.

20. Final Issuance Date. No Awards shall be made under this Plan after June 8, 2021.

AMC NETWORKS INC. II PENN PLAZA NEW YORK, NY 10001	Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.
Notice of Internet availability of Proxy Materials:
VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Daylight Time, on June 7, 2016 (June 3, 2016 for participants in the AMC Networks 401(k) Savings Plan, Cablevision 401(k) Savings Plan or The Madison Square Garden Company 401(k) Savings Plan). Have your proxy card in hand when you access the website and then follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m., Eastern Daylight Time, on June 7, 2016 (June 3, 2016 for participants in the AMC Networks 401(k) Savings Plan, Cablevision 401(k) Savings Plan or The Madison Square Garden Company 401(k) Savings Plan). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to AMC Networks Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by June 7, 2016.

If you vote by Internet or by telephone you do NOT need to mail back your proxy card.
ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by AMC Networks Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and Form 10-Ks electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

TO ATTEND THE ANNUAL MEETING YOU MUST OBTAIN AN ADMISSION TICKET AT WWW.PROXYVOTE.COM
Questions? Please contact us at 1-844-318-0137

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	E10907-Z67618-Z67617	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CLASS A STOCKHOLDERS AMC NETWORKS INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Unless otherwise specified in the spaces provided, the undersigned’s vote is cast FOR the election of the Director nominees listed in Proposal (1) and FOR Proposals (2), (3) and (4), as more fully described in the accompanying Proxy Statement.

		☐	☐	☐

The Board of Directors recommends you vote FOR the following Director nominees:
1.	Election of the following nominees as Directors:
(01) Jonathan F. Miller (04) Carl E. Vogel
(02) Leonard Tow (05) Robert C. Wright
(03) David E. Van Zandt

The Board of Directors recommends you vote FOR Proposals 2, 3 and 4:						For	Against	Abstain

2.	Ratification of the appointment of KPMG LLP as independent registered public accounting firm of the Company for fiscal year 2016					☐	☐	☐

3.	Approval of the Company’s 2016 Employee Stock Plan					☐	☐	☐

4.	Approval of the Company’s 2016 Executive Cash Incentive Plan					☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Your signature should appear the same as your name appears. If signing as attorney, executor, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When a corporation gives the proxy, it should be signed by an authorized officer and the corporate seal affixed.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

How do I attend the Annual Meeting in person? What do I need to bring?

An admission ticket will be required if you desire to attend the Annual Meeting in person. To be admitted to the 2016 Annual Meeting, you must have been a stockholder at the close of business on the record date of April 12, 2016 or be the legal proxy holder or qualified representative of a stockholder, and bring with you your admission ticket and a valid government-issued photo identification card (federal, state or local), such as a driver’s license or passport. Persons without an admission ticket or proper identification may be denied admission to the Annual Meeting.

To obtain an admission ticket, go to www.proxyvote.com or call 1-844-318-0137. You will need to enter your 16-digit control number, which can be found on your Notice of Internet Availability of Proxy Materials, voter instruction form and proxy card. The deadline to obtain an admission ticket is 5:00 p.m., Eastern Daylight Time, on May 31, 2016. For questions about admission to the Annual Meeting, please call 1-844-318-0137.

Please note that you will need your ticket to be admitted to the meeting whether you vote before or at the meeting, and regardless of whether you are a registered or beneficial stockholder. If you are attending the meeting as a proxy or qualified representative for a stockholder, you will need to bring your legal proxy or authorization letter, in addition to your admission ticket and government-issued photo identification card.

Stockholders must provide advance written notice to the Company if they intend to have a legal proxy (other than the persons appointed as proxies on the Company’s proxy card) or qualified representative attend the Annual Meeting on their behalf. The notice must include the name and address of the legal proxy or qualified representative and must be received by 5:00 p.m., Eastern Daylight Time, on May 31, 2016 in order to allow enough time for the issuance of an admission ticket to such person. For further details, read Other Matters, “Advance Notice of Proxy Holders and Qualified Representatives” in the Proxy Statement.

Please note that cameras, video and audio recording equipment and other similar electronic devices, as well as large bags (including large handbags and briefcases) and packages will need to be checked at the door. Additionally, the Company may impose additional restrictions on items that must be checked at the door as well as the conduct of the meeting. To ensure the safety of all persons, attendees may also be subject to security inspections.

Requests for admission tickets will be processed in the order received. Please note that seating is limited, and requests for tickets will be handled on a first-come, first-served basis.

DIRECTIONS TO THE PALEY CENTER FOR MEDIA

The Paley Center for Media is the site of our 2016 Annual Meeting of Stockholders.

The Paley Center for Media is located at 25 West 52nd Street, (between Fifth and Sixth Avenues), New York, New York 10019.

BY SUBWAY:

Take any of the following subway lines: E or M to Fifth Avenue and 53rd Street; N or R to 49th Street and Seventh Avenue;

1 to 50th Street and Broadway; B, D, F, or M to 47th-50th Street/Rockefeller Center. The Paley Center is located on 52nd Street (between Fifth and Sixth Avenues).

BY CAR OR TAXI:

From the East: Take I-495 West toward New York/Midtown Tunnel/Manhattan. Take the exit toward 38th-40th St.s/37th Street Turn slight left onto East 37th Street. Take the first right onto 3rd Avenue. Turn left onto East 42nd Street. Turn right onto 6th Avenue/Avenue of the Americas. Turn right onto West 52nd Street. The Paley Center will be on the left.

From the West: Take NJ-495 East/Lincoln Tunnel toward New York City. Continue onto the Lincoln Tunnel. Take the exit toward Dyer Avenue. Keep left at the fork, follow signs for New York 9A/42nd Street/Uptown/Theater District. Make slight right onto Dyer Avenue. Turn right onto West 42nd Street. Turn left onto Sixth Avenue. Turn right onto West 52nd Street. The Paley Center will be on the left.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders:

The Notice, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

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▲	FOLD AND DETACH HERE	▲	E10908-Z67618-Z67617

CLASS A PROXY	AMC NETWORKS INC.
Solicited by the Board of Directors for the
Annual Meeting of Stockholders on June 8, 2016

The undersigned hereby appoints Sean S. Sullivan, James G. Gallagher and Anne G. Kelly, and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of AMC Networks Inc. (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders to be held at The Paley Center for Media, 25 West 52nd Street, New York, New York, on Wednesday, June 8, 2016, at 10:00 a.m., Eastern Daylight Time, and any adjournment or postponement thereof, hereby ratifying all the said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as stated on the reverse side. If you sign and return this proxy but do not give any direction, this proxy will be voted “FOR” each of the Director nominees in Proposal (1), “FOR” Proposals (2), (3) and (4) and in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting and at any adjournment or postponement thereof.

Attention participants in the AMC Networks 401(k) Savings Plan, Cablevision 401(k) Savings Plan or The Madison Square Garden Company 401(k) Savings Plan: If shares of AMC Networks Inc. Class A Common Stock are held in any of these plans, you should complete, sign and return this proxy card to instruct Fidelity Management Trust Company, as Trustee of the Plans, how to vote these shares. Your proxy must be received no later than 11:59 p.m., Eastern Daylight Time, on June 3, 2016 so that the Trustee (who votes the shares on behalf of the Plans’ participants) has adequate time to tabulate the voting instructions. Your voting instructions will be kept confidential. Fidelity Management Trust Company shall not vote shares of the Company’s Class A Common Stock allocated to a participant’s account for which it has not received instructions from the Participant. Please read the enclosed Proxy Statement for more information.

Important Notice: All meeting attendees will be asked to bring their admission ticket and present a valid, government-issued photo identification card (federal, state, or local), such as a driver’s license or passport, before entering the meeting and proof of stock ownership as of April 12, 2016. In addition, cameras, transmission and other recording devices, including the use of cell phones, will not be permitted at the meeting, and attendees will be subject to security inspections.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting, the Proxy Statement and Annual Report on Form 10-K of AMC Networks Inc.
(Continued and to be signed on the reverse side)

AMC NETWORKS INC. II PENN PLAZA NEW YORK, NY 10001	Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.
Notice of Internet availability of Proxy Materials:
VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Daylight Time, on June 7, 2016. Have your proxy card in hand when you access the website and then follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m., Eastern Daylight Time, on June 7, 2016. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to AMC Networks Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by June 7, 2016.

If you vote by Internet or by telephone you do NOT need to mail back your proxy card.
ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by AMC Networks Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and Form 10-Ks electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

TO ATTEND THE ANNUAL MEETING YOU MUST OBTAIN AN ADMISSION TICKET AT WWW.PROXYVOTE.COM
Questions? Please contact us at 1-844-318-0137

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	E08144-P78328	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CLASS B STOCKHOLDERS AMC NETWORKS INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Unless otherwise specified in the spaces provided, the undersigned’s vote is cast FOR the election of the Director nominees listed in Proposal (1) and FOR Proposals (2), (3) and (4), as more fully described in the accompanying Proxy Statement.

		☐	☐	☐

The Board of Directors recommends you vote FOR the following Director nominees:
1.	Election of the following nominees as Directors:

(01) William J. Bell (06) Thomas C. Dolan
(02) Charles F. Dolan (07) Brian G. Sweeney
(03) James L. Dolan (08) Vincent Tese
(04) Kristin A. Dolan (09) Marianne Dolan Weber
(05) Patrick F. Dolan

The Board of Directors recommends you vote FOR Proposals 2, 3 and 4:						For	Against	Abstain

2.	Ratification of the appointment of KPMG LLP as independent registered public accounting firm of the Company for fiscal year 2016					☐	☐	☐

3.	Approval of the Company’s 2016 Employee Stock Plan					☐	☐	☐

4.	Approval of the Company’s 2016 Executive Cash Incentive Plan					☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Your signature should appear the same as your name appears. If signing as attorney, executor, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When a corporation gives the proxy, it should be signed by an authorized officer and the corporate seal affixed.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

How do I attend the Annual Meeting in person? What do I need to bring?

This year an admission ticket will be required if you desire to attend the Annual Meeting in person. To be admitted to the 2016 Annual Meeting, you must have been a stockholder at the close of business on the record date of April 12, 2016 or be the legal proxy holder or qualified representative of a stockholder, and bring with you your admission ticket and a valid government-issued photo identification card (federal, state or local), such as a driver’s license or passport. Persons without an admission ticket or proper identification may be denied admission to the Annual Meeting.

To obtain an admission ticket, go to www.proxyvote.com or call 1-844-318-0137. You will need to enter your 16-digit control number, which can be found on your Notice of Internet Availability of Proxy Materials, voter instruction form and proxy card. The deadline to obtain an admission ticket is 5:00 p.m., Eastern Daylight Time, on May 31, 2016. For questions about admission to the Annual Meeting, please call 1-844-318-0137.

Please note that you will need your ticket to be admitted to the meeting whether you vote before or at the meeting, and regardless of whether you are a registered or beneficial stockholder. If you are attending the meeting as a proxy or qualified representative for a stockholder, you will need to bring your legal proxy or authorization letter, in addition to your admission ticket and government-issued photo identification card.

Stockholders must provide advance written notice to the Company if they intend to have a legal proxy (other than the persons appointed as proxies on the Company’s proxy card) or qualified representative attend the Annual Meeting on their behalf. The notice must include the name and address of the legal proxy or qualified representative and must be received by 5:00 p.m., Eastern Daylight Time, on May 31, 2016 in order to allow enough time for the issuance of an admission ticket to such person. For further details, read Other Matters, “Advance Notice of Proxy Holders and Qualified Representatives” in the Proxy Statement.

Please note that cameras, video and audio recording equipment and other similar electronic devices, as well as large bags (including large handbags and briefcases) and packages will need to be checked at the door. Additionally, the Company may impose additional restrictions on items that must be checked at the door as well as the conduct of the meeting. To ensure the safety of all persons, attendees may also be subject to security inspections.

Requests for admission tickets will be processed in the order received. Please note that seating is limited, and requests for tickets will be handled on a first-come, first-served basis.

DIRECTIONS TO THE PALEY CENTER FOR MEDIA

The Paley Center for Media is the site of our 2016 Annual Meeting of Stockholders.

The Paley Center for Media is located at 25 West 52nd Street, (between Fifth and Sixth Avenues), New York, New York 10019.

BY SUBWAY:

Take any of the following subway lines: E or M to Fifth Avenue and 53rd Street; N or R to 49th Street and Seventh Avenue;

1 to 50th Street and Broadway; B, D, F, or M to 47th-50th Street/Rockefeller Center. The Paley Center is located on 52[n]d Street (between Fifth and Sixth Avenues).

BY CAR OR TAXI:

From the East: Take I-495 West toward New York/Midtown Tunnel/Manhattan. Take the exit toward 38th-40th St.s/37th St. Turn slight left onto East 37th Street. Take the first right onto 3rd Avenue. Turn left onto East 42nd Street. Turn right onto 6th Avenue/Avenue of the Americas. Turn right onto West 52nd Street. The Paley Center will be on the left.

From the West: Take NJ-495 East/Lincoln Tunnel toward New York City. Continue onto the Lincoln Tunnel. Take the exit toward Dyer Avenue. Keep left at the fork, follow signs for New York 9A/42nd Street/Uptown/Theater District. Make slight right onto Dyer Avenue. Turn right onto West 42nd Street. Turn left onto Sixth Avenue. Turn right onto West 52nd Street. The Paley Center will be on the left.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders:

The Notice, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

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▲	FOLD AND DETACH HERE	▲	E08145-P78328

CLASS B PROXY

AMC NETWORKS INC.

Solicited by the Board of Directors for the

Annual Meeting of Stockholders on June 8, 2016

The undersigned hereby appoints Sean S. Sullivan, James G. Gallagher and Anne G. Kelly, and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of AMC Networks Inc. (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders to be held at The Paley Center for Media, 25 West 52nd Street, New York, New York, on Wednesday, June 8, 2016, at 10:00 a.m., Eastern Daylight Time, and any adjournment or postponement thereof, hereby ratifying all the said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as stated on the reverse side. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Important Notice: All meeting attendees will be asked to bring their admission ticket and present a valid, government-issued photo identification card (federal, state, or local), such as a driver’s license or passport, before entering the meeting and proof of stock ownership as of April 12, 2016. In addition, cameras, transmission and other recording devices, including the use of cell phones, will not be permitted at the meeting, and attendees will be subject to security inspections.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting, the Proxy Statement and Annual Report on Form 10-K of AMC Networks Inc.

(Continued and to be signed on the reverse side)